As filed with the U.S. Securities and Exchange Commission on October 23, 2025.

Registration No. 333-279374

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

AMENDMENT NO. 2
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

KINGTITAN TECHNOLOGY LIMITED
金特安科技有限公司
(Exact name of registrant as specified in its charter)

_________________________

Cayman Islands	3011	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Longhao Industrial Park, Tongzheng West Road,
Luchuan County, Yulin City, Guangxi Province,
The People’s Republic of China
+86 775 2299 666
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 703-919-7285

_________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED OCTOBER 23, 2025

3,750,000 Class A Ordinary Shares

KINGTITAN TECHNOLOGY LIMITED 金特安科技有限公司

This is an initial public offering of our Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”). The offering of our Class A Ordinary Shares is being conducted on a firm commitment basis by Cathay Securities, Inc. See “Underwriting.” Prior to this offering, there has been no public market for our Class A Ordinary Shares or Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”). We currently expect that the initial public offering price for our Class A Ordinary Shares will be in the range of $4.00 to $6.00 per share.

Our authorized share capital is $50,000 divided into 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, and we have 16,609,201 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one (1) vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty (30) votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Upon any transfer or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such number of Class A Ordinary Shares on a one-to-one basis.

Unless otherwise stated, as used in this prospectus, the terms “KTA Cayman,” “we,” “us,” “our Company,” and the “Company” refer to KINGTITAN TECHNOLOGY LIMITED 金特安科技有限公司, an exempted company with limited liability incorporated under the laws of Cayman Islands; “KTA BVI” refers to KINGTITAN (BVI) LIMITED, a company formed under the laws of the British Virgin Islands, which is wholly owned by KTA Cayman; “KTA HK” refers to KINGTITAN (HK) LIMITED, a Hong Kong corporation and wholly owned subsidiary of KTA BVI; “KTA WFOE” refers to Kingtitan Technology (Luchuan) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by KTA HK; the “Operating Entity” or “Yulin KTA” refers to Guangxi Yulin Kingtitan Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 88.24% owned by KTA WFOE; and the “PRC subsidiaries” refers to KTA WFOE and the Operating Entity, collectively.

We have reserved the symbol “KTA” for purposes of listing our Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have applied to list our Class A Ordinary Shares on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about factors you should consider before buying our Class A Ordinary Shares.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. We conduct a substantial majority of our operations through the Operating Entity established in the PRC. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our Class A Ordinary Shares do not directly own any equity interests in the Operating Entity, but will instead own shares of the Cayman Islands holding company. We directly hold equity interests in the PRC subsidiaries and do not utilize variable interest entity (“VIE”) contractual agreements among the entities that may adversely affect investors or the value of their investment. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ operations, the Chinese government may intervene, influence or control their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares.”

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review by the CAC. As confirmed by our PRC counsel, Beijing Qiancheng Law Firm (“Qiancheng”), neither the operations of our PRC subsidiaries, nor our listing are expected to be affected, and that we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, given that Yulin KTA is not a CIIO or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. As confirmed by our PRC counsel, Qiancheng, in accordance with the Trial Measures, we are required to file with the CSRC for this offering and we completed the filing procedure on March 21, 2024, which was effective for 12 months until March 2025. We resubmitted the filing to the CSRC on June 16, 2025, and currently our filing is under review. Except for the CSRC filing, as of the date of this prospectus, neither we nor our subsidiaries are required to obtain any additional permits or approvals from other Chinese government agencies regarding our business operations or the issuance of Class A Ordinary Shares to foreign investors in this offering, and neither we nor our subsidiaries have received any denials for our operations or any notice of refusal related to the issuance of Class A Ordinary Shares for this offering. However, government actions in the future, including any decision to intervene or influence the operations of the PRC subsidiaries at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.”

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Provisions on Strengthening Confidentiality and Archives Administration in Overseas Issuance and Listing of Securities (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require that, overseas listed PRC domestic enterprises, as well as those to be listed, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We believe that this offering does not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. As of the date of this prospectus, we have not received any formal warning, sanction, or objection from the CSRC with respect to this offering. However, there exists uncertainty with respect to the implementation of the Trial Measures and the Confidentiality and Archives Administration Provisions.

Any failure or perceived failure of us to fully comply with such new filing requirements under the Trial Measures may result in forced rectification, warnings and fines against us and could significantly hinder our ability to offer or continue to offer securities.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our previous auditor, TPS Thayer, LLC, is headquartered in Sugar Land, Texas, and has been inspected by the PCAOB on a regular basis, with the last inspection in September 2022. The PCAOB currently has access to inspect the working papers of TPS Thayer, LLC and such auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. Our new auditor, HTL International LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditors at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. As of the date of this prospectus, no cash transfers, transfers of other assets, dividends, or distributions have occurred among our Company, our subsidiaries, and the consolidated entities, or to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, KTA HK. KTA HK will rely on payments made from KTA WFOE, which will in turn rely on payments made from Yulin KTA as dividends. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital in, or providing loans to, PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.” Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. As of the date of this prospectus, we do not have any cash management policies or procedures that dictate how funds are transferred within our organization. See “Prospectus Summary — Asset Transfers Between Our Company and Our Subsidiaries,” “Prospectus Summary — Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our consolidated financial statements included elsewhere in this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 9 of this prospectus for more information.

Following the completion of this offering, Mr. Bing Wang, our CEO and Chairman of the Board of Directors, will beneficially own 84.93% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, as a group, assuming no exercise of the over-allotment option, or approximately 84.54%, assuming full exercise of the over-allotment option, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants (as defined below). As such, we will be deemed to be a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$5.00	$18,750,000	$21,562,500
Underwriters’ discounts(1)	$0.35	$1,312,500	$1,509,375
Proceeds to our company before expenses(2)	$4.65	$17,437,500	$20,053,125

____________

(1)      We have agreed to pay Cathay Securities, Inc. (the “Representative”), the representative on behalf of the underwriters, a fee equal to 7% of the gross proceeds of the offering. We have agreed to grant to the underwriters a 45-day option to purchase up to 15% of the aggregate number of Class A Ordinary Shares sold in the offering. See “Underwriting” starting on page 136 of this prospectus for more information regarding our arrangements with the underwriters.

(2)      In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to the Representative, exercisable at any time and from time to time, in whole or in part, during the five-year period commencing 180 days from the commencement of this offering, entitling the Representative to purchase 4% of the total number of Class A Ordinary Shares sold in this offering (including any Class A Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) at a per share price equal to 125% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the Class A Ordinary Shares issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in New York, New York on or about [•], 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [•], 2025

i

ABOUT THIS PROSPECTUS

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriters have taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “China” or the “PRC” are to the People’s Republic of China;

•        “Class A Ordinary Shares” are to Class A ordinary shares of the Company, par value $0.0001 per share;

•        “Class B Ordinary Shares” are to Class B ordinary shares of the Company, par value $0.0001 per share;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “KTA BVI” are to KINGTITAN (BVI) LIMITED, a company formed under the laws of the British Virgin Islands on December 14, 2022, which is wholly owned by KTA Cayman (as defined below);

•        “KTA Cayman,” “we,” “us,” “our Company,” or the “Company” are to KINGTITAN TECHNOLOGY LIMITED 金特安科技有限公司, an exempted company with limited liability incorporated under the laws of Cayman Islands on October 29, 2021, as to which 12.05% voting ownership interests are owned by KTA Global (as defined below) and 87.62% are owned by WB Universal (as defined below);

•        “KTA Global” are to KTA Global Limited, a British Virgin Islands holding company incorporated on January 10, 2023;

•        “KTA HK” are to KINGTITAN (HK) LIMITED, a Hong Kong corporation established on January 10, 2023, which is wholly owned by KTA BVI;

•        “KTA WFOE” are to Kingtitan Technology (Luchuan) Co., Ltd., a limited liability company organized under the laws of the PRC on April 18, 2023, which is wholly owned by KTA HK;

•        “Operating Entity” or “Yulin KTA” are to Guangxi Yulin Kingtitan Technology Co., Ltd., a limited liability company organized under the laws of the PRC on November 13, 2018, which is owned as to 88.24% by KTA WFOE and as to 11.76% by Yulin FIII (as defined below);

•        “ordinary shares” or “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares, collectively;

•        “PRC subsidiaries” are to Kingtitan Technology (Luchuan) Co., Ltd. and Guangxi Yulin Kingtitan Technology Co., Ltd.;

•        “WB Universal” are to WB UNIVERSAL LIMITED, a British Virgin Islands holding company incorporated on October 4, 2021; and

•        “Yulin FIII” are to Yulin Yukong Industry Investment Co., Ltd., which is a 100% government-owned limited liability company organized under the laws of the PRC on March 28, 2017.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by the Operating Entity using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. We conduct a substantial majority of our operations through the Operating Entity established in the PRC. The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our Class A Ordinary Shares do not directly own any equity interests in the Operating Entity, but will instead own shares of the Cayman Islands holding company. We directly hold equity interests in the PRC subsidiaries and do not utilize VIE contractual agreements among the entities that may adversely affect investors or the value of their investment. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that it could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ operations, the Chinese government may intervene, influence or control their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares.”

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, assuming the sales of all of the Class A Ordinary Shares we are offering at an assumed public offering price of $5.00 per share, assuming no exercise of the underwriters’ over-allotment option and excluding the Class A Ordinary Shares underlying the Representative’s Warrants. All percentages in the diagram reflect the voting ownership interests instead of the equity interests held by each of our shareholders, since each holder of Class B Ordinary Shares will be entitled to 30 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share. For more details on our corporate history, please refer to “Corporate History and Structure.”

KTA Global Limited
British Virgin Islands, 2023
WB UNIVERSAL LIMITED
British Virgin Islands, 2021
Minority Shareholder
Public Shareholders
Pre-IPO%/Post-IPO%
12.05%/11.68%
87.62%/84.93%
0.33%/0.32%
0%/3.07%
KINGTITAN TECHNOLOGY LIMITED
Cayman Islands, 2021
100%
KINGTITAN (BVI) LIMITED
British Virgin Islands, 2022
100%
KINGTITAN (HK) LIMITED
Hong Kong, 2023
100%
Kingtitan Technology (Luchuan) Co., Ltd.
PRC, 2023
Yulin Financial Investment Industry Investment Limited
PRC, 2017
88.24%
11.76%
Guangxi Yulin Kingtitan Technology Co., Ltd.
PRC, 2018

Business Overview

Our Company conducts business operations in China through the Operating Entity, Yulin KTA. Yulin KTA commenced its operation in 2018 and is principally engaged in developing, manufacturing and selling non-pneumatic tires. Our Company, through Yulin KTA, aims to become a leading provider of non-pneumatic tires and a technology pioneer ushering changes to the tire industry in China.

Yulin KTA’s current product portfolio mainly comprises three types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling tires, Yulin KTA also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles. Yulin KTA is able to provide standardized products with basic configurations and customized products with distinct variations to meet a wide range of customers’ specifications. For further descriptions of Yulin KTA’s non-pneumatic tires, see “Business — Our Strengths.” Although we believe non-pneumatic tires represent the development trend for the future, the development of non-pneumatic tires is subject to a high degree of uncertainty. For challenges faced by non-pneumatic tires, see “Risk Factors — Risks Relating to Our Business and Industry — The slowing or stopping of the development or acceptance of non-pneumatic tires may adversely affect Yulin KTA’s business.”

For the fiscal years ended March 31, 2025 and 2024, our revenue was $633,950 and $536,515, respectively. For the same fiscal years, our net loss was $1,568,820 and $2,223,793, respectively. As of March 31, 2025 and 2024, we had total indebtedness of $3,410,735 and $5,528,215, respectively.

Competitive Strengths

We believe that the following strengths contribute to Yulin KTA’s success and differentiate it from its competitors:

•        product features;

•        product innovation and development; and

•        experienced and professional management team.

Growth Strategies

We intend to grow Yulin KTA’s business using the following key strategies:

•        launching new products by continuing to invest in product innovation and development and exploring additional commercial applications for the products;

•        expanding the customer base by widening the distribution of tire loading machines for Yulin KTA’s tires;

•        expanding the distribution networks by establishing online sales channels and cooperating with offline distributors;

•        retaining and attracting talents by improving the compensation packages and offering standardized employee training programs to enhance the employees’ skills and experience on production, sales, customer service and management; and

•        investing in businesses engaged in the manufacturing of motor vehicles; although, as of the date of this prospectus, we have not identified, or engaged in any material discussions regarding, any potential target.

Corporate Information

Our principal executive offices are located at Longhao Industrial Park, Tongzheng West Road, Luchuan County, Yulin City, Guangxi Province, the People’s Republic of China, and our phone number is +86 775 2299 666. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. We maintain a corporate website at www.ktatires.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in the PRC” from page 15 to page 23 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

•        The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing”;

•        The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange”;

•        We may be influenced by changes in the political and economic policies of the PRC government. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be influenced by changes in the political and economic policies of the PRC government”;

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us. See “Risk Factors — Risks Relating to Doing Business in the PRC — Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us”;

•        Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ operations, the Chinese government may intervene, influence or control their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to Doing Business in the PRC — Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ operations, the Chinese government may intervene, influence or control their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares”;

•        Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or to exert more oversight and control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or to exert more oversight and control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless”;

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors — Risks Relating to Doing Business in the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China”;

•        Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Class A Ordinary Shares”;

•        PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding Yulin KTA’s business. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding Yulin KTA’s business”;

•        We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business”;

•        Conversion of RMB to and from other currency may be subject to governmental control in China. See “Risk Factors — Risks Relating to Doing Business in the PRC — Conversion of RMB to and from other currency may be subject to governmental control in China”;

•        We may be negatively affected by the potential obligations to make additional social insurance and housing fund contributions. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be negatively affected by the potential obligations to make additional social insurance and housing fund contributions”;

•        We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability”;

•        We face uncertainties in the PRC with respect to the indirect transfer of equity interests in our PRC subsidiaries. See “Risk Factors — Risks Relating to Doing Business in the PRC — We face uncertainties in the PRC with respect to the indirect transfer of equity interests in our PRC subsidiaries”; and

•        Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” from page 23 to page 32 of this prospectus)

Risks and uncertainties relating to our business include, but are not limited to, the following:

•        Yulin KTA is exposed to price fluctuations of principal raw materials and cost variations arising from energy consumption. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA is exposed to price fluctuations of principal raw materials and cost variations arising from energy consumption”;

•        The loss of multiple suppliers may adversely affect Yulin KTA’s business. See “Risk Factors — Risks Relating to Our Business and Industry — The loss of multiple suppliers may adversely affect Yulin KTA’s business”;

•        Yulin KTA’s operations depend on its ability to maintain continuous, uninterrupted production at its manufacturing facilities, which are subject to physical and other risks that could disrupt production. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA’s operations depend on its ability to maintain continuous, uninterrupted production at its manufacturing facilities, which are subject to physical and other risks that could disrupt production”;

•        Yulin KTA cooperates with third parties to manufacture certain products it sells. Any failure by or loss of multiple third-party manufacturers could result in delays and increased costs. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA cooperates with third parties to manufacture certain products it sells. Any failure by or loss of multiple third-party manufacturers could result in delays and increased costs”;

•        Yulin KTA’s business may face risks associated with logistics and distribution. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA’s business may face risks associated with logistics and distribution”;

•        Yulin KTA’s customer base is relatively concentrated. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA’s customer base is relatively concentrated”;

•        Yulin KTA faces substantial competition and its market share could decline. See “Risk Factors — Risks Relating to Our Business and Industry — Yulin KTA faces substantial competition and its market share could decline”;

•        Changes in industry trends may adversely affect Yulin KTA’s business, financial condition and operating results. See “Risk Factors — Risks Relating to Our Business and Industry — Changes in industry trends may adversely affect Yulin KTA’s business, financial condition and operating results”;

•        Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on Yulin KTA’s long-term success. See “Risk Factors — Risks Relating to Our Business and Industry — Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on Yulin KTA’s long-term success”; and

•        The slowing or stopping of the development or acceptance of non-pneumatic tires may adversely affect Yulin KTA’s business. See “Risk Factors — Risks Relating to Our Business and Industry — The slowing or stopping of the development or acceptance of non-pneumatic tires may adversely affect Yulin KTA’s business.”

Risks Relating to this Offering and the Trading Market (for a more detailed discussion, see “Risk Factors — Risks Relating to this Offering and the Trading Market” from page 32 to page 40 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. See “Risk Factors — Risks Relating to this Offering and the Trading Market — There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all”;

•        The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile. See “Risk Factors — Risks Relating to this Offering and the Trading Market — The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile”;

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased. See “Risk Factors — Risks Relating to this Offering and the Trading Market — You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased”;

•        If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected. See “Risk Factors — Risks Relating to this Offering and the Trading Market — If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected”;

•        We will incur substantial increased costs as a result of being a public company. See “Risk Factors — Risks Relating to this Offering and the Trading Market — We will incur substantial increased costs as a result of being a public company”;

•        Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline”;

•        We do not intend to pay dividends for the foreseeable future. See “Risk Factors — Risks Relating to this Offering and the Trading Market — We do not intend to pay dividends for the foreseeable future”;

•        If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline. See “Risk Factors — Risks Relating to this Offering and the Trading Market — If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline”;

•        The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price. See “Risk Factors — Risks Relating to this Offering and the Trading Market — The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price”; and

•        The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility. See “Risk Factors — Risks Relating to this Offering and the Trading Market — The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility.”

Permissions or Approval Required from the PRC Authorities for Operations and this Offering

Our PRC legal counsel, Qiancheng, has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, as confirmed by Qiancheng, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. The business license is the permission to engage in a business activity for a PRC company. If our PRC subsidiaries cannot maintain such business license, they will not be able to continue to operate their business activities in the PRC. As of the date of this prospectus, as confirmed by Qiancheng, our PRC subsidiaries are not required to obtain any permissions or approvals other than business licenses in connection with their business operations in the PRC. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations. If we inadvertently conclude that such additional permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, any such event could result in a material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless. As of the date of this prospectus, Qiancheng has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review by the CAC. As confirmed by our PRC counsel, Qiancheng, neither the operations of our PRC subsidiaries, nor our listing are expected to be affected, and that we are not subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, given that Yulin KTA is not a CIIO or online platform operator with personal information of more than one million users. See “Risk Factors — Risks Relating to Doing Business in the PRC — The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.”

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. As confirmed by our PRC counsel, Qiancheng, in accordance with the Trial Measures, we are required to file with the CSRC for this offering and we completed the filing procedure on March 21, 2024, which was effective for 12 months until March 2025. We resubmitted the filing to the CSRC on June 16, 2025, and currently our filing is under review. Except for the CSRC filing, as of the date of this prospectus, neither we nor our subsidiaries are required to obtain any additional permits or approvals from other Chinese government agencies regarding our business operations or the issuance of Class A Ordinary Shares to foreign investors in this offering, and neither we nor our subsidiaries have received any denials for our operations or any notice of refusal related to the issuance of Class A Ordinary Shares for this offering. If we inadvertently conclude that no other permissions or approvals are required to issue our Class A Ordinary Shares to foreign investors, if applicable laws, regulations, or interpretations change and we are required to obtain additional permissions or approvals in the future, or if the PRC authorities decide to intervene or influence the operations of the PRC subsidiaries or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, any such event may cause us to make material changes to the operations of the PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.”

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our previous auditor, TPS Thayer, LLC, is headquartered in Sugar Land, Texas, and has been inspected by the PCAOB on a regular basis, with the last inspection in September 2022. The PCAOB currently has access to inspect the working papers of TPS Thayer, LLC and such auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. Our new auditor, HTL International LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditors at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. See “Risk Factors — Risks Relating to Doing Business in the PRC — Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, no cash transfer or transfer of other assets has occurred between our Company and our subsidiaries. We currently do not have other cash management policies or procedures that dictate how funds are transferred within our organization.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. As of the date of this prospectus, no cash transfers, transfers of other assets, dividends, or distributions have occurred among our Company, our subsidiaries, and the consolidated entities, or to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, KTA HK. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital in, or providing loans to, our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividends distribution to investors. Further, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash or assets. There is no assurance the PRC government will not intervene in or impose restrictions on the ability of our Company or our subsidiaries to transfer cash or assets. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.”

Current PRC regulations permit KTA WFOE to pay dividends to KTA HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if KTA WFOE and its subsidiary, Yulin KTA, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive all of the revenue from its operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. KTA HK may be considered a non-resident enterprise for tax purposes, so that any dividends KTA WFOE pays to KTA HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation.”

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by KTA WFOE to their immediate holding company, KTA HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. KTA HK intends to apply for the tax resident certificate if and when KTA WFOE plans to declare and pay dividends to KTA HK. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are an ‘emerging growth company,’ we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.”

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

See “Risk Factors — Risks Relating to this Offering and the Trading Market — If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer” and “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are a foreign private issuer and may take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.”

Controlled Company

Upon completion of this offering, Mr. Bing Wang, our CEO and Chairman of the Board of Directors, will beneficially own approximately 84.93% of the aggregate voting power of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, as a group, assuming no exercise of the over-allotment option, or 84.54%, assuming full exercise of the over-allotment option, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed to be a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

THE OFFERING

Class A Ordinary Shares offered by us	3,750,000 Class A Ordinary Shares
Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $6.00 per Class A Ordinary Share.
Class A Ordinary Shares outstanding prior to completion of this offering	16,609,201 Class A Ordinary Shares
Class A Ordinary Shares outstanding immediately after this offering

20,359,201 Class A Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option and excluding 150,000 Class A Ordinary Shares underlying the Representative’s Warrants 20,921,701 Class A Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option and excluding 150,000 Class A Ordinary Shares underlying the Representative’s Warrants

Listing

We have applied to have our Class A Ordinary Shares listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Ticker symbol	“KTA”
Transfer Agent	Transhare Corporation
Over-allotment Option	We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 562,500 additional Class A Ordinary Shares.
Use of proceeds

We intend to use the proceeds from this offering as follows: approximately 40% of the net proceeds will be used for new product development; approximately 20% of the net proceeds will be used for the distribution of tire loading machines; approximately 10% of the net proceeds will be used for acquisition and alliances; and approximately 30% of the net proceeds will be used for working capital. See “Use of Proceeds” on page 43 for more information.

Lock-up

We have agreed that, without the prior written consent of the Representative, we will not, during the engagement period of the Representative and additionally for a period of [•] days after the date of the prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares or Class B Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Class A Ordinary Shares or Class B Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or Class B Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or Class B Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital shares, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of our Company or such other securities, in cash or otherwise. Furthermore, all of our directors and officers and our principal shareholders (5% or more shareholders) have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or Class B Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares or Class B Ordinary Shares for a period of [•] days after the date of this prospectus. See “Underwriting — Lock-up Agreements” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 15 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

Voting rights

Holders of Class A Ordinary Shares are entitled to one (1) vote per Class A Ordinary Share.

Holders of Class B Ordinary Shares are entitled to thirty (30) votes per Class B Ordinary Share.

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will generally vote together as a single class, unless otherwise required by law. Mr. Bing Wang, our CEO and Chairman of the Board of Directors, who after our initial public offering will control approximately 84.93% of the voting power of our outstanding ordinary shares assuming no exercise of the over-allotment option by the underwriters, or 84.54% of the voting power of our outstanding ordinary shares assuming full exercise of the over-allotment option by the underwriters, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants, will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors. See “Description of Share Capital.”

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants to purchase Class A Ordinary Shares equal to 4% of the total number of Class A Ordinary Shares sold in this offering, including the number of Class A Ordinary Shares issued upon the exercise of the underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be exercisable for a period of five (5) years from the commencement of this offering at a per share exercise price of 125% of the public offering price of the Class A Ordinary Shares, based on an assumed offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus. See “Underwriting — Representative’s Warrants” for a description of these warrants.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our Operating Entity’s business, and our financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect us. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to Doing Business in the PRC

The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On February 17, 2023, the CSRC released the Trial Measures, and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to list overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Where a domestic company seeks to conduct indirect overseas offerings and listings, the issuer shall designate a major domestic operating entity. This entity shall act as the domestic responsible entity and be responsible for filing with the CSRC. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge, and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the relevant PRC laws and regulations as of the date of this prospectus, our offering will be deemed to be an indirect overseas listing by a domestic company by the CSRC. We shall fulfill the filing procedure with the CSRC in accordance with the Trial Measures. We completed the filing procedure on March 21, 2024, which was effective for 12 months until March 2025. We resubmitted the filing to the CSRC on June 16, 2025, and currently our filing is under review.

However, application and enforcement of Trial Measures remain unclear. It is uncertain whether we can resubmit the CSRC filing documents and complete the CSRC filing procedure in a timely manner, or at all. In addition, if the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Failure to complete the required filing may result in an investigation by the relevant authorities, as well as fines or penalties, and could lead to an order prohibiting us from conducting an offering. These risks have the potential to cause a material adverse change in our operations and the value of our Class A Ordinary Shares. Moreover, they could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly comply with the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers, such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities’ work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Administration Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Administration Provisions were promulgated recently, substantial uncertainties exist with respect to the interpretation and implementation of such provisions and how they will affect us.

If it is determined that we are subject to the approval of the CSRC for this offering, we may fail to obtain such approval, filing or meet such requirements in a timely manner or at all, or approval could be rescinded. Any failure to obtain or delay in obtaining such approval, filing or completing such procedures for this offering, or a rescission of any such approval or filing obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering or future capital raising activities into China, or take other actions that could materially and adversely affect Yulin KTA’s business, our financial condition, results of operations and prospects, as well as this offering and the listing of our Class A Ordinary Shares.

The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt this offering or future capital raising activities before settlement and delivery of our Class A Ordinary Shares we are offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering or future capital raising activities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Such procedures for obtaining the waiver remain unclear. Any uncertainties or negative publicity regarding such approval, filing or other requirements could materially and adversely affect our prospects, financial condition, reputation, and this offering and the listing of our Class A Ordinary Shares.

The impact of the CAC’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that intend to purchase internet products and services which have or may have an adverse effect on national security must apply for cybersecurity review, and online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security.

As of the date of this prospectus, we have not received any notice from any PRC regulatory authority identifying our PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review pursuant to the Cybersecurity Review Measures. According to the Cybersecurity Review Measures, we do not expect to become subject to cybersecurity review by the CAC for this offering, given that: (i) the data handled in the business operations of Yulin KTA, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate to process in the foreseeable future, personal information of more than one million users or persons. Based on the above and the information currently available, we believe the impact of the CAC’s increasing oversight over data security on us is immaterial as of the date of this prospectus.

However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition to the Cybersecurity Review Measures. While we intend to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, we cannot guarantee that our operations will not be adversely affected by the potential impact of the Cybersecurity Review Measures or other laws and regulations related to privacy, data protection and information security.

We may be influenced by changes in the political and economic policies of the PRC government.

A substantial portion of our assets and operations are currently located in mainland China. Accordingly, we may be influenced to a significant degree by political and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to companies in particular industries or regions. While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our results of operations, lead to a reduction in demand for our future products and adversely affect our competitive position.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, prior court decisions may be cited for reference but do not have binding authority.

It is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Yulin KTA is subject to various PRC laws and regulations generally applicable to companies in China. These laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect Yulin KTA’s business and impede its ability to continue its operations.

Given the Chinese government’s significant oversight and discretion over the conduct of our PRC subsidiaries’ operations, the Chinese government may intervene, influence or control their operations at any time, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares.

The Chinese government has significant oversight and discretion over the conduct of our PRC subsidiaries’ business and may intervene or influence their operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in our PRC subsidiaries’ operations and/or the value of our Class A Ordinary Shares.

The Chinese government has recently published new policies that significantly affected certain industries such as the Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect Yulin KTA’s business, and our financial condition and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas, such as environmental protection or corporate social responsibilities, our PRC subsidiaries may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, our PRC subsidiaries cannot predict the effects of future developments in the PRC legal system on their business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiaries or to exert more oversight and control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our PRC subsidiaries to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts for our PRC subsidiaries to ensure their compliance with such regulations or interpretations. As such, our PRC subsidiaries may be subject to various government and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. Although we believe our Company and our PRC subsidiaries are currently not required to obtain permission from any Chinese authorities, other than that which is required of the CSRC pursuant to the Trial Measures, and have not received any notice of denial of permission to list on U.S. exchanges as of the date of this prospectus, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given. See “Risk Factors — Risks Relating to Doing Business in the PRC — The filing with the CSRC is required in connection with this offering, and we cannot predict whether we will be able to complete such filing.”

The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The Chinese government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiaries at any time or to exert more oversight and control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiaries, may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

As a company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, the majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our Class A Ordinary Shares.

We believe that recent negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted the stock prices of these companies. Certain politicians in the United States have publicly warned investors to shun China-based companies listed in the United States. The SEC and the PCAOB, also issued a joint statement on April 21, 2020, reiterating the disclosure, financial reporting and other risks involved in the investments in companies that are based in emerging markets as well as the limited remedies available to investors who might take legal action against such companies.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our Class A Ordinary Shares to fall, divert management resources and energy, and cause us to incur expenses in defending ourselves against rumors.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding Yulin KTA’s business.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries by means of loans or capital contributions. Any loans to our Operating Entity, Yulin KTA, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiary, and shall be registered with the State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, at this stage, any capital increase contributions we make to Yulin KTA, shall be registered with the SAMR or its local counterparts, and reported to the Ministry of Commerce or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into RMB and use of the proceeds. Furthermore, SAFE promulgated a series of rules and regulations, including Notice on Reforming the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, the Circular on Reforming and Regulating Policies on the Management of Foreign Exchange Settlement of Capital Accounts, and the Circular to Further Facilitating Cross-border Trade and Investment, to further regulate all the foreign-invested companies to use RMB converted from foreign currency-denominated capital for equity investments in China.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we may not be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect their liquidity and our ability to fund and expand Yulin KTA’s business.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, KTA HK. KTA HK will rely on payments made from KTA WFOE, which will in turn rely on payments made from Yulin KTA.

Current PRC regulations permit KTA WFOE, to pay dividends to KTA HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, KTA WFOE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

In addition, the PRC Enterprise Income Tax Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by KTA WFOE to its immediate holding company, KTA HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. KTA HK intends to apply for the tax resident certificate if and when KTA WFOE plans to declare and pay dividends to KTA HK.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the business, pay dividends, or otherwise fund and conduct the business.

Conversion of RMB to and from other currency may be subject to governmental control in China.

Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Class A Ordinary Shares.

We may be negatively affected by the potential obligations to make additional social insurance and housing fund contributions.

Our PRC subsidiaries are required by PRC labor laws and regulations to make registrations for social insurance and housing funds, and to pay various statutory employee benefits, including pension insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, and housing provident funds, to designated government agencies for the benefit of their employees. The relevant government agencies may examine whether our PRC subsidiaries are in compliance with the relevant labor laws and regulations. Failure to make full payment of the requisite statutory employee benefits and any potential non-compliance may subject them to late payment fees, fines, and/or other penalties.

As of the date of this prospectus, Yulin KTA has not made full contributions to social security insurance plans and housing provident fund for Yulin KTA’s employees in compliance with the relevant PRC regulations. As a result, Yulin KTA may be required to make up the contributions for these plans as well as to pay late fees and fines. As of the date of this prospectus, the aggregate amount of underpayment of employee social insurance and housing provident funds was RMB1,630,588 (approximately $224,702), with an estimated maximum penalty of approximately RMB738,822 (approximately $101,813).

As the interpretation and implementation of these regulations are evolving, employment practices of our PRC subsidiaries may not be at all times deemed in compliance with the regulations. As a result, these entities could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

Under the PRC Enterprise Income Tax Law, enterprises established outside of China whose “de facto management bodies” are located in China are considered to be “resident enterprises” and will generally be subject to a uniform 25% corporate income tax on their global income (excluding dividends received from “resident enterprises”). In addition, a circular issued by State Administration of Taxation, or the SAT, on April 22, 2009 and amended on January 29, 2014, sets out certain standards for determining whether the “de facto management body” of an offshore enterprise funded by Chinese enterprises as controlling shareholders is located in China. Although this circular applies only to offshore enterprises funded by Chinese enterprises as controlling shareholders, rather than those funded by Chinese or foreign individuals or foreign enterprises as controlling shareholders, the determining criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of how they are funded. Substantial uncertainties remain as to whether our Company or any of our other non-PRC subsidiaries will be deemed a PRC resident enterprise for the Enterprise Income Tax purposes. If we or any of our subsidiaries registered outside the PRC are to be deemed a “resident enterprise” under the PRC Enterprise Income Tax Law, our income tax expenses may increase significantly, and our profitability could decrease materially.

We face uncertainties in the PRC with respect to the indirect transfer of equity interests in our PRC subsidiaries.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, our shareholders who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our Class A Ordinary Shares. However, under SAT Circular 7 and SAT Circular 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. However, sales of our Class A Ordinary Shares by investors through a public stock exchange where Class A Ordinary Shares are acquired on a public stock exchange are currently exempt from these indirect transfer rules under SAT Circular 7 and SAT Circular 37.

The indirect transfer of equity interest in PRC enterprises by a non-resident enterprise, is potentially subject to income tax in China at a rate of 10% on the gain if such transfer is considered not to have a commercial purpose and is carried out for tax avoidance. We also face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transaction. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in investors’ tax filing in China. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these publications, or to establish that our Company should not be taxed under these publications, which may have a material adverse effect on our financial condition and results of operations.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. For example, on December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our Class A Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our previous auditor, TPS Thayer, LLC, is headquartered in Sugar Land, Texas, and has been inspected by the PCAOB on a regular basis, with the last inspection in September 2022. The PCAOB currently has access to inspect the working papers of TPS Thayer, LLC and such auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. Our new auditor, HTL International LLC, is headquartered in Houston, Texas, and is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and the majority of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within two years, as amended, will prohibit trading in our securities, and, as a result, an exchange may determine to delist our securities and trading in our securities could be prohibited.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The recent developments would add uncertainties to our offering and may result in prohibitions on the trading of our Class A Ordinary Shares on Nasdaq, if our auditors fail to meet the PCAOB inspection requirement in time.

Risks Relating to Our Business and Industry

We had a working capital deficit for the years ended March 31, 2025, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on being able to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability.

For the year ended March 31, 2025, we had a working capital deficit of $2,826,986 and had an accumulated deficit of $42,320,351. The Company incurred net losses of $1,568,820 and $2,223,793 for the years ended March 31, 2025 and 2024, respectively. Given the preceding conditions, our new auditor, HTL International LLC, has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate positive operating cash flows. To support our working capital needs, we will rely on our current cash, available banking facilities, and anticipated cash receipts from sales of products. There is no assurance that we will be successful in generating positive operating cash flows and raising additional capital significant enough to result in operating profitability in the future.

If we are unable to generate and raise sufficient positive operating cash flows and additional capital to result in operating profitability in the future, there may remain substantial doubt about our ability to continue as a going concern, and investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms or at all, and we may have to discontinue operations and liquidate our assets and may be compelled to receive less than the value at which those assets are carried on our audited financial statements, which would cause our shareholders to lose a part or all of their investment.

Yulin KTA is exposed to price fluctuations of principal raw materials and cost variations arising from energy consumption.

Our Company conducts its business operations in China through Yulin KTA. Yulin KTA uses various raw materials, most significantly hardware, polyurethane, and packaging components in manufacturing its products. Yulin KTA is exposed to price fluctuations of principal raw materials. In addition, Yulin KTA’s business is susceptible to increases in other costs such as energy prices to run its manufacturing and warehousing facilities as a result of factors beyond control, including pandemics and general economic conditions. Although Yulin KTA attempts to pass on certain material price and other cost increases to its customers, there is no assurance that Yulin KTA will be able to do so in the future. Any increase in the price of principal raw materials that is not passed on to customers could result in declining margins and have a material adverse effect on Yulin KTA’s financial condition and results of operations. In addition, lower raw material costs may put downward pressure on the price of products, which could ultimately reduce margins and adversely affect Yulin KTA’s results of operations. If Yulin KTA is unable to obtain adequate sources of raw materials or energy at reasonable costs, its operations could be interrupted.

The loss of multiple suppliers may adversely affect Yulin KTA’s business.

Yulin KTA sources raw materials from various suppliers. If Yulin KTA’s suppliers are unable to provide raw materials in a timely manner, or are unable to meet Yulin KTA’s quality, quantity or cost requirements, Yulin KTA may not in all cases be able to promptly obtain substitute sources. Any extended delay in receiving critical materials could impair Yulin KTA’s ability to deliver products to its customers. The loss of multiple suppliers, the inability to establish relationships with replacement suppliers, or the inability of Yulin KTA’s suppliers to meet price, quality, quantity, and delivery requirements could have a significant adverse impact on Yulin KTA’s results of operations.

Yulin KTA is dependent on a limited number of suppliers for the provision of a majority of its raw materials.

Yulin KTA depends on a limited number of suppliers for the provision of a majority of its raw materials. For the fiscal years ended March 31, 2025, three suppliers accounted for 32%, 28% and 24% of the Company’s total purchase costs, respectively. For the fiscal year ended March 31, 2024, two suppliers accounted for 26% and 19% of the total purchase costs, respectively. See “Business — Business Operations.” If, for some reasons, Yulin KTA were to experience any material disruptions to its sourcing from any of its key suppliers or discontinue its collaboration with any of its key suppliers, Yulin KTA may not be able to switch to an alternative supplier within a short period of time or at all. Even if Yulin KTA is able to switch to an alternative supplier, Yulin KTA may not be able to do so on the same or similar terms. As a result, Yulin KTA’s business and results of operations could be materially and adversely affected.

Yulin KTA’s operations depend on its ability to maintain continuous, uninterrupted production at its manufacturing facilities, which are subject to physical and other risks that could disrupt production.

Yulin KTA is subject to inherent risks from its manufacturing activities, including but not limited to product quality, safety, licensing requirements and other regulatory issues, environmental events, and industrial accidents. A catastrophic loss of the use of all or a portion of Yulin KTA’s facilities due to accident, fire, explosion, natural disaster or any other reason, whether short or long-term, could have a material adverse effect on Yulin KTA’s business, financial condition and results of operations.

Unexpected failures of Yulin KTA’s equipment, machinery and manufacturing processes may also result in production delays, revenue loss and significant repair costs, as well as injuries to the employees. Any interruption in production capability may require Yulin KTA to make large capital expenditures to remedy the situation, which could have a negative impact on Yulin KTA’s profitability and cash flows. A temporary or long-term business disruption could result in a permanent loss of customers. If this were to occur, Yulin KTA’s future sales levels and profitability could be materially adversely affected.

Yulin KTA cooperates with third parties to manufacture certain products it sells. Any failure by or loss of multiple third-party manufacturers could result in delays and increased costs.

Besides in-house manufacturing, Yulin KTA also cooperates with third-party manufacturers to produce certain products it sells. However, there is no assurance that the third-party manufacturers will be able to meet Yulin KTA’s manufacturing requirements. There is also no assurance that Yulin KTA will be able to renew its existing agreements or be able to negotiate new agreements with the third-party manufacturers at reasonable rates or on a timely basis. Other risks include reliance on third-party manufacturers for regulatory compliance, quality assurance, limited ability to manage inventory, and possible breach of the manufacturing agreements or misappropriation of Yulin KTA’s intellectual property by third-party manufacturers. If any of these events were to occur, Yulin KTA’s business and results of operations could be materially and adversely affected.

Yulin KTA faces the risks associated with relying on certain key manufacturers.

Yulin KTA relies on certain key manufacturers. See “Business — Business Operations.” For the fiscal years ended March 31, 2025, three of Yulin KTA’s manufacturers independently accounted for more than 10% of the finished products by value. For the fiscal years ended March 31, 2024, one of Yulin KTA’s manufacturers independently accounted for more than 10% of the finished products by value, respectively. If any of Yulin KTA’s major third-party manufacturer suffers damage to facilities, loses benefits under material agreements, experiences power outages, encounters financial difficulties, is unable to secure necessary raw materials or suffers any other reduction in efficiency, Yulin KTA may experience significant business disruption. In the event of any such disruption, or if Yulin KTA were to discontinue its relationship with any major manufacturer for any reason, Yulin KTA will need to seek and source other qualified third-party manufacturers, which is likely to result in further delays and increased costs.

Yulin KTA’s business may face risks associated with logistics and distribution.

After production, Yulin KTA is responsible for delivering the products from its warehouse to its customers’ storage facilities. If operations at Yulin KTA’s warehouse or the customers’ storage facilities are adversely affected by factors beyond control, such as fire, natural disasters, disease outbreaks, pandemics, armed conflict, strikes and stoppages, power shortages, failures in the systems, forest fires and deforestation, and in the event that no other warehouse or storage facility is able to meet the demand of the region affected, the distribution of products to the regions supplied by the warehouse or storage facility will be impaired. Any significant interruptions, failures or changes in the logistics infrastructure that Yulin KTA uses to deliver products could prevent the timely or successful delivery of the products to the customers. If Yulin KTA is not able to expand or adjust the existing distribution networks in order to meet the supply needs, Yulin KTA’s business will be adversely affected.

Yulin KTA’s customer base is relatively concentrated.

Yulin KTA’s customer base is relatively concentrated. See “Business — Business Operations.” Three customers accounted for 30%, 13% and 11% of the Company’s total revenues for the fiscal year ended March 31, 2025, respectively. For the fiscal year ended March 31, 2024, one customer accounted for approximately 11% of the Company’s revenues. Yulin KTA’s business could be adversely affected if one of its larger customers reduces, or otherwise eliminates in full, its purchases from Yulin KTA due to work stoppages or slowdowns, financial difficulties, or other reasons. There can be no assurance that Yulin KTA will be able to maintain its long-term relationships with its major customers, which could have an adverse effect on Yulin KTA’s results of operations.

Yulin KTA faces substantial competition and its market share could decline.

Yulin KTA competes against many large and small tire manufacturers, including pneumatic and non-pneumatic tire manufacturers in China, some of which are larger and have greater financial and marketing resources than Yulin KTA. Yulin KTA’s ability to compete successfully will depend, in part, on its ability to continue to innovate and manufacture the types of products demanded by customers, and to reduce costs by such means as reducing excess and high-cost capacity, improving productivity and eliminating redundancies. If Yulin KTA is unable to compete successfully, its market share may decline, materially adversely affecting its results of operations and financial condition.

There can be no assurance that Yulin KTA’s business will not be adversely affected by increased competition in Yulin KTA’s market, or that competitors will not develop products that are more effective or less expensive than Yulin KTA’s products or which could render certain products less competitive. There can be no assurance that in the future Yulin KTA’s competitors will not reduce prices or that any such reductions would not have a material adverse effect on Yulin KTA’s business.

Changes in industry trends may adversely affect Yulin KTA’s business, financial condition and operating results.

Yulin KTA operates in an industry that is subject to rapid and unpredictable changes. The tire industry may experience significant changes due to the introduction of new technologies, business models or methods of travel. As the tire industry evolves, Yulin KTA may need to provide a wider range of products to remain competitive, including products that Yulin KTA does not currently have the capability to manufacture. The demand for Yulin KTA’s products may also decline if automotive production declines and/or total vehicle miles traveled declines, including as a result of increasing fuel costs. If Yulin KTA does not accurately predict, prepare for and respond to market developments, technological innovations and changing customers and customer needs and preferences, Yulin KTA’s results of operations and financial condition could be materially adversely affected.

Significant challenges or delays in the innovation and development of new products, technologies and indications could have an adverse impact on Yulin KTA’s long-term success.

Yulin KTA’s continued success depends in part on its ability to innovate and develop new products that address the evolving needs of customers. Development of successful products and technologies is also necessary to offset revenue losses when Yulin KTA’s existing products lose market share due to factors such as competition. The innovation and development depend on many factors including the ability to: discern future needs; develop promising new strategies and technologies; secure effective intellectual property protection; obtain any required regulatory approvals on a timely basis; and, if and when they reach the market, successfully differentiate Yulin KTA’s products from competing products. New products or enhancements to existing products may not be accepted quickly or significantly in the marketplace due to product and price competition, and changes in customer preferences or purchasing patterns. Yulin KTA cannot be certain when or whether it will be able to develop products and technologies, or whether particular products will be commercially successful, which could have an adverse impact on Yulin KTA’s long-term success.

The slowing or stopping of the development or acceptance of non-pneumatic tires may adversely affect Yulin KTA’s business.

Yulin KTA generates revenue primarily through selling non-pneumatic tires. In comparison to pneumatic tires, non-pneumatic tires are a new type of product that offers a new feature; namely, the elimination of the need for air inflation. For further descriptions on Yulin KTA’s non-pneumatic tires, see “Business — Our Strengths.” Although we believe non-pneumatic tires represent the development trend for the future, the development of non-pneumatic tires is subject to a high degree of uncertainty. For example, pneumatic tires, with their longer development history and broader range of applications than non-pneumatic tires, may not be easily substituted by non-pneumatic tires, because the end users might be resistant to altering their habits and adopting non-pneumatic tires as replacements for pneumatic tires. The installation process for non-pneumatic tires is distinct and may encounter reluctance from the market. Non-pneumatic tires may not find widespread use in commercial applications. Additionally, the utilization of non-pneumatic tires may face opposition by certain participants in the market, who may criticize non-pneumatic tires for being more expensive or demonstrating poor performance, whether or not such criticism is legitimate. If the development of non-pneumatic tires does not achieve the desired market popularity or acceptance, it may have a material adverse impact on Yulin KTA’s business and prospects.

Yulin KTA’s success depends in part on the quality of its products.

Yulin KTA’s success depends in part on the quality of its products. As of the date of this prospectus, Yulin KTA has not been subject to any significant product quality incidents, nor has it been sanctioned by any relevant government authorities for product quality issues, nor has it received any complaints from any end users about product quality issues. Yulin KTA has put measures in place to control the quality of products. See “Business — Our Products — Product Quality.” In the event of a significant product recall, product-related litigation, product misuse, negative perceptions of products, lack of recyclability or other environmental impacts, allegations of product tampering, the distribution and sale of counterfeit products and other similar events, or adverse publicity about these types of concerns relating to Yulin

KTA’s brand or to the industry as a whole, whether or not legitimate, it may discourage customers from purchasing Yulin KTA’s products. If customers lose confidence in Yulin KTA’s products, Yulin KTA could experience long-term declines in sales.

If Yulin KTA is unable to conduct marketing activities in a cost-effective manner, its results of operations and financial condition may be materially and adversely affected.

Yulin KTA utilizes a broad mix of marketing programs, including online advertising and other types of advertising activities such as trade shows. There is no assurance that these marketing programs will always be well received or result in the anticipated levels of sales, that these programs will always be implemented in a cost-effective manner, that these programs will always keep pace with industry developments and consumer preferences, or that Yulin KTA will be able to recruit or retain experienced marketing employees. Failure to implement the existing marketing programs in a cost-effective manner or to introduce new branding approaches to adapt to the evolving trends could reduce Yulin KTA’s market share and cause its revenue to decline.

Increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect the business, financial condition or results of operations.

Yulin KTA devotes significant resources to retaining and attracting suitable employees. Its ability to manage and control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, health and other insurance costs, as well as the impact of legislation or regulations governing wage and employee benefits. Any changes in these external factors could significantly increase labor costs, which would reduce Yulin KTA’s net income and cash flows.

Yulin KTA aims to motivate and retain qualified employees. If the employees are unsatisfied with what Yulin KTA offers, such as remuneration packages or working environment, Yulin KTA may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. In such event, Yulin KTA may need to expend additional resources to retain or replace suitable employees.

From time to time, Yulin KTA may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefit issues. Such actions, if brought against Yulin KTA and successful, in whole or in part, may materially and adversely affect Yulin KTA’s business.

If Yulin KTA loses key personnel, its business may be adversely affected.

Yulin KTA depends on the continued contributions of key employees, including members of senior management team. Failure to attract, motivate and retain key employees, changes in the senior management teams, or failure to develop and implement a viable succession plan, could adversely affect Yulin KTA’s business and future success. In addition, if any member of senior management team or any other key employee joins a competitor or forms a competing company, Yulin KTA may experience difficulty in managing its business effectively. Any such disruption or difficulty in filling key management roles could adversely affect Yulin KTA’s business.

Yulin KTA leases facilities from third parties, and there is no assurance that Yulin KTA will be able to renew the leases or find suitable alternative premises upon the expiration of the relevant lease terms.

Yulin KTA constructs the manufacturing and warehousing facilities and provides lodging to its employees on leased properties. Although Yulin KTA has maintained good relationships with the third-party landowners, there is no assurance that Yulin KTA will be able to renew such leases on commercially reasonable terms, or at all. In the event that Yulin KTA is unable to renew the current leases, it will be forced to relocate and may not be able to find suitable alternative premises. Even if Yulin KTA is able to find desirable alternative locations, it may incur extraordinary relocation costs, hefty rental payments and significant managerial expenses. If any of these events occurs, Yulin KTA’s business may be materially and adversely affected.

Yulin KTA may not be able to protect its intellectual property rights.

Yulin KTA’s success depends in part on its ability to defend its intellectual property rights. See “Business — Intellectual Property.” Yulin KTA considers the invention patents of such importance that the loss or expiration thereof would materially affect its business. The improper or unauthorized use of Yulin KTA’s intellectual property rights may decrease the brand value and cause a decline in sales. Yulin KTA could, even if by omission, fail to renew an intellectual property right in a timely manner, or third parties may challenge, and succeed in obtaining the invalidation of, any existing or future intellectual property issued to, or licensed to Yulin KTA. Monitoring the unauthorized use of intellectual property requires significant effort. There is no assurance that the steps that have been, or will be, taken to protect intellectual property rights will be sufficient or that third parties will not infringe upon or misappropriate proprietary rights. If Yulin KTA is unable to protect its proprietary rights against infringement or misappropriation, it could adversely affect Yulin KTA’s business.

Litigation may also be necessary to defend against claims of infringement or invalidity by others as Yulin KTA actively pursues product innovation and enhances the value of its intellectual property portfolio. An adverse outcome in litigation or any similar proceedings could adversely affect Yulin KTA’s business, financial condition and results of operation. In addition, the diversion of management’s attention and resources while addressing any intellectual property litigation claim, regardless of whether the claim is valid, could be significant and could materially affect Yulin KTA’s business, financial condition and results of operation.

Interruptions or failures that impair access to information technology systems could adversely affect the business of Yulin KTA.

Yulin KTA relies on information technology systems, some of which are managed by third parties, to process, transmit, and store information in relation to its operations. These information technology systems may be vulnerable to interruption due to a variety of events beyond control, including but not limited to, natural disasters, telecommunications failures, computer viruses, hacking and other security issues. Any material interruptions or failures in these information technology systems could cause disruptions in business operations and may require a significant investment to update, remediate or replace with alternate systems. The costs and potential problems associated with supporting, maintaining, remediating and upgrading the existing information technology systems, or with implementing new systems, may severely disrupt Yulin KTA’s business operations.

Adverse litigation judgments or settlements resulting from legal proceedings could reduce the profits or negatively affect Yulin KTA’s business operations.

As of the date of this prospectus, Yulin KTA is not a party to any material lawsuits and we are not aware of any threats of lawsuits against Yulin KTA that are anticipated to have a major impact on Yulin KTA’s business. Yulin KTA may, in the future, be subject to allegations, claims and legal actions arising in the ordinary course of its business, which may include claims by shareholders and claims by third parties, including manufacturers, distributors, business partners, or regulators. If any of these proceedings is determined adversely against Yulin KTA, or results in judgments, fines or settlements involving a payment of a material sum of money, it could materially and adversely affect Yulin KTA’s business, financial condition, and results of operations. In addition, the associated negative publicity could adversely affect Yulin KTA’s reputation and brand. Even the successful defense of these proceedings may cause Yulin KTA to incur substantial legal costs and may divert management’s attention and resources.

Yulin KTA may be subject to product liability and warranty claims.

As of the date of this prospectus, Yulin KTA warrants its products to be free of certain defects for a certain period of time and, accordingly, may be subject, in the ordinary course of business, to product liability or product warranty claims. Losses may result or be alleged to result from defects in Yulin KTA’s products, which could subject Yulin KTA to claims for damages, including consequential damages. There can be no assurance that Yulin KTA’s insurance coverage will be adequate for liabilities actually incurred or that adequate insurance will be available on terms acceptable to Yulin KTA. Any claims relating to defective products that result in liability exceeding the insurance coverage could have a material adverse effect on Yulin KTA’s financial condition and results of operations. Further, claims of defects could result in negative publicity against Yulin KTA, which could adversely affect Yulin KTA’s business and reputation.

Yulin KTA is subject to a variety of environmental laws that could be costly for it to comply with, and it could incur liability if it fails to comply with such laws or if it is responsible for releases of contaminants to the environment, which could adversely affect our Company.

Yulin KTA’s manufacturing process leads to the production of certain solid waste. Chinese laws impose various environmental controls on the management, handling, generation, manufacturing, transportation, storage, use and disposal of wastewater, solid waste and other materials used or generated in the manufacturing of products. Yulin KTA endeavors to adhere to environmental protection and governance requirements. As of the date of this prospectus, Yulin KTA has not received any formal inquiry, notice, warning, sanction, or objection from the relevant government authorities with respect to environmental protection issues.

Environmental laws could require Yulin KTA to acquire costly equipment or to incur other significant expenses in connection with its manufacturing processes. Changes in environmental laws may result in costly compliance requirements or otherwise subject Yulin KTA to future liabilities. We cannot predict with any certainty the future capital expenditure requirements because of continually changing compliance standards and environmental technology. Material future expenditures may be necessary if compliance standards change, if material unknown conditions that require remediation are discovered, or if required remediation of known conditions becomes more extensive than expected. If Yulin KTA fails to comply with any present or future environmental laws, it could be subject to fines, corrective actions, other liabilities, or the suspension of production, which could materially and adversely affect our financial condition and results of operations.

Environmental regulations specific to raw materials used by Yulin KTA could adversely affect Yulin KTA’s ability to conduct its business.

The Chinese government could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, raw materials used by Yulin KTA, such as polyurethane. Legislation that would prohibit, tax or restrict the sale or use of certain raw materials used by Yulin KTA, and would require diversion of solid wastes, such as packaging materials from disposal in landfills, has been or may be introduced by the Chinese government. There can be no assurance that future legislation or regulation would not have a material adverse effect on Yulin KTA’s business.

Yulin KTA is subject to a variety of fire protection laws that could be costly for it to comply with, and it could incur liability if it fails to comply with such laws, which could adversely affect our Company.

Companies operating in the PRC are required to comply with a variety of fire protection laws, such as having an examination of fire protection design, inspection and acceptance of fire protection, record-filing and random inspection of construction projects. According to relevant laws and regulations with respect to construction projects, construction projects are subject to inspection and acceptance for fire protection. Yulin KTA’s failure to comply with any such laws and regulations in connection with any construction projects could materially and adversely affect our financial condition and results of operations.

Yulin KTA’s business operations are subject to risks relating to potential accidents arising from its operations, and failure to comply with safety measures and procedures and other unforeseen risks could adversely impact Yulin KTA’s business.

Yulin KTA requires employees to comply with relevant safety measures and procedures relating to operations and production, as stipulated in its internal policies. There is no assurance that such safety measures are strictly followed by employees. We cannot assure you that accidents, whether due to improper use or malfunctions of equipment or machinery or other reasons, will not occur in the future. We cannot guarantee that material workplace accidents or fatal accidents will not occur in the future. In that case, Yulin KTA may be subject to government investigations and administrative penalties. Even if such accidents were not caused by Yulin KTA’s fault or negligence, such accidents may still cause it to incur substantial costs and damage to its reputation, such as negative publicity, which could adversely affect its business and in turn, our financial condition and operating results. If work-related accidents resulting in employee injuries or deaths occur, Yulin KTA may be liable for medical and other payments to the employees and their families, in addition to fines or penalties, which could adversely impact Yulin KTA’s business and results of operations.

Yulin KTA’s insurance coverage may not be sufficient to cover all losses and/or liabilities that may be incurred by its operations.

Yulin KTA maintains certain insurance policies to safeguard against risks and unexpected events. See “Business — Insurance.” However, there is no assurance that Yulin KTA’s insurance coverage will always be available or will always be sufficient to cover any damages resulting from any kind of claims. In addition, there are certain types of risks that may not be covered by Yulin KTA’s policies, such as war, force majeure or certain business interruptions. In addition, there is no assurance that when the current insurance policies expire, Yulin KTA will be able to renew them at sufficient and favorable terms. Claims that are not covered by the policies or the failure to renew the insurance policies may materially adversely affect Yulin KTA’s business.

If Yulin KTA needs to seek additional financing but is not able to do so on commercially acceptable terms, its liquidity and financial condition will be adversely affected.

As of the date of this prospectus, Yulin KTA has entered into multiple loan agreements for an aggregate amount of $6,853,582 and the outstanding principal balance of $3,683,996 has not been settled. The viability of Yulin KTA’s business is dependent on the availability of adequate capital. Yulin KTA will need to continue to invest in its operations for the foreseeable future to carry out its business plan. If Yulin KTA does not attract customers and does not achieve the expected operating results, Yulin KTA will need to seek additional financing or revise its business plan. Yulin KTA’s ability to borrow additional funds may be impacted by financial lending institutions’ ability or willingness to lend on commercially acceptable terms. If Yulin KTA has low levels of operating cash flow together with limited access to capital or credit in the future, it could have an impact on Yulin KTA’s ability to meet its capital requirements, engage in strategic initiatives, react to changing economic and business conditions, or repay its outstanding debt. Such outcomes could have an adverse effect on Yulin KTA’s business, financial condition and operating results.

Yulin KTA may have difficulty executing its growth strategies.

Yulin KTA’s growth requires additional investment in personnel, facilities, and financial and management systems and controls and may place a significant strain on Yulin KTA’s management and resources. Such growth strategies also may subject Yulin KTA to increased legal, compliance and regulatory obligations. There is no assurance that the growth efforts will be successful. Yulin KTA may not be able to implement important strategic initiatives in accordance with its expectations, including that the strategic initiatives could result in additional unanticipated costs, which may result in an adverse impact on Yulin KTA’s business and financial results.

Uncertain economic or social conditions may adversely impact Yulin KTA’s business.

Yulin KTA’s business could be negatively impacted by reduced demand for its products related to one or more significant local, regional or global economic or social disruptions. These disruptions may include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for Yulin KTA’s suppliers, vendors or customers; a significant shift in government policies; significant social unrest; or the deterioration of economic relations between countries or regions. These and other economic conditions may cause Yulin KTA’s suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide Yulin KTA with the needed materials and services, in which case Yulin KTA’s business and results of operations could be adversely affected. Despite global inflationary pressures, the national Consumer Price Index in China only increased by 0.2% and 0.2% in 2023 and 2024, respectively, according to the National Bureau of Statistics of China. As of the date of this prospectus, Yulin KTA’ business and operations have not been negatively impacted by any material inflationary pressures or challenges. In addition, certain geopolitical events, such as the conflict between Russia and Ukraine and the Israel-Hamas war, increased volatility in global commodity markets, which in turn could have an adverse impact on Yulin KTA’s supply chain management and business.

Yulin KTA must successfully manage the demand, supply and operational challenges associated with the effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns.

Yulin KTA’s business may be negatively impacted by the fear of, exposure to, or actual effects of, a disease outbreak, epidemic, pandemic or similar widespread public health concern, including travel restrictions or recommendations or mandates from governmental authorities as a result of the COVID-19 pandemic, the threat of the virus, or the emergence of any variants. These impacts include, but are not limited to:

•        Significant reductions in demand or significant volatility in demand for one or more of Yulin KTA’s products, which may be caused by, among other things: the temporary inability of customers to purchase products due to illness, quarantine or other travel restrictions or financial hardship, shifts in demand away from Yulin KTA’s products, or stockpiling or similar pantry-loading activity. If prolonged, such impacts can further increase the difficulty of business or operations planning and may adversely impact Yulin KTA’s results of operations and cash flows;

•        Inability to meet customers’ needs and achieve cost targets due to disruptions in manufacturing and supply arrangements caused by constrained workforce capacity or the loss or disruption of other essential manufacturing and supply elements, such as raw materials or other finished product components, transportation, or other manufacturing and distribution capability;

•        Failure of third parties on which Yulin KTA relies, which may include suppliers, manufacturers, and external business partners, to meet their obligations to Yulin KTA, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties and may adversely impact Yulin KTA’s operations;

•        Periods of disruption that limit the ability to access the financial markets or which increase the cost of liquidity; or

•        Significant changes in the political conditions in regions in which Yulin KTA manufactures, sells or distributes products, including quarantines, price controls, or governmental or regulatory actions, closures or other restrictions that limit or close operating and manufacturing facilities, restrict Yulin KTA’s employees’ ability to travel or perform necessary business functions, or otherwise prevent third-party partners, suppliers or customers from sufficiently staffing operations, which could adversely impact Yulin KTA’s results of operations and cash flows.

These factors could adversely affect Yulin KTA’s business, and, in turn, our financial condition and results of operations.

Our historical financial and operating results are not indicative of future performance and our financial and operating results may fluctuate.

In the fiscal years ended March 31, 2025 and 2024, our revenue was $633,950 and $536,515, respectively. For the same fiscal years, our net loss was $1,568,820 and $2,223,793, respectively. The results of operations may vary from period to period in response to a variety of factors beyond control, including general economic conditions, regulatory actions, changes in customer spending and preferences, as well as non-recurring charges incurred in connection with extraordinary transactions. Due to these and other factors, our historical financial performance, growth rates, profitability and operating results may not indicate future performance and you should not rely on them to predict our future performance.

The entry into strategic alliances, or mergers and acquisitions may expose Yulin KTA to additional risks.

As of the date of this prospectus, Yulin KTA has not identified any suitable opportunities for strategic alliances. In the future, Yulin KTA may consider potential strategic alliances that would complement the current product offerings, increase the size and geographic scope of its operations or otherwise present growth and/or other opportunities. Any such developments may entail numerous risks, including:

•        competition with established competitors in new markets, who may have greater knowledge of those markets and resources to expend in those markets than Yulin KTA;

•        difficulties in assimilating acquired operations or products;

•        difficulties in understanding and adapting to local cultural norms, including, but not limited to, consumption patterns, seasonal effects, customer trends and preferences, as well seasonal effects;

•        diversion of management’s attention from the core business;

•        substantial costs, delays or other operational or financial difficulties, including difficulties in leveraging the expected synergies among the businesses to increase sales and obtain cost savings or achieve expected results;

•        adverse effects on existing business relationships with suppliers and customers;

•        certain other risks involved in entering markets in which Yulin KTA has limited or no prior experience; and

•        reputational and other risks regarding Yulin KTA’s ability to enter new markets successfully or to implement such strategic alliances, including obtaining financing which could dilute the interests of its shareholders, result in an increase in its indebtedness, or both.

Yulin KTA’s failure to enter new markets, enter into strategic alliances or complete the integration of any new or acquired businesses successfully could have a material adverse effect on its business, prospects, financial condition, liquidity, results of operations and cash flows. In addition, there can be no assurance that Yulin KTA will be able to identify suitable candidates or consummate such transactions on favorable terms or at all.

We have historically been significantly reliant on related party loans.

We have historically been financed through related party loans. See “Related Party Transactions.” Our significant related party relationships may be perceived negatively by potential shareholders or investors. Our significant related party relationships and transactions, the terms of such relationships and transactions, and/or the termination of any such relationships or transactions, may have a material adverse effect on our results of operations moving forward.

Changes in international trade policies, trade disputes, or barriers to trade may dampen growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and Yulin KTA’s customers, contract manufacturers, material vendors, and other partners. International trade disputes, tariffs and other protectionist measures may materially and adversely affect Yulin KTA’s business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Political uncertainty surrounding international trade disputes and the potential of a global recession could have a negative effect on customer confidence. Yulin KTA may have also access to fewer business opportunities, and its operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on Yulin KTA’s markets, business, or our results of operations, as well as the financial condition of Yulin KTA’s customers, and we cannot provide any assurances as to the immediate or long-term impact or duration of such actions.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on Nasdaq. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriters and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $4.41 per share, assuming an initial public offering price of $5.00. See “Dilution.” You may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon conversion of Class B Ordinary Shares or exercise of options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our failure to discover and address any material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the year ending March 31, [•]. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

In the course of auditing our consolidated financial statements as of and for the years ended March 31, 2025 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; and (ii) a lack of independent directors, an audit committee to establish formal risk assessment process and internal control framework.

In response to the above-mentioned material weaknesses (i) and (ii) identified above, we are in the process of implementing a number of measures, including, but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting requirements; (ii) organizing regular training for our accounting staff, especially training related to U.S. GAAP and SEC reporting requirements; and (iii) establishing an audit committee upon the effectiveness of the registration statement of which this prospectus forms a part. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, (i) creating a U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and (ii) strengthening corporate governance.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 16,609,201 Class A Ordinary Shares are outstanding before the consummation of this offering. An aggregate of 20,359,201 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option and excluding the Class A Ordinary Shares underlying the Representative’s Warrants. Sales of these shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

As of the date of this prospectus, we intend to retain any future earnings to finance the operation and expansion of Yulin KTA’s business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about us, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, this offering may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations, which could increase our compliance costs, delay the consummation of this offering, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the underwriters, and may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management, and adversely affect us.

The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chairman, and his interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 30 votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Immediately prior to completion of this offering, Mr. Bing Wang, our CEO and Chairman of the Board of Directors, beneficially owns 1,955,513, or 11.77% of our issued Class A Ordinary Shares, and 3,390,799, or 100%, of our issued Class B Ordinary Shares, representing approximately 87.62% of the voting rights in our Company. After this offering, Mr. Bing Wang will hold 1,955,513 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares, representing approximately 84.93% of the voting rights in our Company, assuming no exercise of the underwriters’ over-allotment option, or approximately 84.54% assuming full exercise of the underwriters’ over-allotment option, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants. As a result, until such time as Mr. Bing Wang’s voting power is below 50%, Mr. Bing Wang as the controlling shareholder has substantial influence over our operations, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value of our Class A Ordinary Shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder will continue to own more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

To the extent (i) our Company raises more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) our Company determines that the proposed uses set forth in that section are no longer in the best interests of our Company, our Company cannot specify with any certainty the particular uses of such net proceeds that our Company will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, and our Company may spend or invest these proceeds in a way with which the shareholders disagree. The failure by our management to apply these funds effectively could harm the business and financial condition. Pending their use, our Company may invest the net proceeds from the initial public offering in a manner that does not produce income or that loses value.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and may take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of our Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to have our Class A Ordinary Shares listed on Nasdaq. It is a condition to the closing of this offering that our Class A Ordinary Shares qualify for listing on a national securities exchange.

On September 3, 2025, Nasdaq filed two proposals with the SEC to amend its initial and continuing listing standards. The first proposal would increase the minimum market value of unrestricted publicly held shares to $15 million for issuers listing under the net income standard and establish accelerated suspension and immediate delisting for companies with a market value of listed securities below $5 million. The second proposal would adopt additional initial listing criteria for companies primarily operating in China, including a minimum requirement of $25 million in proceeds from initial public offerings. Nasdaq is submitting the proposed rules to the SEC for review and, if approved, is proposing to implement the changes to the initial listing requirements promptly. Nasdaq is proposing to give companies already in the initial listing process a period of 30 days to complete the process under the prior standards, and thereafter all new listings will have to meet the new requirements. Regarding the accelerated process for suspending and delisting companies, Nasdaq is proposing to implement the new requirements 60 days after SEC approval. These rules could significantly raise the threshold for initial and continued listing eligibility for issuers like us. If we cannot list our Class A Ordinary Shares on Nasdaq before the proposed rules become effective, we may not list on Nasdaq, should we fail to meet the minimum $25 million proceeds requirement for this offering. Even if we meet the revised listing requirements, we may be unable to maintain our listing on the Nasdaq Capital Market, which could materially and adversely affect the liquidity, visibility, and overall marketability of our Class A Ordinary Shares. These rules may be part of a broader trend of heightened regulatory scrutiny and stricter listing requirements for companies with principal operations in China, Hong Kong, and Macau. Our ability to conduct future offerings or maintain our listing could be adversely affected if Nasdaq or the SEC implements additional stringent criteria. We may be required to expend significant resources to address any future regulatory changes or concerns, which could divert our management’s attention and resources from our business operations. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could cause a significant decline in the value of our securities.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we must maintain a minimum share price of $1.00 and satisfy standards relative to minimum shareholders’ equity, minimum market value of publicly held shares and various additional requirements. If we fail to comply with all listing standards applicable to issuers listed on the Nasdaq Capital Market, the Class A Ordinary Shares may be delisted. If the Class A Ordinary Shares are delisted, it could reduce the price of the Class A Ordinary Shares and the levels of liquidity available to our shareholders. In addition, the delisting of the Class A Ordinary Shares could materially and adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of the Class A Ordinary Shares could materially and adversely affect our ability to raise capital.

Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, our securities could be subject to delisting. If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our memorandum and articles of association, which will become effective on or before the completion of this offering, may discourage, delay, or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to offer, allot, grant options over or otherwise dispose of unissued authorized shares to such persons at such times and for such consideration, and upon such terms and conditions as the board of directors may determine without any further vote or action by our shareholders; and

•        provisions that limit the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Implications of Being an Emerging Growth Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England. The decisions of those courts are of persuasive authority, but are not binding on courts in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders and their abilities to protect their rights thought the courts of the United States maybe limited than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of the lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Cayman Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our articles of association allow any of our shareholders who together hold at least 10% of the rights to vote at such general meeting to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. At least 21 clear days’ notice of an annual general meeting must be given to shareholders, and for any other general meeting, at least 14 clear days’ notice must be given to our shareholders. Subject to the Cayman Companies Act, a meeting may be convened on shorter notice with the consent of the shareholders who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at that meeting. A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If we are classified as a PFIC, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a PFIC, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our [•] taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed to be a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — Passive Foreign Investment Company (PFIC) Consequences.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale.” Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•        our ability to execute our growth, and expansion, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to attract clients and further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        trends and competition in our industry; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to our industry. The industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. Our industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our Operating Entity’s business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in the PRC. In addition, a majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our legal counsel with respect to the laws of the Cayman Islands, and Qiancheng, our counsel with respect to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Qiancheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Qiancheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult. See “Risk Factors — Risks Relating to Doing Business in the PRC — You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 3,750,000 Class A Ordinary Shares, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, based on the assumed initial public offering price of $5.00 per Class A Ordinary Share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, will be approximately $15,580,180, assuming the underwriters do not exercise their over-allotment option, and approximately $18,167,680, assuming the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

Description of Use	Estimated Amount of Net Proceeds (US$)	Estimated Percentage of Net Proceeds (%)
New product development(1)	$6,232,072	40%
Distribution of tire loading machines	$3,116,036	20%
Acquisition and alliances(2)	$1,558,018	10%
Working capital	$4,674,054	30%
Total	$15,580,180	100%

____________

Notes:

(1)      For details on new product development, see “Business — Growth Strategies” and “Business — Potential Product Applications in the Future.”

(2)      As of the date of this prospectus, we have not identified, or engaged in any material discussions regarding, any potential target for acquisition or any opportunities for strategic alliance.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.”

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund the PRC subsidiaries by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors — Risks Relating to Doing Business in the PRC — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding Yulin KTA’s business.”

DIVIDEND POLICY

As of the date of this prospectus, none of our PRC subsidiaries has made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. As of the date of this prospectus, no cash transfers, transfers of other assets, dividends, or distributions have occurred among our Company, our subsidiaries, and the consolidated entities, or to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profit or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. In addition, subject to the Cayman Companies Act, our shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend shall exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Consideration” of this prospectus for information on the potential tax consequences of any cash dividends declared.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds our Hong Kong subsidiary, KTA HK. KTA HK will rely on payments made from KTA WFOE, which will in turn rely on payments made from Yulin KTA.

Current PRC regulations permit KTA WFOE, to pay dividends to KTA HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, KTA WFOE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, SAFE Circular 3 issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if our PRC subsidiaries incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. KTA HK may be considered a non-resident enterprise for tax purposes, so that any dividends KTA WFOE pays to KTA HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Material Income Tax Consideration — People’s Republic of China Enterprise Taxation.”

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by KTA WFOE to its immediate holding company, KTA HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. KTA HK intends to apply for the tax resident certificate if and when KTA WFOE plans to declare and pay dividends to KTA HK. See “Risk Factors — Risks Relating to Doing Business in the PRC — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•        on an actual basis; and

•        on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this offering at the assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us and assuming no exercise of the underwriters exercise their over-allotment option.

We currently have 16,609,201 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2025
	Actual	As adjusted*
	$	$
Short-term debt
Guaranteed and Unsecured	688,036	688,036
Total Short-term debt	688,036	688,036
Long-term debt
Unsecured/Unguaranteed	1,853,937	1,853,937
Total Long-term debt	1,853,937	1,853,937
Shareholders’ Equity:
Class A Ordinary Shares, $0.0001 par value, 400,000,000 Class A Ordinary Shares authorized, 16,609,201 Class A Ordinary Shares issued and outstanding; 20,359,201 Class A Ordinary Shares issued and outstanding, as adjusted	1,661	2,036
Class B Ordinary Shares, $0.0001 par value, 100,000,000 Class B Ordinary Shares authorized, 3,390,799 Class B Ordinary Shares issued and outstanding; 3,390,799 Class B Ordinary Shares issued and outstanding, as adjusted	339	339
Share subscription receivables	(2,000)	(2,000)
Additional paid-in capital	43,930,096	59,509,901
Accumulated deficit	(42,320,351)	(42,320,351)
Accumulated other comprehensive income	147,788	147,788
Non-controlling interest	234,337	234,337
Total Shareholders’ Equity	1,991,870	17,572,050
Total Capitalization (total equity plus Short-term debt plus Long-term debt)	$4,533,843	$20,114,023

____________

*        Reflects the sale of Class A Ordinary Shares in this offering (excluding any Class A Ordinary Shares that may be sold as a result of the underwriters exercising their over-allotment option) at an assumed initial public offering price of $5.00 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $15.6 million.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $1.40 million, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Subject to our Articles of Association, upon any transfer or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such number of Class A Ordinary Shares on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of March 31, 2025, was -$4,101,924, or -$0.21 per ordinary share (both Class A and Class B Ordinary Share). Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per ordinary share (as adjusted for the offering) from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

After giving effect to our sale of 3,750,000 Class A Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus, after deduction of the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025, would have been $11,478,256, or $0.48 per outstanding ordinary share (both Class A and Class B Ordinary Share). This represents an immediate increase in net tangible book value of $0.69 per ordinary share (both Class A and Class B Ordinary Share) to the existing shareholders, and an immediate dilution in net tangible book value of $4.52 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

A $1.00 change in the assumed public offering price of $5.00 per Class A Ordinary Share would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma net tangible book value after giving effect to the offering by $3,750,000, the pro forma net tangible book value per ordinary share (both Class A and Class B Ordinary Share) after giving effect to this offering by $0.15 and the dilution in pro forma net tangible book value per Class A Ordinary Share to new investors in this offering by $0.86 assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

The following table illustrates such dilution:

Post-Offering
Assumed Initial public offering price per Class A Ordinary Share	$5.00
Net tangible book value per ordinary share (both Class A and Class B Ordinary Share) as of March 31, 2025	$(0.21)
As adjusted net tangible book value per ordinary share (both Class A and Class B Ordinary Share) attributable to payments by new investors	$0.69
Pro forma net tangible book value per ordinary share (both Class A and Class B Ordinary Share) immediately after this offering	$0.48
Amount of dilution in net tangible book value per ordinary share (both Class A and Class B Ordinary Share) to new investors in the offering	$4.52

The pro forma as adjusted net tangible book value per ordinary share (both Class A and Class B Ordinary Share) after the offering would be $0.48, the increase in net tangible book value per ordinary share (both Class A and Class B Ordinary Share) to existing shareholders would be $0.69, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $4.52.

The following tables summarize, on a pro forma as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors with respect to the number of ordinary share (both Class A and Class B Ordinary Share) purchased from us, the total consideration paid and the average price per ordinary share (both Class A and Class B Ordinary Share) before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

Over-allotment option not exercised	Class A and Class B Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
			(USD)
Existing shareholders	20,000,000	84.2%	$38,761,852	67.4%	$1.94
New investors	3,750,000	15.8%	$18,750,000	32.6%	$5.00
Total	23,750,000	100.0%	$57,511,852	100.0%	$2.42

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

On November 13, 2018, we established Guangxi Yulin Kingtitan Technology Co., Ltd. (“Yulin KTA”).

On October 29, 2021, we incorporated KINGTITAN TECHNOLOGY LIMITED under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing.

On December 14, 2022, we established KINGTITAN (BVI) LIMITED (“KTA BVI”), our wholly owned BVI subsidiary and on January 10, 2023, we established KINGTITAN (HK) LIMITED (“KTA HK”), the wholly owned Hong Kong subsidiary of KTA BVI.

On April 18, 2023, we established Kingtitan Technology (Luchuan) Co., Ltd. (“KTA WFOE”) as part of our reorganization.

On October 11, 2023, KTA WFOE acquired 88.24% of the equity interests of Yulin KTA from the original shareholders of Yulin KTA. The Company holds the equity interests in its PRC subsidiaries through the direct equity ownership of the subsidiaries incorporated in BVI and Hong Kong.

Name	Background	Ownership
KINGTITAN (BVI) LIMITED (“KTA BVI”)	• A British Virgin Islands company • Incorporated on December 14, 2022 • A holding company	100% directly owned by the Company
KINGTITAN (HK) LIMITED (“KTA HK”)	• A Hong Kong company • Incorporated on January 10, 2023 • A holding company	100% directly owned by KTA BVI
Kingtitan Technology (Luchuan) Co., Ltd. (“KTA WFOE”)	• A PRC company and wholly foreign owned enterprise (“WFOE”) • Incorporated on April 18, 2023 • A holding company	100% directly owned by KTA HK
Guangxi Yulin Kingtitan Technology Co., Ltd. (“Yulin KTA”)	• A PRC limited liability company • Incorporated on November 13, 2018 • the Operating Entity	88.24% directly owned by KTA WFOE
Yulin Yukong Industry Investment Co., Ltd. (“Yulin FIII”)

•   A PRC limited liability company

•   Incorporated on March 28, 2017

•   Company name changed from “Yulin Financial Investment Industry Investment Co., Ltd.” to “Yulin Yukong Industry Investment Co., Ltd.” on February 19, 2024

•   A holding company

100% directly owned by a local government in the PRC
KTA Global Limited (“KTA Global”)	• A British Virgin Islands company • Incorporated on January 10, 2023 • A holding company	47% directly owned by Mr. Shaobo Wang, our shareholder, and 36% owned by Mr. Qiansun Yu
WB UNIVERSAL LIMITED (“WB Universal”)	• A British Virgin Islands company • Incorporated on October 4, 2021 • A holding company	100% directly owned by Mr. Bing Wang, our CEO and Chairman of the Board of Directors

As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of this offering, assuming no exercise of the underwriters’ over-allotment option and excluding the Class A Ordinary Shares underlying the Representative’s Warrants. All percentages in the diagram reflect the voting ownership interests instead of the equity interests held by each of our shareholders, since each holder of Class B Ordinary Shares will be entitled to 30 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

The Company conducts its business operations in China through the operating entity, Yulin KTA. Yulin KTA is principally engaged in developing, manufacturing and selling non-pneumatic tires and aims to become a leading provider of non-pneumatic tires and a technology pioneer, ushering changes to the tire industry in China.

Yulin KTA’s current product portfolio comprises three main types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling tires, Yulin KTA also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles.

Yulin KTA mainly targets middle and high-end customers of China’s commercial tire market, with pricing in the range between $2 and $3,538. We believe consumers choose Yulin KTA’s products mainly because of their durability, safety and eco-friendliness.

For the fiscal years ended March 31, 2025 and 2024, our revenue was $633,950 and $536,515, respectively. For the same fiscal years, our net loss was $1,568,820 and $2,223,793, respectively.

Key Factors that Affect Operating Results

Our operating results and financial condition have been and are expected to continue to be affected by a number of factors, including the ability to acquire customers, the ability to develop new products, investments in technology and talent, and operational efficiencies, many of which may be beyond our control.

The ability to attract new customers and expand the customer base

Yulin KTA’s non-pneumatic tires are designed to meet the needs and preferences of middle and high-end class consumers in China. Yulin KTA is committed to increasing its brand recognition among its target customers by the following measures: (i) providing high-quality non-pneumatic tires and excellent customer experience, which is expected to drive word-of-mouth referrals and reduce customer acquisition costs, (ii) upgrading the size and efficiency of Yulin KTA’s sales network, (iii) enhancing operational efficiency, by improving production technology and efficiency and other means. In addition, Yulin KTA intends to strategically enter international markets, although as of the date of this prospectus, Yulin KTA has not taken any essential steps to enter international markets. As Yulin KTA continues to develop and launch new tire models, invest in Yulin KTA’s brand, and expand its sales and service network, we expect Yulin KTA to attract more customers and increase the revenue.

Competitiveness and continued expansion of the tire product portfolio

Yulin KTA plans to introduce new models to expand its product portfolio and customer base. We anticipate that our future revenue growth will be driven in part by the continued expansion of Yulin KTA’s tire product portfolio.

Yulin KTA’s non-pneumatic tires have different application scenarios. Customer acceptance of Yulin KTA’s non-pneumatic tires depends on Yulin KTA’s ability to maintain product features, including durability, safety, eco-friendliness, quality, flexibility, cost performance and other advantages, which provide a compelling value proposition in the market.

Investment in technology and talent

We believe that Yulin KTA’s strategy of focusing on innovation will differentiate Yulin KTA’s non-pneumatic tires and enhance Yulin KTA’s competitiveness in the market. Yulin KTA cultivates a professional innovation and development team. During the fiscal years ended March 31, 2025 and 2024, Yulin KTA incurred research and development expenses in the amount of $208,495 and $297,275, respectively. Yulin KTA intends to continue to recruit and retain talented research and development personnel as well as allocate resources to innovation to enhance its strength in key technologies.

Improvement of operational efficiency

Yulin KTA’s goal is to improve operational efficiency in product development, manufacturing, sales and marketing, as well as service delivery. Yulin KTA has strategically built a customization workshop that allows the development of new models for different purposes in a fast and low-cost manner. Yulin KTA seeks to reduce the manufacturing overhead on a per unit basis while increasing production and achieving economies of scale. With the effect of economies of scale, the gross margin of Yulin KTA is expected to increase. However, there is no assurance that anticipated operational efficiencies will be realized on the scale and timeline anticipated or, if so, whether sufficient market demand will be sufficient to increase profitability.

Pricing and profit margin of our products

The price of Yulin KTA’s tires is determined on a cost-plus basis according to, among other factors, our cost of revenues (including cost of raw materials, direct labor and manufacturing overhead), operating expenses and our intended profit margins. We expect that as Yulin KTA’s scale increases, raised bargain power to Yulin KTA’s suppliers will enable Yulin KTA to take advantage of economies of scale with respect to pricing. Additionally, the ability to develop products in new application scenario with higher gross margin would significantly affect our operating results. In addition, we expect to gain a higher profit margin on certain products, such as pan-travel tires and sanitation industry truck tires. Accordingly, the profit margin will vary among different products and will significantly affect our operating results.

Disruption to our production facilities

The operations at Yulin KTA’s production facilities are subject to operational risks. These risks include but are not limited to breakdown or failure of our machinery, disruption of power supply, natural disasters, fire and industrial accidents, which could result in temporary, permanent, partial or complete shut-downs of Yulin KTA’s operations. As a result, Yulin KTA’s operations and our financial results could be materially and adversely affected. There is no assurance that Yulin KTA’s production facilities will be free from any operational risks in the future. See “Risk Factors — Risks Relating to our Business and Industry — Yulin KTA’s operations depend on its ability to maintain continuous, uninterrupted production at its manufacturing facilities, which are subject to physical and other risks that could disrupt production.”

Results of Operations

For the fiscal years ended March 31, 2025 and 2024

The following table summarizes the results of our operations for the fiscal years ended March 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such fiscal years.

	For the fiscal years ended March 31,		Change	Change (%)
	2025	2024
REVENUES	$633,950	$536,515	$97,435	18.2%
COST OF REVENUES	(464,375)	(415,120)	49,255	11.9%

OPERATING EXPENSES
Sales and marketing expenses	(150,165)	(257,677)	(107,512)	(41.7)%
General and Administrative expenses	(1,204,864)	(1,801,751)	(596,887)	(33.1)%
Research and development expenses	(208,495)	(297,275)	(88,780)	(29.9)%
Total operating expenses	(1,563,524)	(2,356,703)	(793,179)	(33.7)%

OPERATING LOSS	(1,393,949)	(2,235,308)	841,359	(37.6)%
Interest expense	(196,849)	(117,688)	79,161	67.3%
Government subsidies	20,785	132,486	(111,701)	(84.3)%
Other non-operating income (expense), net	1,193	(3,283)	4,476	136.3%
LOSS BEFORE INCOME TAXES	(1,568,820)	(2,223,793)	654,973	(29.5)%

INCOME TAX EXPENSES	—	—	—	—

NET LOSS	$(1,568,820)	$(2,223,793)	$654,973	(29.5)%

Revenues

Our total revenues increased by $97,435, or 18.2%, to $633,950 for the fiscal year ended March 31, 2025, compared to $536,515 for the fiscal year ended March 31, 2024. The increase was mainly due to the increased demands from intelligent robot tires and the sanitation industry truck tires during the fiscal year ended March 31, 2025.

The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the fiscal years indicated:

	For the fiscal year ended March 31, 2025	As a percentage of revenues	For the fiscal year ended March 31, 2024	As a percentage of revenues
Revenues
Pan-travel tires	$158,677	25%	$256,618	48%
Sanitation industry truck tires	244,021	38%	113,575	21%
Intelligent robot tires	136,674	22%	84,638	16%
Other sales	94,578	15%	81,684	15%
Total revenues	$633,950	100%	$536,515	100%

Our revenues are generated primarily from selling tires, which accounted for 85% and 85% of our total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. In addition to selling tires, our revenues are also generated by selling other products and services, such as tire loading machines, wheel hubs and technology services. Such other sales accounted for 15% and 15% of our total revenues for the fiscal years ended March 31, 2025 and 2024, respectively.

The following table sets forth a breakdown of revenues, expressed as an absolute amount:

	For the year ended March 31, 2025	For the year ended March 31, 2024	Change	Change (%)
Revenues
Pan-travel tires	$158,677	$256,618	$(97,941)	(38.2)%
Sanitation industry truck tires	244,021	113,575	130,446	114.9%
Intelligent robot tires	136,674	84,638	52,036	61.5%
Other sales	94,578	81,684	12,894	15.8%
Total revenues	$633,950	$536,515	$97,435	18.2%

Revenues from pan-travel tires

Revenues from pan-travel tires decreased from $256,618 for the fiscal year ended March 31, 2024, to $158,677 for the fiscal year ended March 31, 2025, representing a decrease of $97,941, or 38.2%. The decrease was mainly due to the decreased demands from the second top customer who shifted its main business to selling other parts of the pan-travel vehicles.

Revenues from sanitation industry truck tires

Revenues from sanitation industry truck tires increased from $113,575 for the fiscal year ended March 31, 2024, to $244,021 for the fiscal year ended March 31, 2025, representing an increase of $130,446, or 114.9%. The increase was mainly due to the addition of new major customers and customer demand.

Revenues from intelligent robot tires

Revenues from intelligent robot tires increased from $84,638 for the fiscal year ended March 31, 2024, to $136,674 for the fiscal year ended March 31, 2025, representing an increase of $52,036, or 61.5%. The increase was mainly due to the addition of new major customers and customer demand.

Revenues from other sales

Revenues from other sales increased from $81,684 for the fiscal year ended March 31, 2024, to $94,578 for the fiscal year ended March 31, 2025, representing an increase of $12,894, or 15.8%.

Cost of revenues

Cost of revenues consists of the cost of raw materials, direct labor and manufacturing overhead. During the production process, production department records the materials consumption quantity and production hours of each order. Cost of raw materials is allocated according to the consumption of the material. Direct labor and manufacturing overheads are allocated according to the rate of capacity utilization.

	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change	Change (%)
Cost of revenues
Cost of pan-travel tires	$(145,536)	$(207,451)	$(61,915)	(29.8)%
Cost of sanitation industry truck tires	(176,280)	(66,346)	109,934	165.7%
Cost of intelligent robot tires	(98,288)	(66,236)	32,052	48.4%
Cost of other sales	(44,271)	(75,087)	(30,816)	(41.0)%
Total cost of revenues	$(464,375)	$(415,120)	$49,255	11.9%

Cost of revenues increased by approximately $49,255, or 11.9%, to $464,375 for the fiscal year ended March 31, 2025, compared to $415,120 for the fiscal year ended March 31, 2024. The increase was proportional to the increase in revenues.

Gross Profit and Gross Margin

	For the fiscal years ended March 31,
	2025		2024		Change
	Gross profit	Margin %	Gross profit	Margin %	Gross profit	Margin %
Pan-travel tires	$13,141	8.3%	$49,167	19.2%	$(36,026)	(10.9)%
Sanitation industry truck tires	67,741	27.8%	47,229	41.6%	20,512	(13.8)%
Intelligent robot tires	38,386	28.1%	18,402	21.7%	19,984	6.4%
Other sales	50,307	53.2%	6,597	8.1%	43,710	45.1%
Total	$169,575	26.7%	$121,395	22.6%	$48,180	4.1%

Gross profit is the difference between revenues and cost of revenues. Gross margin is gross profit divided by revenues. Gross margin is a measure used by management to indicate whether products are sold at an appropriate gross profit. Gross margin is impacted by product mix, product features, and pricing.

The gross profit for pan-travel tires decreased by $36,026 to $13,141 for the fiscal year ended March 31, 2025, as compared to $49,167 for the fiscal year ended March 31, 2024. The gross margin decreased from 19.2% for the fiscal year ended March 31, 2024 to 8.3% for the fiscal year ended March 31, 2025. The change in gross margin and gross margin rate was in line with the revenues and costs of revenues for pan-travel tires, which decreased by similar percentage points.

The gross profit for sanitation industry truck tires increased by $20,512 to $67,741 for the fiscal year ended March 31, 2025, as compared to $47,229 for the fiscal year ended March 31, 2024, with a decrease of 13.8 percentage points in gross margin during the fiscal year ended March 31, 2025. The increase in gross profit was mainly due to the increased revenues from the sale of sanitation industry truck tires despite the relatively high manufacturing costs. The decrease in gross margin was mainly due to the higher manufacturing costs.

The gross profit for intelligent robot tires increased by $19,984 to $38,386 for the fiscal year ended March 31, 2025, as compared to a gross profit of $18,402 for the fiscal year ended March 31, 2024. The increase in gross profit was due to the increase in revenues generated by selling intelligent robot tires. The gross margin for intelligent robot tires increased by 6.4 percentage points as the volume of production increased and the cost per unit decreased.

The gross profit for other sales increased by $43,710 to $50,307 for the fiscal year ended March 31, 2025, as compared to $6,597 for the fiscal year ended March 31, 2024. The increase in gross profit was due to the technology services. The gross margin for other sales increased by 45.1 percentage points due to a substantial shift in this category’s revenue mix towards technology services in the fiscal year ended March 31, 2025. The cost of revenue for these services was predominantly related to personnel costs, which were significantly lower as a percentage of revenue compared to the cost of sales for stand-alone products.

The total gross profit was $169,575 for the fiscal year ended March 31, 2025, representing an increase of $48,180, from $121,395 for the fiscal year ended March 31, 2024. The increase in gross profit was mainly due to the increase in revenue.

Operating Expenses

The following table sets forth a breakdown of our operating expenses expressed as an absolute amount:

	For the fiscal year ended March 31, 2025	For the fiscal year ended March 31, 2024	Change	Change (%)
Operating Expenses
Sales and marketing expenses	(150,165)	(257,677)	(107,512)	(41.7)%
General and Administrative expenses	(1,204,864)	(1,801,751)	(596,887)	(33.1)%
Research and development expenses	(208,495)	(297,275)	(88,780)	(29.9)%
Total operating expense	$(1,563,524)	$(2,356,703)	$(793,179)	(33.7)%

Our total operating expenses decreased by $793,179 or 33.7%, to $1,563,524 for the fiscal year ended March 31, 2025 as compared to $2,356,703 for the fiscal year ended March 31, 2024. The decrease was mainly due to successful efforts controlling costs during the fiscal year ended March 31, 2025.

Sales and marketing expenses

For the fiscal year ended March 31, 2025, we incurred sales and marketing expenses in the amount of $150,165, which were mainly comprised of employee compensation of $116,028, logistics expenses of $12,566, travel expenses of $2,966, advertising and promotional expenses of $6,978, entertainment expenses of $3,405, depreciation expenses of $1,407 and other expenses of $6,815.

For the fiscal year ended March 31, 2024, we incurred sales and marketing expenses in the amount of $257,677, which were mainly comprised of employee compensation of $166,456, logistics expenses of $17,823, travel expenses of $12,724, advertising and promotional expenses of $14,111, entertainment expenses of $8,969, depreciation expenses of $6,568 and other expenses of $31,026.

Sales and marketing expenses decreased by $107,512, or 41.7%, from $150,165 for the fiscal year ended March 31, 2025, as compared to $257,677 for the fiscal year ended March 31, 2024. The decrease was mainly because we reduced advertising and personnel costs during the fiscal year ended March 31, 2025.

General and Administrative Expenses

For the fiscal year ended March 31, 2025, we incurred general and administrative expenses in the amount of $1,204,864, which was mainly comprised of employee compensation of $187,339, professional services of $147,726, entertainment expense of $20,114, office expenses of $30,597, travel expenses of $11,343, depreciation and amortization expenses of $704,073, amortization of right-of-use assets of $54,017, inventory scrap loss of $13,706, provision for credit loss of $28,700 and other expenses of $7,249.

For the fiscal year ended March 31, 2024, we incurred general and administrative expenses in the amount of $1,801,751, which was mainly comprised of employee compensation of $179,763, professional services of $569,510, entertainment expense of $12,870, office expenses of $34,957, travel expenses of $9,066, depreciation and amortization expenses of $661,199, amortization of right-of-use assets of $147,982, inventory scrap loss of $11,433, other expenses of $12,609, and provision for credit loss of $162,362.

General and administrative expenses decreased by $596,887, or 33.1%. Such decrease was primarily due to a decrease in professional services fees during the fiscal year ended March 31, 2025.

Research and development (“R&D”) expenses

R&D expenses primarily include (i) employee compensation, such as salaries, benefits and bonuses on behalf of our R&D personnel, (ii) design and development expenses, primarily including design expenses and technology R&D expenses paid to third party suppliers, outsourcing fees, (iii) materials and supplies expenses related to test materials, and (iv) other expenses. All costs related to R&D are incurred as actually incurred. R&D expenses are primarily affected by the number of R&D personnel, as well as the stage and scale of product development.

For the fiscal year ended March 31, 2025, we incurred research and development expenses in the amount of $208,495, which was mainly comprised of employee compensation of $160,632, professional services of $12,035, travel expenses of $5,187, depreciation expenses of $28,581, office expenses of $1,818 and other expenses of $242.

For the fiscal year ended March 31, 2024, we incurred research and development expenses in the amount of $297,275, which was mainly comprised of employee compensation of $190,163, professional services of $68,280, travel expenses of $5,328, depreciation expenses of $21,526, office expenses of $11,172 and other expenses of $806.

R&D expenses decreased by $88,780, or 29.9%, for the fiscal year ended March 31, 2025. The decrease was mainly due to the decrease in employee compensation and professional services during the fiscal year ended March 31, 2025.

Other Income (Expenses)

Other income (expenses) mainly includes government subsidies, interest expenses and other non-operating income (expense), net. For the years ended March 31, 2025, the total interest expense increased by $79,161, or 67.3%, government subsidies decreased by $111,701, or 84.3% and other non-operating income (expense), net increased by $4,476, or 136.3%. The main reason for the decrease was the reduced government subsidies granted and the increase in interest expenses incurred during the fiscal year ended March 31, 2025.

Net Loss

As a result of the foregoing, we reported a net loss of $1,568,820 for the fiscal year ended March 31, 2025, representing a $654,973, or 29.5% increase from a net loss of $2,223,793 for the fiscal year ended March 31, 2024.

Liquidity and Capital Resources

Our business requires substantial amounts of cash to cover operating expenses as well as to fund capital expenditures, working capital changes, principal and interest payments on our obligations, lease payments, to support tax payments when we generate taxable income. Recently, we have financed our capital requirements with borrowings under our existing term loan facility, related party loans, and cash flows from operating activities.

For the fiscal years ended March 31, 2025 and 2024, we had a net cash outflow in operating activities of $226,646 and $1,123,602, respectively. Our working capital deficit increased by $823,796 from $2,003,190 as of March 31, 2024 to $2,826,986 as of March 31, 2025. The increase was primarily due to the increased financial support provided by our major shareholder for the year ended March 31, 2025.

Net working capital deficit

The Company’s deficit in working capital mainly derives from the amount due to related parties and short-term borrowings. As of March 31, 2025, the amount due to related parties was $2,036,295 and the short-term borrowings totaled $640,789. We believe this balance of liability would not negatively affect the Company’s liquidity in the next twelve months from March 31, 2025.

We believe revenues will continue to grow and our current cash, available banking facilities, anticipated cash receipts from sales of products, and related-party loans will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months from the date of this prospectus. We believe our current cash, available banking facilities, anticipated cash receipts from sales of products, related-party loans and anticipated proceeds from our proposed initial public offering will be sufficient to meet our anticipated working capital requirements and capital expenditures beyond the 12 months from the date of this prospectus. However, we may need additional cash resources in the future if we experience changed business conditions or other developments and may also need additional cash resources in the future if we wish to pursue opportunities for investment, acquisitions, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed our amounts of cash on hand, we may seek to issue debt or equity securities or obtain a credit facility.

Cash requirements for remediation efforts

In the course of auditing our consolidated financial statements as of and for the fiscal years ended March 31, 2025 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; and (ii) a lack of independent directors, an audit committee to establish formal risk assessment process and internal control framework.

In response to the above-mentioned material weaknesses (i) and (ii) identified, we are in the process of implementing a number of measures, including, but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting requirements; (ii) organizing regular training for our accounting staff, especially training related to U.S. GAAP and SEC reporting requirements; and

(iii) establishing an audit committee upon the effectiveness of the registration statement of which this prospectus forms a part. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, (i) creating a U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and (ii) strengthening corporate governance.

We plan to spend approximately $130,000 per annum for the implementation of the above measures, including approximately $80,000 for the additional accounting staffs and approximately $50,000 for U.S. GAAP training. However, we cannot assure you that we will be able to implement or continue implementing these measures in the future or that we will not identify additional material weaknesses or significant deficiencies in the future. See “Risk Factors — Risks Relating to this Offering and the Trading Market — If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.”

Long-term employee loans

For the fiscal years ended March 31, 2025 and 2024, no additional employee loan was signed. All employee loans were loans with an interest rate of 3.85% advanced to the employee for the purpose of business use. For more details, please see our consolidated financial statements and the relevant notes included elsewhere in this prospectus.

Cash Flow

For the fiscal years ended March 31, 2025 and 2024

The following summarizes the key components of our cash flows for the fiscal years ended March 31, 2025 and 2024:

	For the fiscal year ended March 31,
	2025	2024
Net cash (used in) operating activities	$(226,646)	$(1,123,602)
Net cash (used in) investing activities	(19,852)	(58,491)
Net cash provided by financing activities	290,291	980,573
Effect of exchange rate change on cash	(21,267)	(9,752)
Net increase (decrease) in cash	22,526	(211,272)
Cash at beginning of the year	70,870	282,142
Cash at end of the year	$93,396	$70,870

Operating Activities

Net cash used in operating activities was $226,646 for the fiscal year ended March 31, 2025 and was primarily attributable to (i) a net loss of $1,568,820, (ii) adjusted by various non-cash items totaling $805,771, including provision for credit loss, inventory provision, amortization of intangible assets, depreciation for property and equipment, amortization of right-of-use assets and loss on disposals of equipment, (iii) an increase of $17,504 in accounts receivable, (iv) an increase of $3,855 in other receivable (v) a decrease of $2,200 in contract liabilities and (vi) a decrease of $54,017 in operating lease liabilities. These cash outflows were offset by (i) a decrease of $30,069 in amounts due from related parties, (ii) an increase of $420,462 in amounts due to related parties, (iii) an increase of $8,176 in accounts payable, (iv) an increase of $76,204 in other payable and payroll accrual, (v) a decrease of $1,552 in prepayments, (vi) a decrease of $35,420 in inventory, (vii) an increase of $20,785 in receipt of government subsidy, and (viii) an increase of $21,311 in tax payables.

For the fiscal year ended March 31, 2025, net cash used in operating activities was $226,646, compared to $1,123,602 for the fiscal year ended March 31, 2024, representing a decrease of $896,956, or 79.8%. The decrease in cash used in operating activities was mainly due to the increase in cash provided by related parties and the reduced net loss incurred during the fiscal year ended March 31, 2025.

Investing Activities

Net cash used in investing activities was $19,852 for the fiscal year ended March 31, 2025 and was attributable to the purchase of property and equipment. The outflow decreased by 66.1%, mainly due to the decrease in purchase of molds for the fiscal year ended March 31, 2025.

Financing Activities

Net cash provided by financing activities was $290,291 for the fiscal year ended March 31, 2025, in comparison to cash provided by financing activities of $980,573 for the fiscal year ended March 31, 2024. The change was primarily attributable to the cash proceeds from related parties and payment for offering costs.

Credit Facilities

Short-term bank borrowings

The outstanding balances of short-term bank borrowings as of March 31, 2025 and 2024 consisted of the following:

	March 31, 2025	March 31, 2024
Guangxi Luchuan Liuyin Village Bank loan	$620,118	$692,490
Yuhao Lin	20,671	—
Short-term borrowings	$640,789	$692,490

On February 8, 2024, Yulin KTA obtained a one-year short-term bank borrowing of $692,490, which bears interest at a rate of 5.00% per annum, from Guangxi Luchuan Liuyin Village Bank. Mr. Bing Wang, Mr. Shaobo Wang, Kingtitan Technology (Luchuan) Co., Ltd. and Shenzhen Kingtitan Technology Co., Ltd. provided joint liability guaranties for the loan. As of March 31, 2024, the outstanding balance of the loan was $692,490.

On January 26, 2025, Yulin KTA obtained a new one-year short-term bank borrowing of $620,118, which bears interest at a rate of 5.00% per annum, from Guangxi Luchuan Liuyin Village Bank. Mr. Bing Wang, Mr. Shaobo Wang, Kingtitan Technology (Luchuan) Co., Ltd. and Shenzhen Kingtitan Technology Co., Ltd. provided joint liability guaranties for the loan. As of March 31, 2025, the outstanding balance of the loan was $620,118.

Long-term bank borrowings

	March 31, 2025	March 31, 2024
Shenzhen Qianhai WeBank Co., Ltd.	$47,247	$83,099
Long-term bank borrowing	$47,247	$83,099

On March 13, 2024, Yulin KTA obtained a new two-year long-term bank borrowing of $83,099, which bears interest at a rate of 11.34% per annum, from Shenzhen Qianhai WeBank Co., Ltd. Mr. Bing Wang provided guarantee for the loan. As of March 31, 2025, the outstanding balance of the loan was $47,247, which comprised the current maturity of long-term bank borrowing of $47,247.

Short-term loans from related party

Related Party name	Term	Interest rate	Collateral/ Guarantee	Date of Repayment	March 31, 2025	March 31, 2024
Shaobo Wang	Four Short-term loans due by December 2025	Weighted average rate of 5.00%	—	—	$337,713	$—
Shenzhen Telifeng	Multiple Short- term loans due by December 2025	Weighted average rate of 5.00%	—	—	750,977	565,683
Total					$1,088,690	$565,683

The Company has entered into four short-term loan agreements with the related party, Shaobo Wang, which allow the Company to borrow a total amount of $327,973 (RMB 2,380,000) to fund business activities. Two of these loan agreements were originally due in October 2024 and September 2025, respectively, with an interest rate of 5.00%. In accordance with a supplementary agreement signed in January 2025, the maturity dates of these two loans have been extended to December 2025. The remaining two loan agreements will mature in December 2025 and January 2026, respectively. As of March 31, 2025, the aggregate sum of principal and interest pertaining to these loans amounted to $337,713.

The Company entered into multiple short-term loan agreements with the related party, Shenzhen Telifeng Electronics Co. Ltd., which allow the Company to borrow a total amount of $750,977 (RMB 5,449,605) to fund business activities. All loan agreements were due in 2024 with interest rates of 5.00%. In accordance with a supplementary agreement signed in January 2025, the loan due dates have been extended to December 2025.

Long-term loans from related party

Related Party name	Term	Interest rate	Collateral/ Guarantee	Date of Repayment	March 31, 2025	March 31, 2024	March 31, 2023
Shenzhen KTA	From August 2021 to August 2026	Weighted average rate of 3.85%	—	—	$182,646	$221,229	$336,666
Shenzhen KTA	From September 2021 to September 2026	Weighted average rate of 3.85%	—	—	1,137,601	$1,104,360	$1,119,462
Shenzhen KTA	From July 2024 to July 2027	Weighted average rate of 3.85%			120,177	—	—
Bing Wang	From June 2023 to June 2026	Weighted average rate of 3.46%	—	—	3,834	24,514	—
Bing Wang	From March 2025 to March 2027	Weighted average rate of 4.33%	—	—	92,328	—	—
Shenzhen Kingtitan Technology Co., Ltd.	From July 2023 to July 2026	Weighted average rate of 3.95%	—	—	302,755	304,280	—
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.	From January 2024 to January 2027	Weighted average rate of 5.00%	—	—	14,596	13,967	—
Total					$1,853,937	$1,668,350	$1,456,128

During the year ended March 31, 2022, the Company entered into two loans with the related party, Shenzhen KTA. The two loans are due in August 2026 and September 2026, respectively, with the same interest rate of 3.85%. As of March 31, 2025, and March 31, 2024, the outstanding principal balance of the two loans totaled $1,320,247 and $1,325,589, respectively.

From June 2023 to September 2023, the Company entered into four long-term loan agreements with its CEO, Bing Wang, which allowed the Company to borrow a total principal of $276,986 (RMB 2,010,000), which consisted of $68,902 (RMB 500,000) with an interest rate of 4.90% and the remaining loans in the aggregate principal amount of $208,083 that are interest-free. The related party loans are due in June 2026. As of March 31, 2025, the Company has repaid $255,926 (RMB 1,857,177) under the repayment plan, less the portion due within one year of $17,226, the remaining balance of the four long-term loans was $3,834 (RMB 27,821).

In March 2025, the Company entered into two long-term loan agreements with its CEO, Bing Wang, which allows the Company to borrow a total principal of $92,328 (RMB 670,000) to fund business activities. which consist of $41,341 (RMB 300,000) with an interest rate of 3.62% and the remaining loan is $50,987 (RMB 370,000) with an interest rate of 4.9%. The two loan agreements are due in March 2027.

In July 2023, the Company entered into one loan agreement with Shenzhen KTA. The loan is due in July 2026 with an interest rate of 3.95%. As of March 31, 2025, the Company has repaid $nil and the outstanding principal balance of the loan was $302,755.

The Company entered into a long-term loan agreement with the related party, Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd., which allows the Company to borrow a total principal of $13,780 (RMB 100,000) to fund business activities. The loan agreement is due in January 2027 with an interest rate of 5.00%.

Guarantees and Commitments

Lease Commitments

Yulin KTA entered into several leases for warehouses and employee lodging located in Guangxi:

Location	Approximate Size in Square Meters	Primary Use	Ownership Status	Expiration Date
Yulin City, Guangxi Province, China	6,250	Office, manufacturing and warehousing	Lease	November 30, 2033
Huizhou City, Guangdong Province, China	530	Office	Lease	July 31,2029
Shenzhen City, Guangdong Province, China	50	Office	Lease	August 10, 2025

In September 2023, the Company entered into a lease agreement for office space and warehouses. The term of such lease agreement is ten years, which began on December 1, 2023, for rent at $6,925 per month.

In July 2024, the Company entered into a lease agreement for office space. The term of such lease agreement is five years, which began on August 1, 2025, for rent at $964 per month.

In August 2024, the Company entered into a lease agreement for office space. The term of such lease agreement is one year, for rent at $165 per month.

The balances for the operating leases where Yulin KTA is the lessee are presented as follows within the consolidated balance sheets:

	March 31, 2025	March 31, 2024
Operating right-of-use assets, net	$604,542	$611,428
Operating lease liability – current	60,031	48,137
Operating lease liability – non-current	544,511	563,291
Amortization of right-of-use assets	54,017	147,982
Interest accretion	36,885	12,409
Deferred government grants	$—	$—

The Company recognizes the right-of-use assets with the market prices of leasing similar properties. The amortization of right-of-use assets for the years ended March 31, 2025 and 2024, were $54,017 and $147,982, respectively.

Other information related to operating leases where the Company is the lessee is as follows:

	March 31, 2025	March 31, 2024
Weighted-average remaining lease term (months)	104	116
Weighted-average discount rate	6.0%	6.0%

As the leases do not cover most of the underlying asset’s economic life and the residual value of the underlying assets at the end of lease term are not readily available. The Company cannot get the information from the lessor as such information considering the sensitive nature of the information to the lessor and the potential impact it could have on existing or future lease negotiations. As the rate implicit in the lease is not readily determinable, management decided to choose the incremental borrowing rate as the discount rates.

Contractual Obligations

As of March 31, 2025, the future minimum payments under certain of our contractual obligations were as follows:

	Payment due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short-term borrowings	640,789	640,789	—	—	—
Long-term bank borrowings	47,247	47,247	—	—	—
Long term loans from related party	1,853,937	—	1,853,937	—	—
Operating lease obligations	604,542	60,031	131,398	140,253	272,860
Total	$3,146,515	$748,067	1,985,335	$140,253	$272,860

Contingencies

The Company evaluated the subsequent event through the date of the issuance of consolidated financial statements and concluded that there are no additional reportable subsequent events apart from disclosed as above.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires that we make estimates and assumptions. In certain circumstances, those estimates and assumptions can affect amounts reported in the accompanying consolidated financial statements and notes. In preparing our financial statements, we have made our best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. Application of the accounting policies described below involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. The following is a brief discussion of our critical accounting policies and estimates.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements primarily include, but are not limited to, the determination of performance obligations, allowance for credit loss, lower of cost and net realizable value of inventory, assessment for impairment of long-lived assets and intangible assets, operating right-of-use assets, recoverability of receivables, valuation of deferred tax assets.

Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

Accounts receivable, net

Accounts receivable represents the Company’s right to consideration in exchange for goods and services that the Company has transferred to the customer before payment is due. Accounts receivable are stated at the carrying amount, net of an estimated allowance for uncollectible accounts. Before April 1, 2023, the Company reviews on a periodic basis for doubtful accounts for the outstanding trade receivable balances based on historical collection trends, aging of receivables and other information available. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

From January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. After the Company’s assessment of CECL, no material difference was found comparing to the amount recorded in accordance with the previous method.

Inventory, net

Inventory is stated at the lower of cost or net realizable value and consists of raw materials and finished goods. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs to bring the inventory to their present location and condition. The Company records adjustments to inventory for excess quantities, obsolescence, or provision, when appropriate, to reflect inventory at net realizable value. Certain factors, such as changes in demand of the Company’s products or more competitors in the non-pneumatic tire manufacturing industry, could impact the net realizable value of inventory. The Company continually evaluates the recoverability based on assumptions of customer demand and market conditions. Assumptions are made on the analysis of the Company’s recent sales of its products volume and the physical condition of inventory.

Property and Equipment, Net

Property and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service, after considering the estimated residual value which is 0% of costs.

The Estimated useful lives are as follows:

Classification	Estimated Useful Life
Production equipment	3 to 10 years
Motor vehicles	3 to 4 years
Office equipment	3 to 5 years
General equipment	3 to 10 years
Leasehold Improvement	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of loss and comprehensive loss. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives as below:

Classification	Useful lives
Patent rights	10 to 20 years

The Company’s intangible assets with definite useful lives primarily consist of patent rights. The Company typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of 10 years or 20 years, which, in accordance with Article 42 of the Patent Law of the people’s Republic of China, management confirms that the term of patent rights for inventions is 20 years, and that for utility model and design patents is 10 years.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Codification (“ASC”) 842, Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheets, while recognition on the statement of operations will remain similar to lease accounting under ASC 840. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting.

The Company adopted the ASUs as of January 1, 2019 using the cumulative effect adjustment approach. Upon adoption, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed the Company to carry forward the historical determination of contracts as leases, lease classification and not reassess initial direct costs for historical lease arrangements. In addition, the Company also elected the practical expedient to apply consistently to all of the Company’s leases to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of the Company’s right-of-use (“ROU”) assets.

All leases of the Company are currently classified as operating leases. Operating leases are included in operating ROU assets and deferred government grants on the Company’s consolidated balance sheets as of March 31, 2025 and 2024. Please refer to Note 10 — Leases for the disclosures regarding the Company’s leases.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Fair Value Measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, other receivables, amounts due from (to) related parties, short-term bank borrowings, accounts payable, contract liabilities, and payroll accruals approximate their recorded values due to their short-term maturities. The fair value of longer-term leases approximates their recorded values as their stated interest rates approximate the rates currently available.

Revenue Recognition

The Company elected to adopt ASC Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of January 1, 2019. Accordingly, the consolidated financial statements for the years ended March 31, 2025 and 2024 are presented under ASC 606.

Under ASC 606, the core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. This new guidance provides a five-step analysis in determining when and how revenue is recognized. The five-step model requires that the Company:

Step 1:	Identify the contract (s) with a customer
Step 2:	Identify the performance obligations in the contract
Step 3:	Determine the transaction price
Step 4:	Allocate the transaction price to the performance obligations in the contract
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation

The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition. The Company applied practical expedient when sales taxes were collected from customers, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price.

Nature of products

The Company’s revenues are mainly generated from sales of non-pneumatic tires. The Company’s current product portfolio primarily comprises three types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling tires, the Company also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles.

Transaction price and allocation to performance obligations

The Company enters into contracts with customers for sales of products that are within the scope of ASC 606. The contract with the customer contains only one performance obligation. Companies sign different contracts with customers for different businesses, and each contract contains only one kind of performance obligation. The Company’s performance obligations are primarily for the delivery of products. The Company’s transaction prices are based on the prices charged to customers for the single performance obligation. Revenue from sale of products is recognized when control of products is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at acceptance of goods by customers.

The Company typically provides six months or one-year standard product warranties on its products. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations.

Payment terms

Payments are generally due from customers within 90 days from the invoice date and the contracts do not have significant financing components. For the fiscal years ended March 31, 2025 and 2024 no customer contract included significant financing components.

Contract assets and liabilities

When either party to a contract has performed, the Company presents the contract in the statement of financial position as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the Company’s right to consideration in exchange for goods that the Company has transferred to a customer. A receivable is recorded when the Company has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

If a customer pays consideration or the Company has a right to an amount of consideration that is unconditional, before the Company transfers a product to the customer, the Company presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. The Company’s contract liabilities primarily resulted from payments received from customers before they received the products.

No contract assets were recorded as of March 31, 2025, and 2024. As of March 31, 2025 and 2024, the contract liabilities recorded by the Company were $8,419 and $10,660, respectively.

Shipping

Shipping costs are not considered a separate performance obligation. Shipping costs are expensed when incurred and included in sales and marketing expenses in the consolidated statements of income and comprehensive income as logistics expenses. Logistics expenses were $12,566 and $17,823 for the fiscal years ended March 31, 2025 and 2024, respectively.

Variable consideration

For the fiscal years ended March 31, 2025 and 2024, the Company did not offer discounts, trade promotions and other allowances; accordingly, no variable consideration estimates were required.

Principal and Agent Considerations

Based on the Company’s evaluation using a control model, the Company determined that in all of its major business activities, it serves as a principal rather than an agent within their revenue arrangements in accordance with ASC 606-10-55-36 to 39. The reasons are as follows:

(a)     The Company is primarily responsible for fulfilling the promise to provide the specified goods.

(b)    The Company is the party responsible for inventory risk.

(c)     The Company is the only party to establish the contract price with customer.

Revenue and the associated costs of product sales are both reported on a gross basis within the consolidated statements of loss and comprehensive loss.

Income Taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax. Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the consolidated financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. For the years ended March 31, 2025, the Company had a working capital deficit of $2,826,986 and had an accumulated deficit of $42,320,351. The Company incurred net losses of $1,568,820 and $2,223,793 for the years ended March 31, 2025 and 2024, respectively. Net cash used in operating activities was $226,646 and $1,123,602 for the years ended March 31, 2025 and 2024, respectively. The Company will rely on our current cash, available banking facilities, and anticipated cash receipts from sales of products. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

See Note 2 to the consolidated financial statements included elsewhere in this prospectus for a discussion of recently issued accounting standards.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Interest Rate Risk

We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains certain bank accounts in the PRC. As of March 31, 2025 and 2024, cash balances in the PRC were $93,396 and $70,870, respectively. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. Other than such deposit insurance mechanism, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash are financially sound based on public available information.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

Foreign Currency Risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation for the remittance.

As a result, the Company is exposed to foreign exchange risk, as revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in U.S. dollar financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

BUSINESS

Overview

Our Company is an offshore holding company incorporated in the Cayman Islands without any material operations of its own. Our Company conducts its business operations in China through Yulin KTA. Yulin KTA commenced its operation in 2018 and is principally engaged in developing, manufacturing and selling non-pneumatic tires. Our Company, through Yulin KTA, aims to become a leading provider of non-pneumatic tires and a technology pioneer ushering changes to the tire industry in China.

Yulin KTA’s current product portfolio mainly comprises three types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling tires, Yulin KTA also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles. Yulin KTA is able to provide standardized products with basic configurations and customized products with distinct variations to meet a wide range of customers’ specifications.

In the fiscal years ended March 31, 2025 and 2024, our revenue was $633,950 and $536,515, respectively. For the same fiscal years, our net loss was $1,568,820 and $2,223,793, respectively.

Industry Background

The market in which Yulin KTA’s products are sold is competitive. Tires can be divided into pneumatic tires and non-pneumatic tires based on tire structure. Pneumatic tires are made of reinforced rubber and inflated with compressed air, and non-pneumatic tires eliminate the need for air inflation and utilize certain materials and structures to optimize the mechanical performance and capacity. Traditionally, pneumatic tires have occupied a dominant position in the tire market in China. However, we believe non-pneumatic tires represent the development trend for the future and have the potential to transform the tire industry, because non-pneumatic tires are resistant to air leakage, punctures, blowouts, and other potential risks that lead to traffic accidents, and are expected to balance the trade-off between road safety and operational performance. Although we believe non-pneumatic tires represent the development trend for the future, the development of non-pneumatic tires is subject to a high degree of uncertainty. For challenges faced by non-pneumatic tires, see “Risk Factors — Risks Relating to Our Business and Industry — The slowing or stopping of the development or acceptance of non-pneumatic tires may adversely affect Yulin KTA’s business.”

Yulin KTA competes against many large and small tire manufacturers, including pneumatic and non-pneumatic tire manufacturers in China. Competitors that manufacture pneumatic tires include Giti, Maxxis and CST, and competitors that manufacture non-pneumatic tires include Nedong and Risingsun. We compete with other tire manufacturers on the basis of product design, performance, price and terms, reputation, and warranty terms. As new competitors enter the market, we expect competition in this market will continue to be intense. We believe the major entry barriers to this market include technological capability, capital investments and customer relationships.

Our Strengths

Product features

Yulin KTA seeks to innovate and develop a unique product portfolio of non-pneumatic tires to serve various commercial applications, promote road safety, and protect the ecological environment. We believe Yulin KTA’s non-pneumatic tires demonstrate the following features:

•        Environmental Friendliness.    Yulin KTA prioritizes the use of environment-friendly raw materials in manufacturing its non-pneumatic tires. For example, one of the principal raw materials used by Yulin KTA, polyurethane, is reusable and biodegradable. In addition, Yulin KTA ensures its non-pneumatic tires undergo repeated and stringent quality and safety testing that focuses on both physical properties and chemical components of the tires.

•        Durability.    We believe polyurethane withstands various forms of abrasion and demonstrates better durability than rubber, which is widely used on pneumatic tires. By virtue of having better durability, Yulin KTA’s non-pneumatic tires reduce tire maintenance and replacement costs.

•        Safety.    Yulin KTA’s non-pneumatic tires eliminate the need for air inflation and are resistant to punctures, blowouts and other similar road hazards that are specific to pneumatic tires, thereby promoting road safety.

•        Heat dissipation.    Certain non-pneumatic tires adopt the traditional close structure of tires, which impedes the air flow between the internal tire structure and the air, and could lead to overheating damage and tire failure. We believe Yulin KTA’s non-pneumatic tires are distinguished from such non-pneumatic tires by virtue of their open structure, which comprises a combination of staggered tube structure, radial hollow tunnel and round-like structural design. This open structure creates the direct contact between the internal tire structure and the air, and can facilitate heat dissipation and reduce tire wear problems caused by failure of heat dissipation.

The open structure of Yulin KTA’s non-pneumatic tires

•        Driving comfort.    The open structure of Yulin KTA’s non-pneumatic tires adopts staggered tube and round-like structural designs, which we believe can reduce the deformation of the tire support structure especially when the tire load increases, and promote driving comfort.

•        Customized Applications.    Polyurethane, one of the principal raw materials for Yulin KTA’s non-pneumatic tires, has a watery transparency. By mixing polyurethane with colorants or luminous materials, Yulin KTA is able to produce tires with customized color or luminous features to satisfy customers’ requirements. Yulin KTA also has the manufacturing capacity to produce tires according to other customers’ specifications, such as tire speed, loading capacity, abrasion resistance, and rolling resistance.

Examples of Yulin KTA’s luminous tires

Product innovation and development

Yulin KTA dedicates innovation and development efforts and research and development resources to improving the existing products and delivering new products that satisfy industry trends. To understand changes in industry trends, Yulin KTA collects and analyzes various sources of information. For example, Yulin KTA’s innovation and development team read industry periodicals and various news sources to explore new areas of research, Yulin KTA’s sales personnel collect market feedback to assess customers’ needs and to identify industry trends, and Yulin KTA’s management team gather information generated from business operations and perform market analyses to anticipate industry trends. Yulin KTA conducts product innovation and development based on its understanding of industry trends and market needs. Yulin KTA cultivates a professional innovation and development team. Yulin KTA also operates a simulation laboratory to test the tire performance in various simulations, and a materials laboratory to test the physical properties of tire materials. For the fiscal years ended March 31, 2025 and 2024, Yulin KTA incurred research and development expenses in the amount of $208,495, and $297,275, respectively. As of the date of this prospectus, Yulin KTA obtained 21 patents in connection with its non-pneumatic tires and received a license to use certain other intellectual property rights. For further details on intellectual property, see “— Intellectual Property.”

Experienced and professional management team

Yulin KTA’s management team has extensive industry or management experience, which reaches over ten years on average for each member. The management team has accumulated comprehensive knowledge in sales, product management, product innovation and development, and administration matters.

Growth Strategies

In order to maintain Yulin KTA’s competitiveness in the marketplace, Yulin KTA plans to adopt the following growth strategies:

•        launching new products by continuing to invest in product innovation and development and exploring additional commercial applications for the products;

•        expanding the customer base by widening the distribution of tire loading machines for Yulin KTA’s tires;

•        expanding the distribution networks by establishing online sales channels and cooperating with offline distributors;

•        retaining and attracting talents by improving the compensation packages and offering standardized employee training programs to enhance the employees’ skills and experience on production, sales, customer service and management; and

•        investing in businesses engaged in the manufacturing of motor vehicles; although, as of the date of this prospectus, we have not identified, or engaged in any material discussions regarding, any potential target.

The capital investment funds for Yulin KTA’s growth strategies would come from the net income and the contributed capital from the shareholders, including, but not limited to, funds raised from this offering. The actual investments in the growth strategies may differ from the desired investments if this offering is unsuccessful.

Business Operations

Yulin KTA generates revenue primarily through manufacturing and selling non-pneumatic tires for various applications.

Sourcing and Production

Yulin KTA has its own manufacturing facilities and also cooperates with third-party manufacturers on an as-needed basis. Yulin KTA maintains the manufacturing qualifications as required by the relevant laws and regulations in China. Yulin KTA has the capacity of manufacturing both standardized and customized products to satisfy customers’ requirements on color, size, tire speed, loading capacity, abrasion resistance, and rolling resistance, etc. As of the date of this prospectus, Yulin KTA has sufficient manufacturing capacity to complete its orders and has not experienced any backlog of orders for its operations. For further details on Yulin KTA’s manufacturing capacity, see “— Operating Lease Right-of-Use Assets.”

Yulin KTA’s manufacturing facilities are primarily designed for mass production. When Yulin KTA receives an order for a relatively small number of products, it may determine that in-house manufacturing is not cost-effective and will then outsource to a third-party manufacturer to complete the order. For the fiscal years ended March 31, 2025 and 2024, Yulin KTA worked with ten and eight third-party manufacturers, respectively, and three and one of them independently accounted for more than 10% of the finished products by value, respectively. For the same fiscal years, Yulin KTA maintained stable relationships with substantially all the third-party manufacturers and there have not been any manufacturing interruptions or business disputes with such manufacturers. If Yulin KTA loses any one third-party manufacturer, we believe that Yulin KTA will be able to find a replacement of appropriate manufacturing capacity at reasonable cost, due to the low concentration of third-party manufacturers. As such, we believe that the loss of any one third-party manufacturer will not have a material adverse impact on Yulin KTA’s ability to offer its products, irrespective of the size of any order.

In addition, the production of Yulin KTA’s products could be affected by the cost and availability of raw materials, such as hardware, polyurethane, and packaging components. Yulin KTA sources all of its raw materials from various suppliers in China. For the fiscal year ended March 31, 2025, three suppliers accounted for 32%, 28% and 24% of the Company’s total purchase costs, respectively. For the fiscal year ended March 31, 2024, two suppliers accounted for 26% and 19% of the total purchase costs, respectively. If Yulin KTA loses any one supplier, we believe it will not have a material adverse impact on Yulin KTA’s production because of the low concentration of suppliers and the availability of raw materials. According to Yulin KTA’s assessment of market conditions, the price and supply of raw materials remained relatively stable in the fiscal years ended March 31, 2025 and 2024.

Distribution and Sale

Yulin KTA contracts with end users and distributors that sell the products to end users. As of the date of this prospectus, Yulin KTA usually warrants the products to be free from certain defects for a certain period of time. For the fiscal years ended March 31, 2025 and 2024, Yulin KTA sold products to approximately 115 and 125 customers, respectively, and three and one of them independently accounted for more than 10% of the total revenue, respectively. For the same fiscal years, Yulin KTA maintained stable relationships with substantially all the customers and there have not been any interruptions or business disputes with such customers. If Yulin KTA loses any one significant customer, it might adversely affect the business operations in the short term, but we believe that Yulin KTA will be able to find a suitable replacement, due to the increased popularity of its products. As such, we do not believe that the loss of any one customer would have an enduring material adverse impact on Yulin KTA’s business. Certain of Yulin KTA’s significant customers are related parties, as disclosed in the section titled “Related Party Transactions.”

Logistics and Warehousing

Yulin KTA stores the products in its warehouse and delivers the products as needed by customers. Yulin KTA cooperates with a third-party transportation agency for delivery services. The risk of loss is transferred from Yulin KTA to the transportation agency once the products leave Yulin KTA’s warehouse and are received by the transportation agency. After Yulin KTA’s customers accept the products at their storage facilities, such customers are responsible for the subsequent warehousing, logistics, and the risk of loss. For Yulin KTA’s warehousing capacity, see “— Operating Lease Right-of-Use Assets.”

Our Products

Current Product Portfolio

Yulin KTA has developed a product portfolio including four main categories varied by product applications, consisting of sanitation industry truck tires, pan-travel tires, intelligent robot tires and self-healing tires. Yulin KTA is able to provide standardized products with basic configurations and customized products with distinct variations, allowing Yulin KTA to offer a broad spectrum of products to meet customers’ specifications.

Sanitation industry truck tires are manufactured for use on sanitation vehicles, delivery trucks and mining trucks. Such tires range from approximately 340mm to approximately 1450mm in outside diameter and in weight from 1,745g to 565,000g. We believe the sanitation industry truck tires have high tear resistance and loading capacity. For the fiscal years ended March 31, 2025 and 2024, the sales revenue of sanitation industry truck tires was $244,021 and $113,575, respectively, representing approximately 38% and 21% of the total revenue, respectively.

Examples of Yulin KTA’s sanitation industry truck tires

Pan-travel tires are manufactured for use on vehicles, such as bikes, electric motorbikes, and electric scooters. Such tires range from approximately 153mm to approximately 610mm in outside diameter and in weight from 330g to 1,350g. We believe the pan-travel tires have high tear resistance, shock absorption, and rolling resistance. For the fiscal years ended March 31, 2025 and 2024, the sales revenue of pan-travel tires was $158,677 and $256,618, respectively, representing approximately 25% and 48% of the total revenue, respectively.

Examples of Yulin KTA’s pan-travel tires

Intelligent robot tires are manufactured for use on robots and intelligent devices. Such tires range from approximately 97mm to approximately 385mm in outside diameter and in weight from 130g to 4,130g. We believe the intelligent robot tires have anti-static and non-marking properties, and have high shock absorption. For the fiscal years ended March 31, 2025 and 2024, the sales revenue of intelligent robot tires was $136,674 and $84,638, respectively, representing approximately 22% and 16% of the total revenue, respectively. We believe intelligent robot tires demonstrate Yulin KTA’s product innovation and development efforts and its ability to fulfill various customer requirements. Yulin KTA does not have any plans to expand the sales of intelligent robot tires as of the date of this prospectus, and plans to maintain the current customer base and business for intelligent robot tires.

Examples of Yulin KTA’s intelligent robot tires

Self-healing tires are inflatable automobile tires, and a new product launched by Yulin KTA in 2024. Such tires range from approximately 145mm to approximately 285mm in outside diameter. The self-healing tires are designed to have high tear resistance, loading capacity, and noise reduction. For the fiscal year ended March 31, 2025, the sales revenue of self-healing tires was $1,076, representing less than 1% of the total revenue.

Examples of Yulin KTA’s self-healing tires

In addition to selling tires, Yulin KTA also generates revenue by selling other products and services such as tire loading machines and wheel hubs, and providing technology services. For the fiscal years ended March 31, 2025 and 2024, the sales revenue of such other products and services was $94,578 and $81,684, respectively, representing approximately 15% and 15% of the total revenue, respectively.

Potential Product Applications in the Future

Yulin KTA is dedicated to investing in product innovation and development and exploring additional commercial applications for its products. Potential future applications of Yulin KTA’s products include the following, and none of the following product applications have generated any revenue for our Company as of the date of this prospectus.

High-speed tires

Yulin KTA built a prototype of high-speed tires for passenger vehicles in 2018. We believe such prototype has sufficiently addressed the major issue for high-speed tires — heat dissipation. However, due to the lack of manufacturing equipment and machines, Yulin KTA is currently not able to commercialize the high-speed tires. Yulin KTA plans to put the most efforts into the commercialization of the high-speed tires among all the potential product applications described in this section, because we believe the potential market for high-speed tires is relatively larger than the other product applications.

Yulin KTA plans to use a portion of the net proceeds raised from this offering to commercialize the high-speed tires, which requires large chemical reactor, professional molding equipment and molds, systematic equipment for laboratory testing, and professional high-speed tire testing site (about 400 acres). There is no specific timeline for these developments as of the date of this prospectus.

Examples of Yulin KTA’s prototype of high-speed tires

Small aircraft tires

Yulin KTA built a prototype of tires for small aircraft in 2019. The prototype was tested on several test flights conducted by Yulin KTA in 2019. As of the date of this prospectus, Yulin KTA has not yet sold any tires for small aircraft and is approaching potential customers. Yulin KTA plans to approach more potential customers, including global aircraft clubs and aircraft manufacturers in the future.

Examples of Yulin KTA’s prototype of small aircraft tires

Other potential applications

Yulin KTA is developing its ability to customize its tires for special vehicles, including security patrol vehicles and small firefighting vehicles. As of the date of this prospectus, Yulin KTA has not commercialized the applications for special vehicles.

Examples of prototypes for other applications

Product Pricing

The pricing of products sold to consumers is based on the universal market price determined by Yulin KTA. To determine such universal market price, Yulin KTA primarily considers product manufacturing costs. Yulin KTA’s products are sold at relatively higher prices than pneumatic tires and certain non-pneumatic tires and in the range from approximately $2 to $3,538 each. However, we believe Yulin KTA’s pricing is not a barrier to growing the business amid the market competition, because Yulin KTA’s competitive advantage depends on its ability to ensure product quality, operational performance, use value, and cost-effectiveness.

Product Quality

Yulin KTA implements comprehensive measures to maintain product quality. To ensure product quality before and during the production process, Yulin KTA carefully selects and purchases raw materials that meet the customers’ requirements, conducts testing on the physical properties of raw materials before use in the materials laboratory, performs quality evaluations on the first batch of sample products, and tests the sample products under various environments in the simulation laboratory. Yulin KTA completes all of these quality control steps before it starts the in-house manufacturing process. In addition, Yulin KTA carefully selects third-party manufacturers. All of the selected third-party manufacturers have the production qualifications. None of the third-party manufacturers have been investigated for product safety incidents or sanctioned by the relevant government authorities for product safety issues as of the date of this prospectus.

To ensure product quality after the production process, Yulin KTA adopts a product return and refund management system. According to this system, in the event that Yulin KTA’s products do not conform to customers’ specifications or do not satisfy customers’ needs, the sales personnel will walk the customers through the product return or refund process, and the quality control personnel will inspect the returned products and decide whether the products are suitable for future sales. By maintaining the product return and refund management system, Yulin KTA seeks to maintain good relationships with its customers and improve product quality.

To ensure product quality in general, Yulin KTA adopts a product quality management system to guide its production process. This system is primarily designed for open-structure tires and is certified to meet the quality management system standard of GB/T19001-2016/ISO9001: 2015. Yulin KTA subjects its non-pneumatic tires to repeated and stringent quality and safety testing. For example, Yulin KTA entrusted a third-party evaluation agency in 2023 to conduct testing on its non-pneumatic tire sample and such agency concluded that the chemical components of the tire sample meet the Directive 2011/65/EU, which sets forth the European Union’s restrictions on the use of certain hazardous substances in electrical and electronic equipment.

As of the date of this prospectus, Yulin KTA has not been subject to any significant product quality incidents, nor has it been sanctioned by any relevant government authorities for product quality issues, nor has it received any complaints from any end users about product quality issues.

Product Sustainability

Yulin KTA seeks to minimize the adverse environmental impact arising from its operations. Yulin KTA prioritizes the use of environment-friendly raw materials in manufacturing its products. Yulin KTA seeks to monitor and track waste management, pollution prevention, and overall environmental health in relation to its footprints. For example, Yulin KTA conducts routine internal environmental assessment audits and accepts third-party environmental inspections at its facilities. Yulin KTA also implements manufacturing safety management rules for the prevention and control of production safety accidents. As of the date of this prospectus, Yulin KTA has not been subject to any claims or punishment relating to non-compliance of relevant environmental regulations.

Sales and Marketing

As of the date of this prospectus, Yulin KTA conducts sales activities through its professional sales team. Yulin KTA’s sales team implement and review the sales strategies based on market changes and industry predictions on a regular and as-needed basis.

Yulin KTA consolidates multi-channel marketing programs to promote the products. The marketing programs are implemented through online and other types of advertising activities to increase the public awareness of the products, such as launching advertising campaigns on online platforms, websites, and mobile applications, and attending various industry events. In addition to sales and marketing activities, we believe that the key strength for Yulin KTA to retain the existing customers and attract new customers is the ability to ensure product quality and customer satisfaction.

Employees

Yulin KTA strives to attract, recruit, and retain talents through its compensation and benefit programs, as well as learning and development opportunities that support career advancement. In addition to salaries, Yulin KTA offers complementary benefits, including, among other things, pension insurance, medical insurance, unemployment insurance, work-related injury insurance and maternity insurance, as required by the applicable laws and regulations in China.

Yulin KTA has not made full contributions to social security insurance plans and housing provident fund for Yulin KTA’s employees in compliance with the relevant PRC regulations. As a result, Yulin KTA may be required to make up the contributions for these plans as well as to pay late fees and fines. As of the date of this prospectus, the aggregate amount of underpayment of employee social insurance and housing provident funds was RMB1,630,588 (approximately $224,702), with an estimated maximum penalty of approximately RMB738,822 (approximately $101,813). See “Risk Factors — Risks Relating to Doing Business in the PRC — We may be negatively affected by the potential obligations to make additional social insurance and housing fund contributions.”

Yulin KTA enters into employment agreements with each of its employees. The employment agreements typically contain confidentiality and non-compete restrictions throughout the continuation of the employment relationships, among other restrictions. Yulin KTA has not experienced any labor disputes as of the date of this prospectus. None of the employees are represented by labor unions.

Yulin KTA has a total of 33 full-time employees as of the date of this prospectus. Yulin KTA had 39, 40, and 48 employees as of March 31, 2025, 2024, and 2023, respectively. The following table sets forth the numbers of employees categorized by function as of the date of this prospectus.

Function	Number
Finance	3
Market	2
Administration	7
Supply	6
Product Management	2
Sales	2
Production	2
Research and Development	9
Total	33

Operating Lease Right-of-Use Assets

Yulin KTA has constructed the manufacturing and warehousing facilities and provides lodging to its employees on leased properties. The following chart sets forth the location, approximate size, primary use, ownership status, and term of the major properties in use during the fiscal years ended March 31, 2025 and 2024.

Location	Approximate Size in Square Meters	Primary Use	Ownership Status	Expiration Date
Yulin City, Guangxi Province, China	6,250	Office, manufacturing and warehousing	Lease	November 30, 2033
Huizhou City, Guangdong Province, China	530	Office	Lease	July 31, 2029
Shenzhen City, Guangdong Province, China	50	Office	Lease	August 10, 2025

We believe that the current facilities are adequate for the time being. There may be a need to secure additional office space as Yulin KTA’s business grows in the future.

Intellectual Property

As of the date of this prospectus, Yulin KTA has registered one domain name: www.ktazg.com, 3 trademarks, and 21 patents in China. These patents are owned by Yulin KTA and consist of (i) 4 invention patents which are protected for 20 years from the application date, (ii) 12 design patents which are protected for ten years from the application date, and (iii) 5 utility patents which are protected for ten years from the application date. Yulin KTA considers the invention patents of such importance that the loss or expiration of any of them would materially affect its business. Yulin KTA relies on a combination of intellectual property laws and contractual restrictions on disclosure to protect its intellectual property rights. However, there is no assurance that this form of protection will be successful in any given case, particularly since the laws of the PRC do not protect proprietary rights as fully as in the United States. As of the date of this prospectus, Yulin KTA’s intellectual property rights have not been subject to any adverse claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in China. Yulin KTA has not been involved in any litigation or other claims related to any third party’s intellectual property rights. The chart below presents information about some intellectual property that Yulin KTA has registered or applied for.

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	A Non-Pneumatic Polyurethane Cycle tire with a buffer structure (Type: invention)	Patent Office of China National Intellectual Property Administration	May 22, 2015	Registered	May 21, 2035
Patent	Non-Pneumatic Polyurethane Cycle tire with an elastic plugin (Type: invention)	Patent Office of China National Intellectual Property Administration	May 22, 2015	Registered	May 21, 2035
Patent	A microcrosslinked TPE composite material for airless tyres and its preparation method. (Type: invention)	Patent Office of China National Intellectual Property Administration	October 21, 2022	Registered	October 20, 2042
Patent	Non-pneumatic Tire (Type: utility patent)	Patent Office of China National Intellectual Property Administration	February 09, 2021	Registered	February 08, 2031
Patent	A tire loading machine (Type: utility patent)	Patent Office of China National Intellectual Property Administration	November 24, 2020	Registered	November 23, 2030
Patent	A Non-Pneumatic Polyurethane tire of anti-separated (Type: utility patent)	Patent Office of China National Intellectual Property Administration	October 9, 2017	Registered	October 8, 2027
Patent	An open structure tire (Type: utility patent)	Patent Office of China National Intellectual Property Administration	September 6, 2016	Registered	September 5, 2026
Patent	A device for mounting non-pneumatic tires (Type: utility patent)	Patent Office of China National Intellectual Property Administration	October 8, 2023	Registered	October 7, 2033
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	August 12, 2021	Registered	August 11, 2031
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	April 8, 2021	Registered	April 7, 2031

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	January 30, 2021	Registered	January 29, 2031
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	January 19, 2021	Registered	January 18, 2031
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	October 26, 2020	Registered	October 25, 2030
Patent	Non-pneumatic tire (Type: design)	Patent Office of China National Intellectual Property Administration	September 18, 2020	Registered	September 17, 2030
Patent	Non-pneumatic tire (Type: design)	Patent Office of China National Intellectual Property Administration	September 18, 2020	Registered	September 17, 2030
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	August 17, 2020	Registered	August 16, 2030
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	November 9, 2016	Registered	November 8, 2026
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	March 3, 2017	Registered	March 2, 2027
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	September 19, 2017	Registered	September 18, 2027

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	September 19, 2017	Registered	September 18, 2027

In addition, Shenzhen KTA has granted a permanent and royalty-free license to Yulin KTA to use certain of Shenzhen KTA’s intellectual property rights presented in the chart below, subject to the following restrictions: (i) the permitted uses are only for the research, development, manufacturing and sale of Yulin KTA’s products, (ii) such uses shall not damage Shenzhen KTA’s brand image or reputation, or compromise Shenzhen KTA’s interests in any regard, and (iii) such license may not be assigned or transferred by Yulin KTA to any third party without Shenzhen KTA’s prior consent, among other restrictions. Shenzhen KTA is a related party enterprise incorporated in China in which a substantial interest in the voting power is controlled by Mr. Bing Wang, our Chief Executive Officer and Chairman of the Board of Directors. We believe this license provides easier market access for Yulin KTA’s products and increases Yulin KTA’s ability to grow its business.

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	A Hollow-structure Tire (Type: invention)	Patent Office of China National Intellectual Property Administration	April 05, 2017	Registered	April 04, 2037
Patent	An Open-structure Tire (Type: invention)	Patent Office of China National Intellectual Property Administration	December 02, 2016	Registered	December 01, 2036
Patent	An open structure tire (Type: invention)	Patent Office of China National Intellectual Property Administration	August 02, 2016	Registered	August 01, 2036
Patent	Tire Structure (Type: invention)	Patent Office of China National Intellectual Property Administration	June 08, 2016	Registered	June 07, 2036
Patent	A Non-Pneumatic Polyurethane Tire with Slotted-structure (Type: invention)	Patent Office of China National Intellectual Property Administration	May 22, 2015	Registered	May 21, 2035
Patent	A Shock Absorber for Vehicles (Type: utility patent)	Patent Office of China National Intellectual Property Administration	January 29, 2019	Registered	January 28, 2029
Patent	A Non-Pneumatic Tire with Anti-detachment Ring (Type: utility patent)	Patent Office of China National Intellectual Property Administration	July 11, 2017	Registered	July 10, 2027
Patent	A Non-Pneumatic Tire with Anti-detachment Ring (Type: utility patent)	Patent Office of China National Intellectual Property Administration	July 11, 2017	Registered	July 10, 2027
Patent	An open structure tire (Type: utility patent)	Patent Office of China National Intellectual Property Administration	December 02, 2016	Registered	December 01, 2026

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	A Multi-station Intelligent Tire Molding Machine (Type: utility patent)	Patent Office of China National Intellectual Property Administration	June 04, 2018	Registered	June 03, 2028
Patent	A Polyurethane Tire (Type: utility patent)	Patent Office of China National Intellectual Property Administration	August 09, 2019	Registered	August 08, 2029
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	August 17, 2020	Registered	August 16, 2030
Patent	Aircraft Tire (Type: design)	Patent Office of China National Intellectual Property Administration	April 12, 2019	Registered	April 11, 2029
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	April 04, 2019	Registered	April 03, 2029
Patent	Electric Scooter Tire (2)(Type: design)	Patent Office of China National Intellectual Property Administration	October 22, 2019	Registered	October 21, 2019
Patent	Electric Scooter Tire (1)(Type: design)	Patent Office of China National Intellectual Property Administration	October 22, 2019	Registered	October 21, 2019
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	April 04, 2019	Registered	April 03, 2029
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	December 30, 2019	Registered	December 29, 2029
Patent	Wheelchair Tire (Type: design)	Patent Office of China National Intellectual Property Administration	April 29, 2019	Registered	April 28, 2029
Patent	Wheel Rim (Type: design)	Patent Office of China National Intellectual Property Administration	July 11, 2017	Registered	July 10, 2027
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	March 15, 2017	Registered	March 14, 2027
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	November 09, 2016	Registered	November 08, 2026

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	November 09, 2016	Registered	November 08, 2026
Patent	Tire (Type: design)	Patent Office of China National Intellectual Property Administration	February 27, 2023	Registered	February 26, 2033
Trademark	(Trademark Class: 12)	Trademark Office of China National Intellectual Property Administration	May 07, 2017	Registered	May 06, 2027
Trademark	(Trademark Class: 35)	Trademark Office of China National Intellectual Property Administration	February 21, 2019	Registered	February 20, 2029
Trademark	(Trademark Class: 37)	Trademark Office of China National Intellectual Property Administration	February 14, 2019	Registered	February 13, 2029
Trademark	(Trademark Class: 42)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Trademark	(Trademark Class: 35)	Trademark Office of China National Intellectual Property Administration	March 07, 2018	Registered	March 06, 2028
Trademark	(Trademark Class: 12)	Trademark Office of China National Intellectual Property Administration	March 21, 2018	Registered	March 20, 2028
Trademark	(Trademark Class: 9)	Trademark Office of China National Intellectual Property Administration	March 07, 2018	Registered	March 06, 2028
Trademark	(Trademark Class: 12)	Trademark Office of China National Intellectual Property Administration	March 07, 2018	Registered	March 06, 2028
Trademark	(Trademark Class: 35)	Trademark Office of China National Intellectual Property Administration	March 07, 2018	Registered	March 06, 2028
Trademark	(Trademark Class: 9)	Trademark Office of China National Intellectual Property Administration	March 14, 2018	Registered	March 13, 2028
Trademark	(Trademark Class: 35)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028

Type	Name	Issuing Authority/ Registration Institution	Application Date/ Registration Date	Status	Expiration Date
Trademark	(Trademark Class: 16)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Trademark	(Trademark Class: 12)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Trademark	(Trademark Class: 35)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Trademark	(Trademark Class: 16)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Trademark	(Trademark Class: 12)	Trademark Office of China National Intellectual Property Administration	October 21, 2018	Registered	October 20, 2028
Copyright	“脱胎换骨” (Type: Fine Arts)	National Copyright Administration of the PRC	October 10, 2019	Registered	December 31, 2069
Copyright	“让家园少雾霾，让世界无备胎” (Type: Fine Arts)	National Copyright Administration of the PRC	October 10, 2019	Registered	December 31, 2069

Seasonality

Yulin KTA’s business is not subject to seasonal fluctuations. Yulin KTA enters into business contracts with customers throughout the year.

Material contracts

In the preceding two years from the date of this prospectus, Yulin KTA has entered into no material contracts, excluding the contracts entered into in the ordinary course of its business, other than as described in this prospectus.

Insurance

Yulin KTA maintains certain insurance policies to safeguard against risks and unexpected events. For example, Yulin KTA provides social security insurance, including pension insurance, medical insurance, unemployment insurance, work-related injury insurance, and maternity insurance for its employees. Yulin KTA maintains employer’s liability insurance for protection against costs related to lawsuits resulting from certain employees’ work-related injuries or illnesses and product quality insurance for protection against risks arising from product quality assurance. Yulin KTA does not maintain business interruption insurance, which is not mandatory under the PRC laws. During the fiscal years ended March 31, 2025 and 2024, Yulin KTA did not make any material insurance claims in relation to its business.

Legal Proceeding

From time to time, Yulin KTA may become a party to various legal or administrative proceedings arising in the ordinary course of its business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. As of the date of this prospectus, Yulin KTA is not a party to any material lawsuits, and we are not aware of any threats of lawsuits against Yulin KTA that are anticipated to have a major impact on Yulin KTA’s business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of resources, including the management’s time and attention.

REGULATIONS

This section summarizes the principal PRC laws, rules and regulations relevant to the PRC subsidiaries’ operations. This summary does not purport to be a complete description of all laws and regulations, which apply to the PRC subsidiaries’ operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Regulations on Foreign Investment

Foreign Investment

Investment activities in mainland China by foreign investors are principally governed by the Catalog of Industries for Encouraging Foreign Investment (2022 Edition), or the Catalog, as promulgated by the Ministry of Commerce of the People’s Republic of China (“MOFCOM”), and the National Development and Reform Commission (“NDRC”) on October 26, 2022, and the Special Administrative Measures for Access of Foreign Investment (2024 Edition), or the Negative List (2024), as promulgated on September 6, 2024. According to the Negative List (2024), our businesses operated in the PRC do not fall into the restricted or prohibited categories.

In addition, a foreign-invested enterprise in the PRC is required to comply with other regulations on its incorporation, operation and changes. On March 15, 2019, the National People’s Congress (“NPC”) adopted the Foreign Investment Law (the “FIL”), which became effective on January 1, 2020. Pursuant to the FIL, PRC will grant national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries that fall within “restricted” or “prohibited” categories as prescribed in the Negative List (2024) to be released or approved by the State Council.

On December 26, 2019, the State Council promulgated the Implementation Rules to the Foreign Investment Law, which became effective on January 1, 2020. The implementation rules further clarify that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize a foreign investment environment, and advances a higher-level opening. On December 30, 2019, the MOFCOM and the State Administration for Market Regulation (the “SAMR”) jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in mainland China, directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit the investment information to the competent commerce department.

Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

China has been open to foreign direct and indirect investments. An offshore company may invest in a PRC company. Such investment is subject to the FIL. Under the FIL, foreign investments no longer need to be approved by Chinese government, but only need to register the investment with Chinese regulatory agency.

However, the Chinese government still has foreign exchange control policy. The money transferred in or out of China is still under tight control. So, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, Administration Rules on the Settlement, Sale and Payment of Foreign Exchange, Administration of Foreign Debt Tentative Procedures, the Statistical Monitoring of Foreign Debt Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt and the Provisional Measures on Administration of Foreign Debt.

Pursuant to the Provisional Measures on Administration of Foreign Debt (the “Foreign Debt Measures”) which was issued by the State Development Planning Commission (revised), Ministry of Finance and the State Administration of Foreign Exchange (“SAFE”) in January 2003 and became effective on March 1, 2003, was amended on July 26, 2022 and which amendment became effective on September 1, 2022, any loans provided by us to the subsidiary in mainland China in foreign currencies shall be classified as foreign debt under the Foreign Debt Measures. According to the Foreign Debt Measures, the sum of cumulative accrued amounts of medium-term to long-term foreign loans and balance amounts of short-term foreign loans taken by a foreign investment enterprise shall be limited to the difference between the total project investment amount approved by the government and the amount of registered capital. Foreign investment enterprises may take foreign loans freely within the scope of difference.

Moreover, as the debtors of cross-border financing, the subsidiary in mainland China is also required to comply with certain registration formalities for execution of foreign debt contracts with the foreign exchange bureau at the locality within fifteen working days after signing the contracts according to the Notice of State Administration of Foreign Exchange on Promulgation of the Administrative Measures on Registration of Foreign Debt which was promulgated by the SAFE in April 2013 and revised in May 2015.

Pursuant to the Circular of the National Development and Reform Commission on Promoting the Administrative Reform of the Record-filing and Registration System for the Issuance of Foreign Debt by Enterprises promulgated on September 14, 2015 (“Circular 2044”), before the issuance of foreign loans, enterprises shall first apply to the NDRC for record-filing and registration procedures and shall report the information on the issuance to NDRC within 10 business days after completion of each issuance. The term “foreign loan” shall mean RMB-denominated or foreign currency-denominated debt instruments with a maturity of one year or more which are issued overseas by domestic enterprises and their controlled overseas enterprises or branches and for which the principal and interest are repaid as agreed, including bonds issued overseas and long and medium-term international commercial loans, and so forth. On January 5, 2023, the NDRC issued the Administrative Measures for Review and Registration of Medium- and Long-term Foreign Debt of Enterprises, or Foreign Debt Registration Measures, which came into effect on February 10, 2023, and Circular 2044 is, therefore invalid. The Foreign Debt Registration Measures not only further clarifies the scope of debt instruments, including senior debt, perpetual debt, capital debt, medium-term note, convertible bond, exchangeable bond, financial leasing, and commercial loan, but also changes the record-filing and registration system to the review and registration system. According to the Foreign Debt Registration Measures, before incurring foreign debt, an enterprise shall obtain the Certificate of Review and Registration of Enterprise Incurrence of Foreign Debt, or the Certificate of Review and Registration, and complete the review and registration formalities. Without review and registration, no foreign debt may be incurred. An enterprise shall, within ten working days after incurring each foreign debt, report the information of incurring foreign debt to the review and registration authority via the network system, including the main operating indicators of the enterprise and the information about the foreign debt incurred, among others, and report the corresponding information about the foreign debt incurred within ten working days after the expiration of Certificate of Review and Registration. The above provisions shall apply to indirect overseas incurrence of foreign debt by domestic enterprises, which means that enterprises whose main business activities are in China, issuing bonds or borrowing commercial loans overseas in the name of enterprises registered overseas, based on the equity, assets, earnings or other similar rights and interests of the domestic enterprises, are subject to these provisions. However, the NDRC has not issued other further explanation for the implementation of the Foreign Debt Registration Measures. In the practice, the NDRC’s attitude on whether foreign-invested enterprises with foreign loans with a term of more than one year need to register is still not completely unified, and it is generally determined on a case-by-case basis.

M&A Rules and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation (the “SAT”), the State Administration for Industry and Commerce, CSRC and SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or so called the M&A Rules and amended it on June 22, 2009. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. After the FIL and its implementation regulations became effective on January 1, 2020, the provisions of the M&A Rules remain effective to the extent they are not inconsistent with the FIL and its implementation regulations.

Furthermore, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into force on March 31, 2023. The New Administrative Rules Regarding Overseas Listings refine the regulatory system for domestic company’s overseas offering and listing by subjecting both direct and indirect overseas offering and listing activities to the filing-based administration, and clearly defines the circumstances where provisions for direct and indirect overseas offering and listing apply and the relevant regulatory requirements.

According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to directly offer and list securities on overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities on overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings on overseas markets shall be filed with the CSRC within three working days after the relevant application is submitted overseas. The required filing materials with the CSRC include (without limitation): (i) record-filing reports and related undertakings; (ii) compliance certificates, filing or approval documents from the primary regulators of applicants’ businesses (if applicable); (iii) security assessment opinions issued by related departments (if applicable); (iv) PRC legal opinions issued by domestic law firms (with related undertakings); and (v) prospectus or listing documents. If an issuer offers securities on the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within three working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities on an overseas market, the issuer shall submit a report thereof to CSRC within three working days after the occurrence and public disclosure of such event.

Under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities on overseas markets shall abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including, without limitation to, compliance with laws of national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

The Trial Administrative Measures also provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three working days after such application is submitted. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Pursuant to the New Administrative Rules Regarding Overseas Listings, the CSRC will conclude the filing procedure and publish the filing results on the CSRC website within 20 working days after receiving the filing documents if the filing documents are complete and in compliance with stipulated requirements. However, during the filing process, the CSRC may request the Company to supply additional documents or may consult with competent authorities, the time for which will not be counted in the 20 working days. We are required to complete the filing procedure within three working days after the relevant application is submitted overseas, pursuant to the New Administrative Rules Regarding Overseas Listings.

As of the date of this prospectus, we submitted the CSRC filing documents for our offering and completed the filing procedure with the CSRC on March 21, 2024, which was valid for 12 months and expired in March 2025. We resubmitted the CSRC filing documents on June 16, 2025.

According to the Trial Administrative Measures, if a domestic company fails to fulfill filing procedure, or offers and lists securities on an overseas market in violation of the measures, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine of between RMB1,000,000 and RMB10,000,000. Directly liable persons-in-charge and other directly liable persons shall be warned and each imposed a fine of between RMB500,000 and RMB5,000,000. Controlling shareholders and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be imposed a fine of between RMB1,000,000 and RMB10,000,000.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to laws, and file with the secrecy administrative department at the same level. The above-mentioned documents and materials that, if leaked, will be detrimental to national security or public interest, therefore, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we or the PRC subsidiaries will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we or the PRC subsidiaries may become subject to more stringent requirements with respect to matters including CSRC approval requirements, data privacy and cross-border investigation and enforcement of legal claims.

The CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures; and despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and the PRC subsidiaries’ business operations in China do not belong to a prohibited industry by foreign investment.

However, there is still uncertainty as to how the M&A Rules and the New Administrative Rules Regarding Overseas Listings will be interpreted and implemented. If the CSRC or other PRC regulatory agencies subsequently determine that CSRC approval is required for this offering, we or the PRC subsidiaries may need to apply for remedial approval from the CSRC and we or the PRC subsidiaries may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on the PRC subsidiaries’ operations in the PRC, limit the PRC subsidiaries’ operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect the PRC subsidiaries’ and our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares.

Regulations on Tire Products

Compulsory Product Certification of Tire Products

Pursuant to the Regulations of the People’s Republic of China on Certification and Accreditation issued by the State Council on September 3, 2003 and last amended on July 20, 2023, no products, which must be certified as prescribed by the State, may leave the factory, or may be sold, imported or used in other business activities until after being certified and labelled with the certification marks. The State shall, for those products that must be certified, unify the catalogue of products, the compulsive requirements, standards and conformity assessment procedures of the technical norms, and the marks, as well as the charging standards. Where the products listed in the catalogue leave the factory, or are sold, imported or used in other business activities without certification, violators shall be ordered to make corrections and be imposed upon a fine above RMB50,000 and below RMB200,000, and where the value of uncertified illegal products is less than RMB10,000, a fine of not more than twice the value of the goods shall be imposed. If there is any illegal income, it shall be confiscated.

Pursuant to the Provisions on the Administration of Compulsory Product Certification issued by the General Administration of Quality Supervision Inspection and Quarantine of the People’s Republic of China (the “AQSIQ”) on July 3, 2009 and last amended on November 1, 2022, the State shall, with respect to the products subject to compulsory product certification, unify the catalogue of products, the compulsive requirements, standards and conformity assessment procedures of the technical norms, and the certification marks, as well as the charging standards. The SAMR shall provide a uniform format and content for compulsory product certification as well as the patterns and types of the compulsory product certification marks. A certification shall be valid for five years.

Pursuant to the Announcement of the State Administration for Market Regulation on Adjusting and Improving the Catalogue of Products Requiring Compulsory Certification issued by the SAMR on November 16, 2019, motor vehicle tire is included in the catalogue of products subject to compulsory product certification. Motor vehicle tires subject to compulsory certification include passenger car radial pneumatic tires, passenger car diagonal pneumatic tires, truck radial pneumatic tires, truck diagonal pneumatic tires and motorcycle pneumatic tires.

As of the date of this prospectus, Yulin KTA mainly manufactures and sells products including sanitation industry truck tires, pan-travel tires, and intelligent robot tires. The products that Yulin KTA manufactures and sells are non-pneumatic tires, and are not required to undergo compulsory product certification according to PRC regulations.

Operating Standards of the Industry

On April 06, 2014, the MOFCOM issued the Management Specification of Tire Marketing (SB/T 10468.1-2013), which was implemented on December 01, 2014. The Management Specification of Tire Marketing clearly states, among others, the operating environment requirements and business management requirements made on tire distributors, such as tire suppliers (which usually includes tire manufacturers), tire wholesalers and tire retailers.

Regulations on Product Liability

Product Quality

Pursuant to the Product Quality Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on February 22, 1993 (effective on September 1, 1993 and last amended on December 29, 2018), producers and sellers shall be liable for the quality of the products, and the products shall meet the following requirements: (i) constituting no unreasonable threats to safety of people and property, and conforming to the national standards or the industrial standards for ensuring human health, personal safety and safety of property, where there are such standards; (ii) possessing the properties as required, except for those with directions stating their functional defects; and (iii) conforming to the product standards marked on the products or on the packages thereof, and to the quality conditions indicated by way of product directions, sample, etc. Producers and sellers shall be liable for the damages caused by the defect of their products. Producers and sellers who violate the Product Quality Law of the PRC may be subject to a fine and be ordered to cease production or sale of their unlawfully produced products, and their illegal earnings may be confiscated. If the circumstances are serious, the business license shall be revoked. If a crime is constituted, criminal responsibility of the producer and sellers shall be investigated. In addition, the PRC has established and applied the authentication policies with respect to the quality system of enterprises and product quality. An enterprise may, on a voluntary basis, apply for such authentications from an authentication body recognized or authorized by the department overseeing product quality under the State Council of the PRC.

As of the date of this prospectus, Yulin KTA is in full compliance with the Product Quality Law, and there have not been any notifications of any instance of non-compliance provided to Yulin KTA by the relevant authorities.

Tort Liability

Pursuant to the Civil Code of the People’s Republic of China promulgated by the SCNPC on May 28, 2020 and became effective on January 1, 2021, manufacturers shall be liable for the damages caused by the defect of their products. Where a seller can neither specify the manufacturer of a defective product nor the supplier of the defective product, the seller shall assume the tort liability. Where any harm is caused by a defective product, the victim may require compensation to be made by the manufacturer of the product or the seller of the product. If the defect of the product is caused by the manufacturer and the seller has made the compensation for the defect, the seller shall be entitled to be reimbursed by the manufacturer. If the defect of the product is caused by the fault of a third party (such as transporter or warehouse operator), the manufacturer or seller of the product that has paid the compensation shall be entitled to be reimbursed by the third party. Where any defect of a product is found after the product is put into market circulation, the manufacturer or seller shall take remedial measures, such as warning and recall, in a timely manner. If any damage is caused due to the untimeliness or ineffectiveness of the remedial measures, both the manufacturer and seller shall bear tortious liability. Where a manufacturer or seller knowing any defect of a product continues to manufacture or sell the product and the defect causes a death or any serious damage to the health of another person, the victim shall be entitled to require the corresponding punitive compensation made by the manufacturer or the seller.

Consumer Protection

Pursuant to the Law of the People’s Republic of China on the Protection of Consumers’ Rights and Interests promulgated by the SCNPC on October 31, 1993 and last amended on March 15, 2014, consumers shall, in their purchasing and using commodities or receiving services during daily consumption, enjoy the right and interest of the inviolability of their personal and property safety. Consumers whose legitimate rights and interests are infringed upon in their purchasing and using commodities or in receiving services may demand compensation from the sellers and/or manufacturer of such commodities or services. Consumers or other victims suffering from personal injuries or property damages resulting from defects of commodities may demand compensation either from the sellers or from the manufacturers. If the liability is on the manufacturers, the sellers shall, after paying the compensation, have the right to recover the compensation from the manufacturers. If the liability is on the sellers, the manufacturers shall, after paying the compensation, have the right to recover the compensation from the sellers. Where a business operator violates the Law of the PRC on Protection of Consumers’ Rights and Interests or other relevant laws or regulations, it may be subject to a fine, an order to cease production or the revocation of license. Where a business operator’s provision of goods or services in violation of the Law of the PRC on the Protection of Consumers’ Rights and Interests infringes upon the legitimate rights and interests of consumer and constitutes a crime, the criminal responsibility shall be investigated.

As of the date of this prospectus, Yulin KTA is in full compliance with the consumer protection laws and rules in China, and there have not been any notifications of any instance of non-compliance provided to Yulin KTA by the relevant authorities.

Regulations on Safety in Production

Work Safety

Pursuant to the Work Safety Law of the People’s Republic of China promulgated by the SCNPC on June 29, 2002 and last amended on June 10, 2021 (the latest revision effective on September 1, 2021), production and operation entities shall be equipped with the conditions in compliance with relevant work safety laws and regulations, and shall establish relevant codes of work safety, improve the conditions for safe production, and ensure the safety during production. Any enterprise that fails to meet the requirements for safe production shall be prohibited from engaging in production or other business activities. In addition, an enterprise shall educate its employees on matters concerning production safety. Production and operation entities with more than 100 employees shall establish a production safety management organ to enhance the safety of production facilities, or appoint full-time personnel to manage production safety. Any enterprise that fails to comply with the relevant work safety requirements may be subject to a fine and be ordered to cease production. If a crime is constituted, criminal responsibility of the enterprise shall be investigated.

Yulin KTA has established internal work safety rules and regulations and formulated the emergency rescue plan for work safety accidents. As of the date of this prospectus, Yulin KTA is in full compliance with the Work Safety Law and other relevant regulations in China, and there have not been any notifications of any instance of non-compliance provided to Yulin KTA by the relevant authorities.

Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated by the SCNPC on December 26, 1989 and amended on October 24, 2023, the Water Pollution Prevention and Control Law of the PRC promulgated by the SCNPC on May 11, 1984 and recently amended on June 27, 2017, the Atmospheric Pollution Prevention and Control Law of the PRC promulgated by the SCNPC on September 5, 1987 and recently amended on October 26, 2018, the Law of the PRC on Prevention and Control of Noise Pollution promulgated by the SCNPC on December 24, 2021, and the Law of the PRC on the Prevention and Control of Environment Pollution Caused by Solid Wastes promulgated by the SCNPC on October 30, 1995 and recently amended on April 29, 2020, enterprises discharging pollutants, such as waste gas, waste water, solid wastes and noise shall take effective measures to control and avoid pollution and other damages caused by such pollutants and shall pay pollutant discharge fees according to relevant laws and regulations. Any enterprise subject to pollutant discharge permit administration shall be prohibited from discharging pollutants if it has not obtained a pollution discharge permit and from discharging pollutants in excess of the amount permitted by the pollutant discharge standards, and shall discharge pollutants according to the requirements of the pollutant discharge permit. Environmental protection facilities should be designed, constructed and put into operation in coordination with the main operating unit. Where an enterprise fails to comply with relevant environmental protection requirements, the competent authority may issue a warning to or impose a fine on the enterprise, or even order the enterprise to cease production. If a crime is constituted, the person in charge of the enterprise may be subject to criminal liabilities.

Pursuant to the Regulation on the Administration of Construction Project Environmental Protection promulgated on November 29, 1998 and recently amended on July 16, 2017, the Law of the PRC on Environmental Impact Assessment promulgated on October 28, 2002 and recently amended on December 29, 2018, the Measures for the Administration of Recordation of Registration Forms of Environmental Impact of Construction Projects promulgated on November 16, 2016, the PRC has implemented a system for the assessment of environment by a construction project, the constructing entity shall prepare an environmental impact report, an environmental impact statement, or an environmental impact registration form regarding the environmental impact of the construction project. Relevant report and statement shall be approved by the competent environmental protection administrative department prior to the commencement of construction, while the registration form is administrated by way of record-filing. Furthermore, the constructing entity shall, upon completion of a construction project for which an environmental impact report or an environmental impact statement has been prepared, carry out acceptance check of the supporting environmental protection facilities being constructed and prepare an acceptance report according to the standards and procedures required by the environmental protection administrative department under the State Council, and such supporting environmental protection facilities shall be put into operation simultaneously or used together with the main body of the project.

Pursuant to the Measures for the On-going and Ex-post Supervision and Administration of Construction Project Environmental Protection (Trial) promulgated on December 10, 2015, constructing entities shall give full disclosure of the environmental information, including but not limited to environmental impact assessment documents. During construction of a project, if the constructing unit fails to fulfil the requirements set forth in the approved environmental impact assessment documents and relevant approval documents and thus causes ecological damage, its legal responsibility shall be investigated. Where the constructing unit does not disclose or falsely discloses the environmental information of a construction project, the relevant environmental protection department shall order it to make public such information, impose a fine and make a public announcement thereon.

Yulin KTA has submitted the environmental impact registration form. As of the date of this prospectus, Yulin KTA is in full compliance with the Environmental Protection Law and other relevant regulations in China, and there have not been any notifications of any instance of non-compliance provided to Yulin KTA by the relevant authorities.

Fire Prevention Management

Pursuant to the Fire Prevention Law of the PRC promulgated on April 29, 1998 and last amended on April 29, 2021, enterprises shall perform the following fire safety duties: (1) implement fire safety accountability system, formulate fire safety system and fire safety operational procedures for their organization, and formulate fire extinguishment and emergency evacuation plans; (2) configure firefighting facilities and equipment pursuant to State and industry standards, install fire safety signs, and organize inspection and maintenance on a regular basis to ensure that the facilities and equipment are in good working conditions; (3) conduct comprehensive inspection of firefighting facilities in buildings at least once a year to ensure that thy are in good working conditions, the inspection records shall be complete and accurate and filed for reference; (4) ensure that evacuation access, safety exits and fire engine access roads are unblocked, and ensure that the fire and smoke bay and firebreak distance comply with fire control technical standards; (5) organize fire prevention checks to promptly eliminate hidden fire hazards; (6) organize and carry out targeted fire drills; and (7) perform any other fire safety duties stipulated by laws and regulations. The key person-in-charge of an organization shall be the person accountable for fire safety of the organization. Enterprises which violate the aforesaid provisions shall be ordered to make correction within a stipulated period; where correction is not made within the stipulated period, the person-in-charge who is directly accountable and other directly accountable persons shall be punished pursuant to the law or be subject to a warning.

Yulin KTA has established the internal fire emergency system and fire safety management system. As of the date of this prospectus, Yulin KTA is in full compliance with the Fire Prevention Law, and there have not been any notifications of any instance of non-compliance provided to Yulin KTA by the relevant authorities.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

In 1996, China published The Foreign Currency Administration Regulations, and late on amended on January 14, 1997 and August 5, 2008. This Regulation has been the major one governing the foreign exchange activities in China. Under this Regulation, the Renminbi is convertible for foreign currency account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions. Conversion of Renminbi into foreign currency for capital account items, such as, loans, investment in securities and repatriation of investments, however, is subject to the registration of the SAFE or its local counterparts.

Under the Regulation and relevant rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of currency account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law.

According to the Overseas Investment Regulation which was issued in 2014, capital investments directed outside of mainland China by domestic or foreign-invested enterprises are also subject to restrictions, which include registration filing with Ministry of Commerce, even though the Notice on Further Improving and Adjusting the Foreign Exchange Management Policy for Capital Account (“No. 2 Notice”) passed in February of 2014 by SAFE has made domestic enterprises much easier releasing foreign currency overseas to foreign companies, including connected companies.

The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi will be permitted to fluctuate within a band against a basket of certain foreign currencies. The PRC subsidiaries receive a significant portion of their revenue in Renminbi, which is not a freely convertible currency. Under the current structure, our income will be primarily derived from dividend payments from our subsidiaries in China. Even though the PRC subsidiaries may remit the income from China to anywhere deemed desirable, the fluctuation of exchange rate may be a disadvantage to us if Renminbi depreciates.

On January 26, 2017, the SAFE promulgated the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (the “SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On October 23, 2019, the SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting Cross-border Trade and Investment Facilitation (the “SAFE Circular 28”), which expressly allows foreign-invested enterprises that do not have equity investments in their approved business scope to use their capital obtained from foreign exchange settlement to make domestic equity investments as long as there is a truthful investment and such investment is in compliance with the foreign investment-related laws and regulations.

Foreign Exchange Registration of Offshore Investment by PRC Residents

In October of 2005, SAFE promulgated a Notification known as “Notification 75,” in which SAFE requires PRC residents to register their direct establishment or indirect control of an offshore entity (referred to in Notification as “special purpose vehicle.”), where such offshore entity was established for the purpose of overseas financing, provided that PRC residents contribute their legally owned assets or equity into such entity. In July of 2014, this Notification was replaced by Notification 37, “Notification on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Returning Investment through Special Purpose Vehicles,” which expanded SAFE oversight scope to include overseas investment registration as well. Meanwhile, Notification 37 also covers more areas such as PRC residents paying capital contribution with overseas assets or equity. Furthermore, Notification 37 requires amendment to the registration where any significant changes with respect to the special purpose vehicle capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or Notice 13, which became effective on June 1, 2015 and was amended on December 30, 2019. Under Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Notification 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Dividend Distributions

Kingtitan Technology (Luchuan) Co., Ltd. (“KTA WFOE”), is a wholly foreign-owned enterprise under the PRC law. The principal regulations governing the distribution of dividends paid by KTA WFOE include Corporate Law (1993) as last amended in 2023, the Foreign Investment Law and its Implementing Regulations, and the Enterprise Income Tax Law (2007) as last amended in 2018 and its Implementation Regulations (2007) as last amended in 2019.

Under these requirements, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. A PRC company is required to allocate at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain capital reserve funds until the aggregate amount of these reserve funds have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

On March 16, 2007, the NPC enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. The Enterprise Income Tax Law was lately amended on December 29, 2018 and the Implementation Regulations on the Enterprise Income Tax Law was lately amended on April 23, 2019. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% (5% for Hong Kong residents) withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.

Regulations Relating to Employment and Social Welfare

Employment

The major PRC laws and regulations that govern employment relationship are (i) the PRC Labor Law, or the Labor Law, which was issued by the SCNPC on July 5, 1994, came into effect on January 1, 1995 and was revised on August 27, 2009 and December 29, 2018, (ii) the PRC Labor Contract Law, or the Labor Contract Law, which was promulgated by the SCNPC on June 29, 2007 and became effective on January 1, 2008, and then was amended on December 28, 2012 and became effective on July 1, 2013, and (iii) the Implementation Rules of the Labor Contract Law of the PRC, or the Implementation Rules of the Labor Contract Law, which was issued by the State Council on September 18, 2008 and came into effect on the same day. According to the aforementioned laws and regulations, labor relationships between employers and employees must be executed in written form. The laws and regulations above impose stringent requirements on the employers in relation to entering into fixed-term employment contracts, hiring of temporary employees and dismissal of employees. As prescribed under the laws and regulations, employers shall ensure its employees have the right to rest and the right to receive wages no lower than the local minimum wages. Employers must establish a system for labor safety and sanitation that strictly abide by state standards and provide relevant training to its employees. Violations of the Labor Contract Law and the Labor Law may result in the imposition of fines and other administrative liabilities and/or incur criminal liabilities in the case of serious violations.

Social Insurance and Housing Provident Fund

According to the Social Insurance Law of PRC, which was issued by the SCNPC on October 28, 2010 and came into effect on July 1, 2011 and was latest revised on December 29, 2018, enterprises and institutions in mainland China shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and other welfare plans. The employer shall apply to the local social insurance agency for social insurance registration within 30 days from the date of its formation. And it shall, within 30 days from the date of employment, apply to the social insurance agency for social insurance registration for the employee. Any employer who violates the regulations above shall be ordered to make correction within a prescribed time limit; if the employer fails to rectify within the time limit, the employer and its directly liable person will be fined. Meanwhile, the Interim Regulation on the Collection and Payment of Social Insurance Premiums, which was issued by the State Council on January 22, 1999 and came into effect on the same day and was recently revised on March 24, 2019, prescribes the details concerning the social securities.

Apart from the general provisions about social insurance, specific provisions on various types of insurance are set out in (i) the Regulation on Work-Related Injury Insurance, which was issued by the State Council on April 27, 2003, came into effect on January 1, 2004 and was revised on December 20, 2010, (ii) the Regulations on Unemployment Insurance, which was issued by the State Council on January 22, 1999 and came into effect on the same day, and (iii) the Trial Measures on Employee Maternity Insurance of Enterprises, which was issued by the Ministry of Labor on December 14, 1994 and came into effect on January 1, 1995. Enterprises subject to these regulations shall provide their employees with the corresponding insurance.

According to the Regulation Concerning the Administration of Housing Provident Fund, implemented since April 3, 1999 and latest amended on March 24, 2019, any newly established entity shall make deposit registration at the housing accumulation fund management center within 30 days as of its establishment. After that, the entity shall open a housing accumulation fund account for its employees in an entrusted bank. Within 30 days as of the date an employee is recruited, the entity shall make deposit registration at the housing accumulation fund management center and seal up the employee’s housing accumulation fund account in the bank mentioned above within 30 days from termination of the employment relationship.

Any entity that fails to make deposit registration of the housing accumulation fund or fails to open a housing accumulation fund account for its employees shall be ordered to complete the relevant procedures within a prescribed time limit. Any entity failing to complete the relevant procedures within the time limit will be fined RMB10,000 to RMB50,000. Any entity that fails to make deposits to the housing provident fund within the time limit or has any shortfall in payment of housing provident fund will be ordered to make the payment or make up the shortfall within the prescribed time limit, otherwise, the housing provident management center is entitled to apply for compulsory enforcement with the People’s Court.

As of the date of this prospectus, the aggregate amount of underpayment of employee social insurance and housing provident funds was RMB1,630,588 (approximately $224,702), with an estimated maximum penalty of approximately RMB738,822 (approximately $101,813). According to our PRC legal counsel, Qiancheng, as of the date of this prospectus, no administrative actions, fines or penalties have been imposed on Yulin KTA by the relevant PRC authorities, nor has any order been received by Yulin KTA to settle the outstanding amount of employee social insurance and housing provident funds.

Regulations on Taxation

Enterprise income tax

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007 and last amended and effective on December 29, 2018, and the Enterprise Income Tax Implementation Regulations of the PRC (the “EITIR”), which was promulgated by the State Council on December 6, 2007 and last amended and effective on December 6, 2024, the enterprise income tax of both domestic and foreign-invested enterprises is unified at 25% with certain exceptions. According to the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and the EITIR, PRC resident enterprises typically pay an enterprise income tax at the rate of 25%, while non-PRC resident enterprises without any branches in the PRC should pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10%. Enterprises established under the laws of foreign countries or regions whose “de facto management bodies” (i.e., establishments that carry out substantial and overall management and control over production and operations, personnel, accounting and properties) are located in the PRC are considered as PRC tax resident enterprises, and will generally be subject to enterprise income tax at the rate of 25% of their global income.

According to the EIT Law, corporate income tax for key advanced and new technology enterprises supported by the State shall be at a reduced tax rate of 15%. Yulin KTA was accredited as a high-tech enterprise on December 7, 2024 and the qualifications shall be valid until December 7, 2027.

According to our PRC legal counsel, Qiancheng, as of the date of this prospectus, the applicable EIT rate of Yulin KTA is 15%.

Value-added tax

According to Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the State Council on December 13, 1993 and last amended on November 19, 2017, and the Implementing Rules for the Interim Regulations on Value-added Tax of the PRC, which was promulgated by Ministry of Finance on December 25, 1993 and last amended on November 1, 2011, all enterprises and individuals that engage in the sale of goods, the provision of processing, repair and replacement services, the sale of services, intangible assets or immovable properties and the importation of goods within the territory of the PRC must pay value-added tax.

Dividend Withholding tax

According to the EIT Law and the EITIR, dividends paid by foreign-invested companies to their foreign investors that are non-resident enterprises as defined under the law are subject to withholding tax at a rate of 10%, unless otherwise provided in the relevant tax agreements entered into with the central government of the PRC. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income (the “Double Tax Avoidance Arrangement”) promulgated on August 21, 2006, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement, the withholding tax rate on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% from 10% applicable under the EIT Law and the EITIR. However, based on the Notice of the State Taxation Administration on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties promulgated and implemented on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Based on the Notice of the State Taxation Administration on the Recognition of Beneficial Owners in Tax Treaties, which was promulgated by STA on February 3, 2018 and came into effect on April 1, 2018, a comprehensive analysis will be used to determine beneficial ownership based on the actual situation of a specific case combined with certain principles, and if an applicant was obliged to pay more than 50% of its income to a third country (region) resident within 12 months of the receipt of the income, or the business activities undertaken by an applicant did not constitute substantive business activities including substantive manufacturing, distribution, management and other activities, the applicant was unlikely to be recognized as a beneficial owner to enjoy tax treaty benefits.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Circular 7. Pursuant to Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to Circular 7, where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises.

Regulations on Intellectual Property

Trademarks

Trademarks are protected by the Trademark Law of the PRC, which was adopted in 1982 and last amended in 2019, as well as the Implementation Regulation of the PRC Trademark Law, which was adopted by the State Council in 2002 and amended in 2014. The Trademark Office of National Intellectual Property Administration, or the Trademark Office, handles trademark registrations. The Trademark Office grants a 10-year term to registered trademarks and the term may be renewed for another 10-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for its record. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

As of the date of this prospectus, Yulin KTA has obtained three valid registered trademarks. Shenzhen KTA has granted a permanent and royalty-free license to Yulin KTA to use the 16 trademarks owned by Shenzhen KTA.

Patents

According to the PRC Patent Law promulgated by the SCNPC on March 12, 1984 and last amended on October 17, 2020 with effect from June 1, 2021, and its latest Implementation Rules, which was promulgated by the State Council on December 11, 2023 and took effect on January 20, 2024, the National Intellectual Property Administration is responsible for administering patents in the PRC. Inventions, utility models, and designs with the features of novelty, inventiveness and practical applicability, are three kinds of patent defined and protected under China’s Patent Law. The State Intellectual Property Office is responsible for examining and approving patent applications. Once the application is approved, the applicants can have their patent under Chinese legal protection for a long term since its application date, which is 20 years for invention and ten years for utility models and designs. As of the date of this prospectus, Yulin KTA has obtained 21 patents, including 4 inventions, 5 utility models, and 12 designs. In addition, Shenzhen KTA has granted a permanent and royalty-free license to Yulin KTA to use the 12 inventions, 10 utility models and 13 designs owned by Shenzhen KTA.

Domain Names

Internet domain name registration and related matters are primarily regulated by the Measures on Administration of Internet Domain Names, which were promulgated by the MIIT on August 24, 2017 and took effect on November 1, 2017, and the Detailed Rules for the Implementation of National Top-level Domain Name Registration, which were promulgated by China Internet Network Information Center and took effect on June 18, 2019. Domain name owners are required to register their domain names and the MIIT is in charge of the administration of PRC internet domain names. The domain name services follow a “first come, first file” principle. The applicants will become the holders of such domain names upon the completion of the registration procedures. As of the date of this prospectus, Yulin KTA has registered one domain name.

Copyrights

Pursuant to the PRC Copyright Law promulgated by the SCNPC on September 7, 1990 and last amended on November 11, 2020 (the latest revision became effective from June 1, 2021) and the Implementing Regulations of the PRC Copyright Law promulgated by the State Council on August 2, 2002, last amended on January 30, 2013 (the latest revision became effective from March 1, 2013), PRC nationals, legal persons, and other organizations may copyright their works, whether published or not, which works include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Pursuant to the Regulations on the Protection of Computer Software promulgated by the State Council in December 2001, and most recently amended in January 2013, and the Rules for the Registration of Computer Software Copyright, which was promulgated by the China Copyright Office and came into effect in February 2002, anyone who publishes, revises or translates computer software without obtaining the prior approval of the computer software copyright holders shall bear civil liability to the copyright owner as a consequence of harming the copyright. The corporate computer software copyright is valid for a term of 50 years, i.e., until December 31st of the 50th year, starting from the date as of first publication. Computer software copyright owners shall register at the registration institution authorized by the PRC Copyright Office to obtain the computer software copyright registration certificates as primary evidence of the computer software copyright being registered. As of the date of this prospectus, Shenzhen KTA has granted a permanent and royalty-free license to Yulin KTA to use 2 fine arts copyrights and 3 computer software copyrights registered by Shenzhen KTA.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Bing Wang	55	Chief Executive Officer and Chairman of the Board of Directors
Zhenghua Xu	50	Chief Financial Officer
Wei Chen	48	Director
Jordan Yi Chun Tse	29	Independent Director Nominee*
Wang Zhuo	36	Independent Director Nominee*
Li Li	62	Independent Director Nominee*

____________

*        The appointment of each director nominee will be effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The following is a brief biography of each of our executive officers and directors:

Mr. Bing Wang has served as our Chief Executive Officer and Chairman of the Board of Directors since August 15, 2023. Since November 2018, Mr. Bing Wang has served as a director at Yulin KTA. Since March 2016, he has served as a director at Shenzhen Kingtitan Technology Co., Ltd. Since November 2015, he has served as the executive director and general manager at Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. Since June 2011, he has served as the chairman of the board of directors of Shenzhen Daoer Tire Technology Co., Ltd. He obtained his master’s degree in business administration from the University of Liège in Belgium in 2019 and his doctorate degree in business administration from the Southwest State University in Russia in 2022.

Ms. Zhenghua Xu has served as our Chief Financial Officer since August 15, 2023 and served as director from March 2024 to May 2025. Since November 2018, Ms. Zhenghua Xu has served as the financial officer at Yulin KTA. She obtained her college diploma in international trade from Commercial School of Jiangxi Province in 1995.

Mr. Wei Chen has served as our director since May 2025. He has served as a director at Goldcrown International (HK) Limited since September 2019. He served as a sales manager at Lianchuang Electronic Technology Co., Ltd. from January 2010 to November 2021 and at Memory Devices Limited from December 2007 to November 2009. He started his career from January 2003 as an engineer at TwinMOS Technology Limited until January 2005. Mr. Wei Chen obtained his bachelor’s degree in business administration from the Ta Hwa University of Science and Technology in 2002 and his master’s degree in business administration from Auckland Institute of Studies in 2007.

Mr. Zhuo Wang is an independent director nominee. He will become our independent director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. He has served as the chief executive officer and director at SPRINGVIEW HOLDINGS LTD since October 2023. He has served as a director at ORIENTIAL RISE HOLDINGS LIMITED since December 2022. Mr. Wang has also served as an independent director and the head of the audit committee of METAL SKY STAR ACQUISITION CORPORATION (Nasdaq: MSSA), a Nasdaq listed special purpose acquisition company, since June 2021. Mr. Wang also served as a director of Mingzhu Logistics Holdings Limited (Nasdaq: YGMZ), a Nasdaq listed company involved in trucking and transportation, from April 2018 to December 2023. Mr. Wang obtained a Bachelor of Science degree in business management from Babson College in 2007.

Mr. Jordan Yi Chun Tse is an independent director nominee. He will become our independent director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Tse has served as the chief financial officer of Springview Holdings Ltd since October 2023. He has also served as an investment manager at Alpha (Shenzhen) Management Consulting Limited, focusing on executing corporate finance transactions since October 2022. He co-founded 24 Seasons (Shenzhen) Supply Chain Management Company Limited and served there from November 2021 to September 2022. Mr. Tse obtained a Bachelor of Commerce degree, majoring in accounting and finance, in 2016 from the University of New South Wales.

Ms. Li Li is an independent director nominee. She will become our independent director immediately upon the effectiveness of the registration statement of which this prospectus forms a part. She has served as a professor at the College of Management of Shenzhen University since 1999. Ms. Li Li received a Bachelor of Science degree in mathematics from the Northeast Normal University in 1984, a Master’s degree in mathematics from Jilin University of Technology in 1988 and a PhD in Management from Jilin University.

For additional information, see “Description of Share Capital — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering, Mr. Bing Wang, our Chief Executive Officer and Chairman of the Board of Directors, will beneficially own approximately 84.93% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, as a group, assuming no exercise of the over-allotment option, or 84.54%, assuming full exercise of the over-allotment option, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants. As a result, we will be deemed to be a “controlled company” for purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association as may be amended from time to time. Our Company has the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company;

•        declaring dividends and distributions; and

•        convening shareholders’ general meetings and reporting its work to shareholders at such meetings.

Terms of Directors and Executive Officers

Each of our directors holds office until he or she is removed from office by the Company by ordinary resolutions or he or she resigns from office or his or her directorship shall be terminated in accordance with the Articles of Association. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Under the Articles of Association, the office of our director shall be terminated forthwith, if such director: (a) is prohibited by the law of the Cayman Islands from acting as a director; (b) is made bankrupt or makes any arrangement or composition with his creditors; (c) resigns his office by notice to the Company; (d) only held office as a director for a fixed term and such term expires; (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (f) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); (g) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (h) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Qualification

There is currently no shareholding qualification for directors.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement one month before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will enter into a director offer letter with each of our directors. Pursuant to director offer letters, the form of which is filed as Exhibit 10.3 to this Registration Statement, a director’s term shall continue until his or her successor is duly elected and qualified. A director’s position shall be up for re-election each year at the annual shareholder’s meeting. The director offer letter contains non-disclosure, non-competition, and non-solicitation provisions. A director’s position may be terminated for any or no reason by an ordinary resolution. A director’s position shall be terminated if he or she is absent from three consecutive meetings of the board of directors without special leave of absence, becomes of unsound mind, is prohibited by law from acting as a director, or is subject to any other conditions as specified in the Company’s Articles of Association. A director may also terminate his or her position for any or no reason by delivering written notice of resignation to the Company.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2025, we paid an aggregate of $37,842 as compensation to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. The Operating Entity is required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our Chairman of the Board of Directors and director, Mr. Bing Wang, has been making all determinations regarding executive officer compensation from the inception of our Company. When our Compensation Committee is set up, it will be making all determinations regarding executive officer compensation (please see below).]

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Zhuo Wang, Jordan Yi Chun Tse and Li Li. Mr. Jordan Yi Chun Tse will be the chairperson of our audit committee. We have determined that Zhuo Wang, Jordan Yi Chun Tse and Li Li will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. Jordan Yi Chun Tse qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Zhuo Wang, Jordan Yi Chun Tse and Li Li. Zhuo Wang will be the chairperson of our compensation committee. We have determined that Zhuo Wang, Jordan Yi Chun Tse and Li Li will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Zhuo Wang, Jordan Yi Chun Tse and Li Li. Li Li will be the chairperson of our nominating and corporate governance committee. We have determined that Zhuo Wang, Jordan Yi Chun Tse and Li Li will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part and will be applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

•        each of our directors and executive officers;

•        all directors and executive officers as a group; and

•        each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Share or Class B Ordinary Shares shown as beneficially owned by them. Each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty votes per one Class B Ordinary Share. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,609,201 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes 20,359,201 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares outstanding immediately after the completion of this offering, assuming no exercise of over-allotment option, or 20,921,701 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares assuming full exercise of over-allotment option, in each case excluding the number of Class A Ordinary Shares issuable upon the exercise of the Representative’s Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering*		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)*		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)*		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering (Over- allotment option not exercised)*	Voting Power After this Offering (Over- allotment option fully exercised)*
	Number	%	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers(1):
Bing Wang(2)	1,955,513	11.77%	3,390,799	100%	1,955,513	9.61%	1,955,513	9.35%	3,390,799	100%	84.93%	84.54%
Zhenghua Xu	—	—	—	—	—	—	—	—	—	—	—	—
Wei Chen(4)	400,000	2.41%	—	—	400,000	1.97%	400,000	1.92%	—	—	0.33%	0.33%
Jordan Yi Chun Tse	—	—	—	—	—	—	—	—	—	—	—	—
Wang Zhuo	—	—	—	—	—	—	—	—	—	—	—	—
Li Li	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (6 individuals):	2,355,513	14.18%	3,390,799	100%	2,355,513	11.58%	1,955,513	11.27%	3,390,799	100%	85.26%	84.87%

5% Shareholders:
KTA Global Limited(3)	14,253,688	85.82%	0	0%	14,253,688	70.01%	14,253,688	68.13%	0	0%	11.68%	11.62%
WB UNIVERSAL LIMITED(2)	1,955,513	11.77%	3,390,799	100%	1,955,513	9.61%	1,955,513	9.35%	3,390,799	100%	84.93%	84.54%

____________

*        The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

(1)      Unless otherwise indicated, the business address of each of the individuals is Longhao Industrial Park, Tongzheng West Road, Luchuan County, Yulin City, Guangxi Province, the People’s Republic of China.

(2)      The number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned prior to this offering represents 1,955,513 Class A Ordinary Shares and 3,390,799 Class B Ordinary Shares held by WB UNIVERSAL LIMITED, a British Virgin Islands company, which is 100% owned by Mr. Bing Wang, our CEO and Chairman of Board of Directors. The registered address of WB UNIVERSAL LIMITED is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(3)      The number of Class A Ordinary Shares beneficially owned prior to this offering represents 14,253,688 Class A Ordinary Shares held by KTA Global Limited, a British Virgin Islands company, which is owned as to 47% by Mr. Shaobo Wang. Mr. Shaobo Wang also has the power to control KTA Global Limited. The registered address of KTA Global Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(4)      The number of Class A Ordinary Shares beneficially owned prior to this offering represents 400,000 Class A Ordinary Shares held by GOLDCROWN INTERNATIONAL (HK) LIMITED, a Hong Kong company, which is owned as to 100% by Mr. Wei Chen. The registered address of GOLDCROWN INTERNATIONAL (HK) LIMITED is Room 02, 21/F, Hip Kwan Commercial Building, 38 Pitt Street, Yau Ma Tei, Kowloon, Hong Kong.

For changes in the percentage ownership held by major shareholders during the past three years, see “Description of Share Capital — History of Share Issuances.”

As of the date of this prospectus, none of our outstanding Class A Ordinary Shares and none of our outstanding Class B Ordinary Shares are held by record holders in the U.S.

To our knowledge, the Company is not directly or indirectly owned or controlled by another corporation(s), or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Related Party Name	Relationship
Mr. Bing Wang	Our CEO and Chairman of the Board of Directors
Shenzhen Kingtitan Technology Co., Ltd. (“Shenzhen KTA”)	A substantial interest in the voting power of Shenzhen KTA is controlled by Mr. Bing Wang
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. (“Shenzhen Daoer”)	100% owned by Mr. Bing Wang
Yulin Yukong Industry Investment Co., Ltd. (“Yulin FIII”)	Owning 11.76% equity interests of Yulin KTA
Mr. Shaobo Wang	Our shareholder
Shenzhen Telifeng Electronics Co. Ltd. (“Shenzhen Telifeng”)	Controlled by Mr. Shaobo Wang

The amount due from related parties consists of the following:

Related Party Name	Nature	August 31, 2025	March 31, 2025	March 31, 2024	March 31, 2023
		(Unaudited)
Shenzhen KTA	Sales of tires	$1,816	$1,816	$31,879	$33,516
Shenzhen Daoer	Sales of tires	—	—	—	1,381
Total		$1,816	$1,816	$31,879	$34,897

The amount due to related parties consists of the following:

Related Party Name	Nature	August 31, 2025	March 31, 2025	March 31, 2024	March 31, 2023
		(Unaudited)
Mr. Shaobo Wang	Unpaid payroll	$139,923	$128,618	$95,627	$66,139
Shenzhen KTA	Social insurance paid by Shenzhen KTA	101,628	93,108	70,459	56,544
Shenzhen Daoer	Advances for operational purpose including purchase of tires	1,102	1,102	3,823	—
Yulin FIII	Provision of consulting services	412,492	370,003	236,139	163,812
Mr. Bing Wang	Audit fees paid by Bing Wang and reimbursement	342,151	337,548	336,351	—
Total		$997,296	$930,379	$742,399	$286,495

The loans from related parties consists of the following:

Related Party Name	Nature	August 31, 2025	March 31, 2025	March 31, 2024	March 31, 2023
		(Unaudited)
Shenzhen KTA	Long-term loan with an interest rate of 3.85% from August 13, 2021 to August 12, 2026	$200,930	$182,646	$221,229	$336,666
Shenzhen KTA	Long-term loan with an interest rate of 3.85% from September 28, 2021 to September 28, 2026	1,153,855	1,137,601	1,104,360	1,119,462
Shenzhen KTA	Long-term loan with an interest rate of 3.85% from July 29, 2024 to July 28, 2027	122,094	120,177	—	—

Related Party Name	Nature	August 31, 2025	March 31, 2025	March 31, 2024	March 31, 2023
		(Unaudited)
Mr. Bing Wang	Multiple long-term loans with a weighted average interest rate of 3.46% from June 2023 to June 2026	6,705	21,060	59,139	—
Shenzhen KTA	Long-term loan with an interest rate of 3.95% from July 2023 to July 2026	302,755	302,755	304,280	—
Shenzhen Daoer	Long-term loan with an interest rate of 5.0% from January 2024 to January 2027	$14,889	14,596	13,967	—
Shenzhen Telifeng	Multiple Short-term loans with an interest rate of 5.0% due by December 2025	766,058	750,977	565,683	—
Mr. Shaobo Wang	Multiple Short-term loans with an interest rate of 5.0% with the latest due date in January 2026	344,682	337,713	—	—
Mr. Bing Wang	Long-term loan with an interest rate of 3.62% from March 2025 to March 2027	41,341	41,341	—	—
Mr. Bing Wang	Long-term loan with an interest rate of 4.9% from March 2025 to March 2027	44,883	50,987	—	—
Mr. Bing Wang	Long-term loan with an interest rate of 4.88% from June 2025 to June 2028	15,847	—	—	—
Shenzhen KTA	Long-term loan with an interest rate of 3.5% from August 2025 to August 2030	330,729
Total		$3,344,768	$2,959,853	$2,268,658	$1,456,128

Guarantees

On January 26, 2025, Yulin KTA obtained a new one-year short-term bank borrowing of $620,118, which bears interest at a rate of 5.00% per annum, from Guangxi Luchuan Liuyin Village Bank. Mr. Bing Wang, Mr. Shaobo Wang, Kingtitan Technology (Luchuan) Co., Ltd. and Shenzhen Kingtitan Technology Co., Ltd. provided joint liability guaranties for the loan. As of March 31, 2025, the outstanding balance of the loan was $620,118.

On March 13, 2024, Yulin KTA obtained a new two-year long-term bank borrowing of $83,099, which bears interest at a rate of 11.34% per annum, from Shenzhen Qianhai WeBank Co., Ltd. Mr. Bing Wang provided guarantee for the loan. As of March 31, 2025, the outstanding balance of the loan was $73,286.

The guarantees made by related parties to the Company as of March 31, 2025 consist of the following:

Related Parties	Institution Name	Term	Aggregated Principal	Carrying Amount as of March 31, 2025
Mr. Bing Wang, Mr. Shaobo Wang and Shenzhen KTA provided joint liability guaranties for the loan	Guangxi Luchuan Liuyin Village Bank	From January 25, 2025 to January 8, 2026	$620,118	$620,118
Mr. Bing Wang	Shenzhen Qianhai WeBank Co., Ltd.	From March 13, 2024 to March 13, 2026	83,099	47,247
Total			$703,217	$667,365

The guarantees made by related parties to the Company as of March 31, 2024 consist of the following:

Related Parties	Institution Name	Term	Aggregated Principal	Carrying Amount as of March 31, 2024
Mr. Bing Wang, Mr. Shaobo Wang and Shenzhen KTA provided joint liability guaranties for the loan	Guangxi Luchuan Liuyin Village Bank	From February 8, 2024 to February 8, 2025	$692,490	$692,490
Mr. Bing Wang	Shenzhen Qianhai WeBank Co., Ltd.	From March 13, 2024 to March 13, 2026	83,099	83,099
Total			$775,589	$775,589

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Intellectual Property Licensing Agreement

Shenzhen KTA has granted a permanent and royalty-free license to Yulin KTA to use certain of Shenzhen KTA’s intellectual property rights, subject to certain restrictions. See “Business — Intellectual Property.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association are summaries and are qualified by reference to the memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

We were incorporated as an exempted company with limited liability under the Cayman Companies Act. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, our Company’s authorized share capital is $50,000 divided into 400,000,000 Class A Ordinary Shares, par value $0.0001 per share, and 100,000,000 Class B Ordinary Shares par value $0.0001 per share. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Subject to our Articles of Association, upon any transfer or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such number of Class A Ordinary Shares on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, provided no Class B Ordinary Shares shall be issued without the prior consent of the holders of a majority of the votes of the outstanding Class B Ordinary Shares (which consent may be obtained either by written consent signed by the holders of a majority of the votes of the outstanding Class B Ordinary Shares or by a vote at a separate general meeting of the holders of the Class B Ordinary Shares). Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

At the completion of this offering, there will be 20,359,201 (if the over-allotment option is not exercised) or 20,921,701 (if the over-allotment option is fully exercised) Class A Ordinary Shares issued and outstanding, and 3,390,799 Class B Ordinary Shares issued and outstanding. Class A Ordinary Shares sold in this offering will be delivered against payment from the Underwriter upon the closing of the offering in New York, New York, on or about [•].

Listing

We have applied to list the Class A Ordinary Shares on Nasdaq under the symbol “KTA.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation with offices located at 17755 US Hwy 19 N, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)     the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)    our shareholders may, by ordinary resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and thirty votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis. Subject to our Articles of Association, upon any transfer or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such number of Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by our Company.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our authorized share capital;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)    sub-divide our existing shares or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner, authorized and consent required by the Cayman Companies Act.

Calls on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each shareholder shall (subject to receiving at least 14 clear days’ notice in writing specifying the time or times and place of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid before or on the day appointed for the payment thereof, the person from whom the sum is due and payable shall pay interest on the sum from the day appointed for payment thereof to the time of the actual payment at such rate not exceeding ten percent per annum as our directors may determine. The directors may be at liberty, waive payment of the interest wholly or in part.

Lien

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to the Company by the shareholder or the shareholder’s estate: (a) either alone or jointly with any other person, whether or not that other person is a shareholder; and (b) whether or not those monies are presently payable. Our Directors may at any time declare any share to be wholly or in part exempt from the provisions of our articles of association. Our Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereon.

We may sell, in such manner as the directors may determine, any share on which our Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 clear days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holders for the time being of the share or the persons entitled thereto of which our Company has notice, by reason of his death or bankruptcy, winding up or otherwise by operation of Cayman Companies Act or court order.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call with any interest on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve such shareholder not less than 14 clear days’ notice requiring payment of so much of the call or installment as is unpaid and specifying the amount unpaid including any interest and expenses accrued by the reason of such non-payment. The notice shall also contain a warning that in the event of non-payment at or before the time appointed the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share in respect of which the notice has been given be forfeited and such forfeiture shall extend to all dividends declared in respect of the share so forfeited but not actually paid before such forfeiture.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration in writing that the declarant is a director of our Company, and that a share in our Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)     issue shares that are to be redeemed or liable to be redeemed, at our option, on the terms and in the manner our directors determine before the issue of those shares;

(b)    with the consent by a special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and

(c)     purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine and agree with the shareholders.

The Company may make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares. When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie if so authorized by the terms of the issue of the shares being redeemed or purchased or with the agreement of the holder of such shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable Nasdaq rules, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)     where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)    where the Class A Ordinary Shares or Class B Ordinary Shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Class A Ordinary Shares or Class B Ordinary Shares in question are not listed on or subject to the Nasdaq rules, our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share or Class B Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share or Class B Ordinary Share unless:

(a)     the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares or Class B Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    the Class A Ordinary Share or Class B Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)     any fee related to the transfer has been paid to us; and

(f)     the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records, except as conferred by the Companies Act or as authorized by the directors or by an ordinary resolution of our shareholders.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting.

The directors may convene general meetings whenever they consider necessary or desirable. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting, deposited at the registered office of the Company. If the directors do not convene such general meeting within 21 clear days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period, in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 21 clear days’ notice of an annual general meeting must be given to shareholders. For any other general meeting, at least 14 clear days’ notice must be given to shareholders. The notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted.

Subject to the Cayman Companies Act, a meeting may be convened on shorter notice, with the consent of the shareholders who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at that meeting.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other days and at such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 7 clear days or more, shareholders shall be given at least 7 clear days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than ten percent of the voting rights of all those who have a right to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs. The chairman may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Until otherwise determined by our shareholders by ordinary resolution, the directors shall be entitled to such remuneration by way of fees for their services in the office of director as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Subject to the provisions of the articles of association of the Company, a director shall hold office until such time as he is removed from office by the shareholders by ordinary resolutions.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)     he becomes bankrupt or makes any arrangement or composition with his creditors;

(b)    he is prohibited by the law of the Cayman Islands from acting as a director;

(c)     he resigns his office by notice in writing to us;

(d)    he only held office as a director for a fixed term and such term expires;

(e)     in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)     he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)    he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)    without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent resolutions of shareholders. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may, with the authority of an ordinary resolution, resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including a share premium account and capital redemption reserve), or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts (if any) for the time being unpaid on any shares held by such Members respectively, or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in the one way and partly in the other. Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members of the Company as fully paid bonus shares.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of our assets whether they shall consist of property of the same kind or not and may and, for that purpose, to set value as he deems fair upon any property to be divided as aforesaid and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)    to vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributors as the liquidators shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company

	Delaware	Cayman Islands

and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) against all costs, expenses, losses, or liabilities reasonably incurred by the existing or former director (including alternate director), secretary or officer in connection with any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

	Delaware	Cayman Islands

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

	Delaware	Cayman Islands

The Cayman Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Director election is governed by the terms of the memorandum and articles of association.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our articles of association do not provide for cumulative voting
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Cayman Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware	Cayman Islands

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Cayman Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, by way of schemes of arrangement. Those provisions provide that if a majority in number representing 75% in value of the

Delaware	Cayman Islands

creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company.

Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•   we are not proposing to act illegally or ultra vires and the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

	Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority.”

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals

Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.

The Cayman Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

For the purpose of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Economic Substance Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019 introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities.” An exempted company incorporated in the Cayman Islands as is our Company is an in-scope Cayman Islands entity; however, it does not include an entity that is tax resident outside the Cayman Islands. Based on the current interpretations of the Substance Act, our Company is a “pure equity holding company” and will therefore likely be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On October 29, 2021, we issued one ordinary share to Ogier Global Subscriber (Cayman) Limited. On November 8, 2021, Ogier Global Subscriber (Cayman) Limited transferred such share to WB UNIVERSAL LIMITED, and such share was cancelled on August 1, 2023.

On August 1, 2023, our shareholders and board of directors approved (i) to subdivide our share capital on a 1:10 basis, so that our authorized share capital was amended from $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each, to $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each, and (ii) to create two classes of shares, and our new authorized share capital is $50,000 divided into 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares. On August 1, 2023, we issued 2,064,621 Class A Ordinary Shares to WB UNIVERSAL LIMITED for $206.4621, 14,544,580 Class A Ordinary Shares to KTA Global Limited for $1,454.458, and 3,390,799 Class B Ordinary Shares to WB UNIVERSAL LIMITED for $339.0799.

On October 13, 2023, WB UNIVERSAL LIMITED transferred 109,108 Class A Ordinary Shares to GOLDCROWN INTERNATIONAL (HK) LIMITED, and KTA Global Limited transferred 290,892 Class A Ordinary Shares to GOLDCROWN INTERNATIONAL (HK) LIMITED.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and although we have applied to list our Class A Ordinary Shares on Nasdaq, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Class A Ordinary Shares held by public shareholders representing approximately [    ]% of our Class A Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately [    ]% of our Class A Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately [        ] shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of the Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Underwriting — Lock-up Agreements.”

MATERIAL INCOME TAX CONSIDERATION

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was then last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, and became effective on January 1, 2008, and last amended on April 23, 2018, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from the PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property, and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although KTA Cayman does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of KTA Cayman and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of KTA Cayman, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed to be a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that KTA Cayman and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Qiancheng, our PRC counsel, is unable to provide a “will” opinion because it believes that it is more likely than not that we and our offshore subsidiaries would be treated as non-resident enterprises for PRC tax purposes because we do not meet some of the conditions outlined in SAT Notice 82. In addition, Qiancheng is not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed to be a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, Qiancheng believes that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income. An opinion on PRC tax matters by Qiancheng, our PRC counsel, is filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part.

Currently, as resident enterprises in the PRC, KTA WFOE is subject to the enterprise income tax at the rate of 25% and Yulin KTA is subject to the enterprise income tax at the rate of 25%. Under particular circumstances, such as an enterprise being identified as a small-scale minimal profit enterprise or as a new high-tech enterprise, or its domicile authority having a preferential tax policy, the EIT rate is by various degrees. Pursuant to such regulations and policies, as resident enterprises in the PRC, KTA WFOE is subject to the enterprise income tax at the rate of 25% and Yulin KTA is subject to the enterprise income tax at the rate of 25%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

If the PRC tax authorities determine that KTA Cayman is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A Ordinary Shares or Class B Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

As for the value-added tax, or the “VAT,” pursuant to the current laws and regulations of the PRC, our PRC subsidiaries mainly apply to one VAT arrangement as of the date of this prospectus: the VAT tax rate for sales of goods and services, which is 13%.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares or Class B Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive changes. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands as to tax concessions under the Tax Concessions Act (Revised). In accordance with the provision of Section 6 of The Tax Concessions Act (Revised), the Governor in Cabinet undertakes with our company:

(a)     that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our company or its operations; and

(b)    in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)     on or in respect of the shares, debentures, or other obligations of our company; or

(ii)    by way of the withholding, in whole or part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from November 23, 2023.

Payments of dividends and capital in respect of our Class A Ordinary Shares or Class B Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or Class B Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares or Class B Ordinary Shares be subject to Cayman Islands income or corporation tax.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by us. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares or Class B Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or Class B Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares or Class B Ordinary Shares be subject to British Virgin Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•        banks;

•        financial institutions;

•        insurance companies;

•        regulated investment companies;

•        broker-dealers;

•        persons that elect to mark their securities to market;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities;

•        persons liable for alternative minimum tax;

•        persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

•        beneficiaries of a Trust holding our Class A Ordinary Shares; or

•        persons holding our Class A Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders who hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include The Nasdaq Stock Market LLC. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (PFIC) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we are expected to be treated as a PFIC under the current PFIC rules. If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

UNDERWRITING

We expect to enter into an underwriting agreement with Cathay Securities, Inc., as representative of the several underwriters named therein (the “Representative”), with respect to the Class A Ordinary Shares in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriters the number of Class A Ordinary Shares as indicated below.

Underwriters	Number of Ordinary Shares
Cathay Securities, Inc.	3,750,000
Total	3,750,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase additional Class A Ordinary Shares described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 15% additional Class A Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Class A Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Class A Ordinary Shares listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Initial public offering price	$5.00	$18,750,000	$21,562,500
Underwriters’ discounts(1)	$0.35	$1,312,500	$1,569,375
Proceeds to our company before expenses	$4.65	$17,437,500	$20,053,125

____________

(1)      Represents an underwriting discount equal to 7% per share. The fees do not include the Representative’s Warrants or expense reimbursement provisions described below.

Pursuant to an engagement letter between us and the Representative dated November 15, 2023 (the “Engagement Letter”), we agreed to reimburse the Representative up to a maximum of US$100,000 for out-of-pocket accountable expenses, including: (i) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors and other due diligence expenses; (ii) the costs associated with receiving commemorative mementos and lucite tombstones; (iii) fees and expenses of the Representative’s counsel; and (iv) the Representative’s due diligence expenses. We have paid an advance of US$50,000 to the Representative for its anticipated out-of-pocket expenses; any advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the offering, we shall reimburse the underwriter [•]% of the gross proceeds of the offering as non-accountable expenses.

Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of Class A Ordinary Shares equal to 4% of the total number of Class A Ordinary Shares sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option.

The Representative’s Warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable commencing six (6) months following the date of commencement of sales of the public offering, and will be exercisable until such warrants expire five (5) years after the date of commencement of sales of the public offering. The Representative’s Warrants and the Class A Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the Class A Ordinary Shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of [•] days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2), except that (i) they may be transferred, in whole or in part, to any member participating in the offering and its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction for the remainder of the [•]-day lock-up period pursuant to FINRA Rule 5110(e)(2)(B)(i), (ii) they may be exercised or converted, in whole or in part, if all securities received remain subject to the lock-up restriction for the for the remainder of the [•]-day lock-up period, (iii) they may be transferred back to the issuer in a transaction exempt from registration with the SEC, or other exceptions as provided under FIRNA Rule 5110(e)(2). [The Representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the Representative’s Warrants at our expense, one additional demand registration at the Representative’s Warrants’ holders’ expense, and unlimited “piggyback” registration rights. The Representative’s Warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. The demand right provided will not be greater than five (5) years from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven (7) from the date of commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D).]

Listing

We have applied to list our Class A Ordinary Shares on Nasdaq under the symbol “KTA.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of our capital shares), directly or indirectly, any of our Class A Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for our Class A Ordinary Shares, (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, without the prior written consent of the Representative for a period ending [180] days after the commencement of sales of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Each of our directors, officers, and shareholders owning 5% or more of our Class A Ordinary Shares as of the date of the prospectus has agreed, for a period of [180] days from the date of this prospectus, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares and securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares, without the prior written consent of the Representative.

Pricing of the Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for the Class A Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of Class A Ordinary Shares sold in the offering. The values of such Class A Ordinary Shares are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our Class A Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Class A Ordinary Shares will develop and continue after this offering.

Electronic Offer, Sale, and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Class A Ordinary Shares available for purchase by the underwriters under the option to purchase additional Class A Ordinary Shares. The underwriters can close out a covered short sale by exercising the option to purchase additional Class A Ordinary Shares or purchasing Class A Ordinary Shares in the open market. In determining the source of Class A Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Class A Ordinary Shares compared to the price available under the option to purchase additional Class A Ordinary Shares. The underwriters may also sell Class A Ordinary Shares in excess of the option to purchase additional Class A Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this offering because such underwriter repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase Class A Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.    This prospectus is not a product disclosure statement, prospectus, or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus, or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material, or advertisement in relation to the offer of the Class A Ordinary Shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Class A Ordinary Shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Class A Ordinary Shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The Class A Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our Class A Ordinary Shares. This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Class A Ordinary Shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A Ordinary Shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Class A Ordinary Shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Class A Ordinary Shares to the public” in relation to any Class A Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A Ordinary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan.    The Class A Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Class A Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Ordinary Shares may not be circulated or distributed, nor may our Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

United Kingdom.    An offer of the Class A Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the Class A Ordinary Shares must be complied with in, from or otherwise involving the United Kingdom.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee, and Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,488
Nasdaq Listing Fee	$75,000
FINRA Filing Fee	$2,750
Legal Fees and Other Expenses	$703,499
Accounting Fees and Expenses	$561,250
Printing and Engraving Expenses	$24,000
Transfer Agent Expenses	$5,000
Miscellaneous Expenses	$195,000
Total Expenses	$1,569,987

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Qiancheng. VCL Law LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the year ended March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of HTL International, LLC is located at 12 Greenway Plaza Suite 1100, Houston, TX 77046.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Kingtitan Technology Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kingtitan Technology Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring significant losses and has an accumulated deficiency in shareholders’ equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

October 23, 2025

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2025 AND MARCH 31, 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	As of March 31, 2025	As of March 31, 2024
	USD	USD
ASSETS
Current assets:
Cash	$93,396	$70,870
Accounts receivable, net	61,086	72,584
Other receivables, net	2,028	955
Amounts due from related parties	1,816	31,879
Inventory, net	261,851	299,609
Prepayments	7,156	8,744
Total current assets	427,333	484,641
Non-current assets:
Property and equipment, net	433,144	516,347
Intangible assets, net	5,220,799	5,867,874
Long-term employee loans	42,554	41,937
Operating right-of-use assets	604,542	611,428
Deferred IPO costs	872,995	773,101
Other non-current asset	43,270	41,549
Total non-current assets	7,217,304	7,852,236
Total assets	7,644,637	8,336,877

LIABILITIES
Current liabilities:
Short-term borrowings	640,789	692,490
Current maturities of long-term bank borrowings	47,247	35,614
Amounts due to related parties	2,036,295	1,342,707
Contract liabilities	8,419	10,660
Other payable and payroll accrual	241,584	166,636
Tax payables	108,681	87,926
Operating Lease liabilities-current	60,031	48,137
Accounts payable	111,273	103,661
Deferred government grants	—	—
Total current liabilities	3,254,319	2,487,831
Non-current liabilities:
Long-term bank borrowings	—	47,485
Operating Lease liabilities- non-current	544,511	563,291
Long-term loans from related party	1,853,937	1,668,350
Total non-current liabilities	2,398,448	2,279,126
Total liabilities	5,652,767	4,766,957

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
Class A ordinary shares: $0.0001 par value, 400,000,000 shares authorized, 16,609,201 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively*	1,661	1,661
Class B ordinary shares: $0.0001 par value, 100,000,000 shares authorized, 3,390,799 shares issued and outstanding as of March 31, 2025 and March 31, 2024, respectively*	339	339
Share subscription receivables*	(2,000)	(2,000)
Additional paid-in capital	43,930,096	43,930,096
Accumulated deficit	(42,320,351)	(40,936,098)
Accumulated other comprehensive income	147,788	155,932
Total KINGTITAN TECHNOLOGY LIMITED’s shareholders’ equity	1,757,533	3,149,930
Non-controlling interest	234,337	419,990
Total shareholders’ equity	1,991,870	3,569,920
Total liabilities and shareholders’ equity	$7,644,637	$8,336,877

____________

*        Retrospectively adjusted for the effect of capital restructure (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the Years Ended March 31,
	2025	2024
	USD	USD
Revenues
Pan-travel tires	$158,677	$256,618
Sanitation industry truck tires	244,021	113,575
Intelligent robot tires	136,674	84,638
Other sales	94,578	81,684
Total revenues	633,950	536,515

Cost of revenues
Cost of pan-travel tires	(145,536)	(207,451)
Cost of sanitation industry truck tires	(176,280)	(66,346)
Cost of intelligent robot tires	(98,288)	(66,236)
Cost of other sales	(44,271)	(75,087)
Total cost of revenues	(464,375)	(415,120)
Gross profit	169,575	121,395

Operating expenses
Sales and marketing expenses	(150,165)	(257,677)
General and administrative expenses	(1,204,864)	(1,801,751)
Research and development expenses	(208,495)	(297,275)
Total operating expenses	(1,563,524)	(2,356,703)
Loss from operations	(1,393,949)	(2,235,308)

Other income (expenses)
Interest expenses	(196,849)	(117,688)
Government subsidies	20,785	132,486
Other non-operating income (expense), net	1,193	(3,283)
Loss before income taxes	(1,568,820)	(2,223,793)
Income tax expenses	—	—
Net loss	$(1,568,820)	$(2,223,793)
Less: loss attributable to non-controlling interests	(184,567)	(261,623)
Net loss attributable to KINGTITAN TECHNOLOGY LIMITED	(1,384,253)	(1,962,170)

Net loss	$(1,568,820)	$(2,223,793)

Other comprehensive (loss) income:
Foreign currency translation adjustments	(9,230)	(277,649)
Total other comprehensive (loss) income	(9,230)	(277,649)
Total comprehensive loss	(1,578,050)	(2,501,442)
Less: total comprehensive loss attributable to non-controlling interests	(185,653)	(294,287)
Total comprehensive loss attributable to KINGTITAN TECHNOLOGY LIMITED	$(1,392,397)	$(2,207,155)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Class A and Class B ordinary shares – Basic and diluted*	20,000,000	20,000,000
Loss per share
Class A and Class B ordinary shares – Basic and diluted*	$(0.07)	$(0.10)

____________

*        Retrospectively adjusted for the effect of capital restructure (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares				Shares Subscription Receivables*	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Non Controlling Interest	Total
	Class A		Class B
	Shares*	Amount	Shares*	Amount
		USD		USD	USD	USD	USD	USD	USD	USD
BALANCE, March 31, 2023	16,609,201	$1,661	3,390,799	$339	$(2,000)	$43,930,096	$(38,973,928)	$400,918	$714,276	$6,071,362
Net loss for the year	—	—	—	—	—	—	(1,962,170)	—	(261,623)	(2,223,793)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(244,986)	(32,663)	(277,649)
BALANCE, March 31, 2024	16,609,201	$1,661	3,390,799	$339	$(2,000)	$43,930,096	$(40,936,098)	$155,932	$419,990	$3,569,920
Net loss for the year	—	—	—	—	—	—	(1,384,253)	—	(184,567)	(1,568,820)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(8,144)	(1,086)	(9,230)
BALANCE, March 31, 2025	16,609,201	$1,661	3,390,799	$339	$(2,000)	$43,930,096	$(42,320,351)	$147,788	$234,337	$1,991,870

____________

*        Retrospectively adjusted for the effect of capital restructure (see Note 15)

The accompanying notes are an integral part of these consolidated financial statements.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the Years Ended March 31,
	2025	2024
	USD	USD
Cash flows from operating activities:
Net loss	$(1,568,820)	$(2,223,793)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit loss	28,700	162,362
Amortization of intangible assets	621,101	625,390
Inventory provision	1,037	1,901
Amortization of right-of-use assets	54,017	147,982
Government subsidies recognized from deferred government grants	—	(132,486)
Depreciation for property and equipment	98,644	87,644
Loss on disposals of equipment	2,272	—
Changes in operating assets and liabilities:
Accounts receivable	(17,504)	(7,127)
Prepayments	1,552	(1,196)
Other receivables	(3,855)	(21,281)
Amounts due from related parties	30,069	1,323
Amounts due to related parties	420,462	200,388
Contract liabilities	(2,200)	(11)
Accounts payable	8,176	88,025
Inventory	35,420	(113,362)
Operating lease liabilities	(54,017)	(15,496)
Other payable and payroll accrual	76,204	30,397
Tax payables	21,311	45,738
Receipt of government subsidy	20,785	—
Net cash used in operating activities	(226,646)	(1,123,602)

Cash flows from investing activities:
Purchase of property and equipment	(19,852)	(58,491)
Net cash used in investing activities	(19,852)	(58,491)

Cash flows from financing activities:
Proceeds from short-term bank borrowings	644,346	697,630
Repayments of short-term bank borrowings	(692,845)	(697,630)
Proceeds from (Repayment of) long-term bank borrowings	(35,632)	83,716
Proceeds from related party	616,632	1,525,788
Interest paid	(13,821)	(11,940)
Payment for offering costs	(104,345)	(266,362)
Repayments to related parties	(124,044)	(350,629)
Net cash provided by financing activities	290,291	980,573
Effect of exchange rate change on cash	(21,267)	(9,752)

Net increase (decrease) in cash	22,526	(211,272)
Cash at beginning of the year	70,870	282,142
Cash at end of the year	$93,396	$70,870

Supplemental disclosure of cash flow information:
Deductible VAT input refund	$—	$—
Interest paid	$71,220	$59,817
Income tax paid	$—	$—
Supplemental non-cash investing and financing information:
Initial recognition of right-of use assets	$50,173	$631,462
Initial recognition of operating lease liabilities	$50,173	$631,462

The accompanying notes are an integral part of these consolidated financial statements.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 1 — Nature of business and organization

KINGTITAN TECHNOLOGY LIMITED (“Company”) is a holding company that was incorporated under the laws of Cayman Islands on October 29, 2021. The Company conducts its business operations in China through the operating entity, Guangxi Yulin Kingtitan Technology Co., Ltd. (“Yulin KTA”). Yulin KTA is principally engaged in developing, manufacturing and selling non-pneumatic tires and aims to become a leading provider of non-pneumatic tires and a technology pioneer, ushering changes to the tire industry in China.

Yulin KTA’s current product portfolio comprises three main types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling tires, Yulin KTA also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles.

Reorganization

A reorganization of the Company’s corporate structure was completed on October 13, 2023. The reorganization involved the incorporation of the Company, and its wholly-owned subsidiaries, KINGTITAN (BVI) LIMITED (“KTA BVI”), KINGTITAN (HK) LIMITED (“KTA HK”) and Kingtitan Technology (Luchuan) Co., Ltd. (“KTA WFOE”); and the transfer of 88.2353% of equity ownership of Yulin KTA to KTA WFOE from the former shareholders of Yulin KTA.

During the years presented in these consolidated financial statements, the control of the entities has never changed. Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

After the reorganization, the Company holds the 88.2353% equity interests in Yulin KTA through the direct wholly equity ownership of the subsidiaries KTA BVI, KTA HK and KTA WFOE. The controlling shareholder of the Company is same as of Yulin KTA prior to the reorganization. The consolidation of the Company has been prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the consolidated financial statements.

As of the date of this prospectus, the Company’s subsidiaries are as follows:

Name	Background	Ownership
KINGTITAN (BVI) LIMITED (“KTA BVI”)	• A British Virgin Islands company • Incorporated on December 14, 2022 • A holding company	100% directly owned by the Company
KINGTITAN (HK) LIMITED (“KTA HK”)	• A Hong Kong company • Incorporated on January 10, 2023 • A holding company	100% directly owned by KTA BVI
Kingtitan Technology (Luchuan) Co., Ltd. (“KTA WFOE”)	• A PRC company and wholly foreign owned enterprise (“WFOE”) • Incorporated on April 18, 2023 • A holding company	100% directly owned by KTA HK
Guangxi Yulin Kingtitan Technology Co., Ltd. (“Yulin KTA”)	• A PRC limited liability company • Incorporated on November 13, 2018 • Engage in manufacturing and selling of tires	88.2353% directly owned by KTA WFOE

As the Company has a direct equity ownership structure, the Company does not have any agreement or contract between the Company and any of its subsidiaries that are typically seen in a variable interest entity structure.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries for which the Company is the ultimate primary beneficiary. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors (the “Board”), to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned or controlled by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating results are presented on the face of the consolidated statements of loss and comprehensive loss as an allocation of the total loss for the year between non-controlling shareholders and the shareholders of the Company. As of March 31, 2025 and 2024, non-controlling interests represented a minority shareholder’s 11.7647% and 11.7647% ownership interest in Yulin KTA, respectively.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements primarily include, but are not limited to, the determination of performance obligations, allowance for credit loss, lower of cost and net realizable value of inventory, assessment for impairment of long-lived assets, intangible assets, operating right-of-use assets, recoverability of receivables, and valuation of deferred tax assets.

Management bases the estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The reporting currency of the Company is the United States Dollars (“U.S. dollar”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are generally required to be recognized in the determination of net income (loss) for the period.

The functional currency of the Company, KTA BVI and KTA HK is the U.S. dollar. The Company’s subsidiaries which are incorporated in the PRC use the local currency, Renminbi (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiaries using RMB as functional currency, the Company’s assets and liabilities are expressed in the U.S. dollar at the exchange rate on the balance sheet date, which is 7.2567 and 7.2203 as of March 31, 2025 and 2024, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 7.2166 and 7.1671 for the years ended March 31, 2025 and 2024, respectively.

Going concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. For the years ended March 31, 2025, the Company had a working capital deficit of $2,826,986 and had an accumulated deficit of $42,320,351. The Company incurred net losses of $1,568,820 and $2,223,793 for the years ended March 31, 2025 and 2024, respectively. Net cash used in operating activities was $226,646 and $1,123,602 for the years ended March 31, 2025 and 2024, respectively. The Company will rely on our current cash, available banking facilities, and anticipated cash receipts from sales of products. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s future business. These factors raise substantial doubt regarding the Company’s ability

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company meets its day-to-day working capital requirements through its bank facilities and related party borrowings. Most of the bank borrowings as of March 31, 2025 that are repayable within the next 12 months are subject to renewal and the management is confident that these borrowings can be renewed upon expiration based on the Company’s past experience and credit history.

Cash

Cash is comprised of cash at banks and on hand. As of March 31, 2025 and 2024, the Company did not have any cash equivalents. Cash was held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. Management believes that these financial institutions are of high credit quality and continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Accounts receivable, net

Accounts receivable represents the Company’s right to consideration in exchange for goods and services that the Company has transferred to the customer before payment is due. Accounts receivable are stated at the carrying amount, net of an estimated allowance for uncollectible accounts. Before April 1, 2023, the Company reviews on a periodic basis for doubtful accounts for the outstanding trade receivable balances based on historical collection trends, aging of receivables and other information available. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

From January 1, 2023, the Company adopted ASU 2016-13 Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. After the Company’s assessment of CECL, no material difference was found comparing to the amount recorded in accordance with the previous method.

The Company adopted ASC Topic 326 using the modified retrospective method in scope of the standard. Results for reporting periods beginning after January 1, 2023 are presented under ASC Topic 326, while prior period amounts continue to be reported in accordance with previously applicable GAAP. The adoption of the new standard did not impact materially the Financial statement.

The Company uses simplified flow rate matrix approach to estimate expected credit losses for the accounts receivable. The allowance for credit loss is estimated for accounts receivable that share similar risk characteristics based on a collective assessment using a combination of measurement models and management judgment. The approach considers factors including historical ageing schedule and forward-looking macroeconomic conditions.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

Prepayments

Prepayments are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided and deposits made to the Company’s customers. This amount is refundable and bears no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. VAT is based on the gross sales price. For Yulin KTA, the applicable VAT rate is 13% for products sold in the PRC. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Inventory, net

Inventory is stated at the lower of cost or net realizable value and consists of raw materials and finished goods. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs to bring the inventory to their present location and condition. The Company records adjustments to inventory for excess quantities, obsolescence, or provision, when appropriate, to reflect inventory at net realizable value. Certain factors such as changes in demand of the Company’s products or more competitors in the non-pneumatic tire manufacturing industry could impact the net realizable value of inventory. The Company continually evaluates the recoverability based on assumptions of customer demand and market conditions. Assumptions are made on the analysis of the Company’s recent sales of its products volume and the physical condition of inventory.

Inventory provision of $1,037 and $1,901 was recognized for the years ended March 31, 2025 and 2024.

Other receivables, net

Other receivables primarily include loans provided to employee. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of March 31, 2025 and 2024, no allowances were recorded.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service, after considering the estimated residual value which is 0% of costs.

The estimated useful lives are as follows:

Classification	Estimated Useful Life
Production equipment	3 to 10 years
Motor vehicles	3 to 4 years
Office equipment	3 to 5 years
General equipment	3 to 10 years
Leasehold improvement	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of loss and comprehensive loss. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives as below:

Classification	Useful lives
Patent rights	10 to 20 years

The Company’s intangible assets with definite useful lives primarily consist of patent rights. The Company typically amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of ten years or twenty years. In accordance with Article 42 of the Patent Law of the people’s Republic of China, management clearly confirm that the term of patent right for invention is 20 years, and that for utility model and design patent is 10 years.

Leases

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Codification (“ASC”) 842, Leases, to require lessees to recognize all leases, with certain exceptions, on the balance sheets, while recognition on the statement of operations will remain similar to lease accounting under ASC 840. Subsequently, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, ASU No. 2018-11, Targeted Improvements, ASU No. 2018-20, Narrow-Scope Improvements for Lessors, and ASU 2019-01, Codification Improvements, to clarify and amend the guidance in ASU No. 2016-02. ASC 842 eliminates real estate-specific provisions and modifies certain aspects of lessor accounting.

The Company adopted the ASUs as of January 1, 2019 using the cumulative effect adjustment approach. Upon adoption, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed the Company to carry forward the historical determination of contracts as leases, lease classification and not reassess initial direct costs for historical lease arrangements. In addition, the Company also elected the practical expedient to apply consistently to all of the Company’s leases to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of the Company’s right-of-use (“ROU”) assets.

All leases of the Company are currently classified as operating leases. Operating leases are included in operating ROU assets, lease liability and deferred government grants on the Company’s consolidated balance sheets as of March 31, 2025 and 2024. Please refer to Note 10 — Leases for the disclosures regarding the Company’s leases.

Impairment of long-lived assets

Long-lived assets, including property and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

Contract liabilities

Cash proceeds received from customers before product delivery is recognized as contract liabilities and is recognized as revenues when revenue recognition criteria are met.

The cash received from customers prior to the delivery of goods as of March 31, 2025 and 2024 was $8,419 and $10,660, respectively. The revenue recognized during the years ended March 31, 2025 and 2024 for the beginning balance of contract liability was $2,601 and $2,631, respectively. The balance as of March 31, 2025 is expected to be recognized as revenues after the delivery of the goods.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels of the fair value hierarchy are as follows:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, other receivables, amounts due from (to) related parties, short-term bank borrowings, accounts payable and payroll accrual approximate their recorded values due to their short-term maturities. The fair value of longer-term leases approximates their recorded values as their stated interest rates approximate the rates currently available.

Revenue recognition

The Company elected to adopt ASC Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of January 1, 2019.

Under ASC 606, the core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. This new guidance provides a five-step analysis in determining when and how revenue is recognized. The five-step model requires that the Company:

Step 1: Identify the contract (s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no differences in the pattern of revenue recognition.

The Company applied practical expedient when sales taxes were collected from customers, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price.

Nature of products

The Company’s revenues are mainly generated from sales of non-pneumatic tires. The Company’s current product portfolio primarily comprises three types of non-pneumatic tires categorized by applications, including sanitation industry truck tires, pan-travel tires and intelligent robot tires. In addition to selling non-pneumatic tires, the Company also generates revenue by selling other products and services, such as tire loading machines, wheel hubs and technology services. Furthermore, Yulin KTA has expanded its product range to include inflatable tires for automobiles.

Transaction price and allocation to performance obligations

The Company enters into contracts with customers for sales of products that are within the scope of ASC 606. The contract with the customer contains only one performance obligation. Companies sign different contracts with customers for different businesses, and each contract contains only one kind of performance obligation. The Company’s performance obligations are primarily for the delivery of products. The Company’s transaction prices are based on the prices charged to customers for the single performance obligation. Revenue from sale of products is recognized when control of products is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at acceptance of goods by customers.

The Company typically provides six months or one-year standard product warranties on its products. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations.

Payment terms

Payments are generally due from customers within 90 days from the invoice date and the contracts do not have significant financing components. For the years ended March 31, 2025 and 2024, no customer contract included significant financing components.

Contract assets and liabilities

When either party to a contract has performed, the Company presents the contract in the statement of financial position as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the Company’s right to consideration in exchange for goods that the Company has transferred to a customer. A receivable is recorded when the Company has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

If a customer pays consideration or the Company has a right to an amount of consideration that is unconditional, before the Company transfers a good or service to the customer, the Company presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. The Company’s contract liabilities primarily resulted from payments received from customers before they received the products.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

No contract assets were recorded as of March 31, 2025 and 2024. As of March 31, 2025 and 2024, the contract liabilities recorded by the Company were $8,419 and $10,660, respectively.

Shipping costs

Shipping costs are not considered a separate performance obligation. Shipping costs are expensed when incurred and is included in sales and marketing expenses in the consolidated statements of income and comprehensive income as logistics expenses. Logistics expenses were $12,566 and $17,823 for the years ended March 31, 2025 and 2024, respectively.

Variable consideration

For the years ended March 31, 2025 and 2024, the Company did not offer discounts, trade promotions and other allowances; accordingly, no variable consideration estimates were required.

Principal and Agent Considerations

Based on the Company’s evaluation using a control model, the Company determined that in all of its major business activities, it serves as a principal rather than an agent within their revenue arrangements in accordance with ASC 606-10-55-36 to 39. The reasons are as follows:

(a)     The Company is primarily responsible for fulfilling the promise to provide the specified goods.

(b)    The Company is the party responsible for inventory risk.

(c)     The Company is the only party to establish the contract price with customer.

Revenue and the associated costs of product sales are both reported on a gross basis within the consolidated statements of loss and comprehensive loss.

Cost of revenues

Cost of revenues consists of the cost of raw material, direct labor and manufacturing costs. During the production process, production department records the consumption quantity of raw material and production hours of each order. Cost of raw material is allocated according to the consumption of the material. Direct labor and manufacturing costs are allocated according to the rate of capacity utilization.

Research and development expenses

R&D expenses primarily include (i) employee compensation, such as salaries, benefits and bonuses for R&D personnels, (ii) design and development expenses, primarily including design expenses and R&D technology expenses paid to third party suppliers, (iii) materials and supplies expenses related to materials for testing purposes, and (iv) other expenses. All costs related to research and development are expensed as actually incurred.

Sales and marketing expenses

Sales and marketing expenses consist primarily of marketing and promotional expenses, salaries and other compensation-related expenses to sales and marketing personnel. Advertising expenses consist primarily of costs for the promotion of corporate image and product marketing. The Company expenses all advertising costs as incurred and classifies these costs under sales and marketing expenses. For the years ended March 31, 2025 and 2024, sales and marketing expenses totaled $150,165 and $257,677, respectively. For the years ended March 31, 2025 and 2024, advertising and promotional expenses totaled $6,978 and $14,111, respectively.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses, and benefits for employees involved in general corporate functions, depreciation and amortization of fixed assets, legal and other professional services fees and other general corporate related expenses. For the years ended March 31, 2025 and 2024, general and administrative expenses totaled $1,204,864 and $1,801,751, respectively.

Deferred initial public offering (‘IPO’) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs are expenses directly related to the Company’s planned initial public offering (“IPO”). Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. As of March 31, 2025 and 2024, deferred IPO costs were $872,995 and $773,101, respectively.

Employee benefits

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $69,077 and $81,642 for the years ended March 31, 2025 and 2024, respectively.

Government subsidies

Government subsidies includes rental-free leases and cash subsidies received from local government. The Company recorded cash subsidies as other income on consolidated statements of loss and comprehensive loss when there is no further performance obligation.

The Company recorded government subsidies in relation to rental-free leases as deferred government grants on consolidated balance sheets and other income on consolidated statements of loss and comprehensive loss when the government specified performance obligation is satisfied.

During years ended March 31, 2025 and 2024, the Company recognized government subsidies of $20,785 and $132,486, respectively, in other income. As of March 31, 2025 and 2024, the deferred government grants was $nil and $nil, respectively.

Income taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax. Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the consolidated financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Loss per share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted loss per share. Basic loss per share is measured as net loss divided by the weighted average ordinary shares outstanding for the period. Diluted loss per share presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted loss per share. For the years ended March 31, 2025 and 2024, there were no dilutive shares.

For the years ended March 31, 2025 and 2024, 500,000,000 shares were authorized at par value, equivalent to share capital of $50,000, including 400,000,000 Class A ordinary shares entitled with 1 vote per share and 100,000,000 Class B ordinary shares with 30 votes per share. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Therefore, two-class method is not adopted, where loss per share is calculated by dividing net loss attributable to the Parent Company by the total number of Class A and Class B ordinary Shares outstanding.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss. As of March 31, 2025 and 2024, the Company’s PRC subsidiaries collectively attributed $nil and $nil of retained earnings for their statutory reserves, respectively.

Segment reporting

The Company’s chief operating decision maker (“CODM”) has been identified as its CEO, who reviews the consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues are derived from the PRC.

Related parties

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the followings: a) affiliate, a party that directly

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

or indirectly controls, is controlled by, or is under common control with another party; b) principle owner, the owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; f) other parties that has ability to significant influence the management or operating policies of the entity.

Significant risks and uncertainties

(a) Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in the U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation for the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in U.S. dollar financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risks consist primarily of cash and accounts receivable, the balances of which stated on the consolidated balance sheets represented the Company’s maximum exposure. The Company places its cash in financial institutions in China. Deposits in financial institutions in China have been is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $68,902), and in event of the default or bankruptcy of the financial instrument, the Company may not be able to claim the full amount of its deposits. The Company believes that these financial institutions are of high credit quality and continually monitors the credit worthiness and the credit ratings of these financial institutions to avoid any potential defaults. There has been no recent history of default in relation to these financial institutions.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(c) Interest rate risk

We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 2 — Summary of significant accounting policies (cont.)

Recent accounting pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

In November 2023,the FASB issued ASU 2023-07, Segment Reporting (opic 280): Improvements to Reportable Segment Disclosures. The new FASB guidance requires incremental disclosures in annual and interim periods related to a publicentity’s reportable segments (particularly on segment expenses) but does not change the definition of a segment, the method for determining segments, or the criteria for aggregating operating segments into reportable segments. The new guidance is effective for annual financial statements of public entities for fiscal years beginning after December 15, 2023 and in interim periods within fiscal years beginning after December 15 2024 and should be adopted retrospectively unless impracticable.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of loss and comprehensive loss and statements of cash flows.

Note 3 — Accounts receivable, net

Accounts receivable, net consists of the following:

	March 31, 2025	March 31, 2024
Accounts receivable	$253,424	$237,205
Less: allowance for credit loss	(192,338)	(164,621)
Total accounts receivable, net	$61,086	$72,584

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 3 — Accounts receivable, net (cont.)

Movements of allowance for credit loss are as follows:

	March 31, 2025	March 31, 2024
Beginning balance	$164,621	$3,633
Provision	28,700	162,362
Exchange rate effect	(983)	(1,374)
Ending balance	$192,338	$164,621

Note 4 — Other receivables, net

Other receivables, net consists of the following:

	March 31, 2025	March 31, 2024
Other receivables
Advances to employees	$1,031	$—
Social security payment	997	955
Subtotal	2,028	955
Less: allowance for credit loss	—	—
Total other receivables, net	$2,028	$955

Advances to employees were cash paid in advance to employees for the purpose of business use.

Note 5 — Inventory, net

Inventory consists of the following:

	March 31, 2025	March 31, 2024
Inventory
Finished goods	$224,909	$259,144
Raw materials	46,356	48,890
Subtotal	271,265	308,034
Less: inventory provision	(9,414)	(8,425)
Total inventory, net	$261,851	$299,609

Raw materials primarily consist of materials for volume production. Finished goods primarily consist of non-pneumatic tires, wheel hubs and tire loading machine, available for immediate sales at its delivery.

Movements of inventory provision are as follows:

	March 31, 2025	March 31, 2024
Beginning balance	$8,425	$10,727
Provision addition	1,037	1,901
Write off	—	(3,665)
Exchange rate effect	(48)	(538)
Ending balance	$9,414	$8,425

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 6 — Prepayments

Prepayments consist of the following:

	March 31, 2025	March 31, 2024
Prepayments
Prepayments – advances to suppliers	$7,156	$8,744
Total prepayments	$7,156	$8,744

Prepayment to suppliers mainly consist of prepayment for materials and parts, professional services, and others.

Note 7 — Property and equipment, net

Property and equipment consist of the following:

	March 31, 2025	March 31, 2024
Property and equipment
Production equipment	$2,900,621	$2,910,181
Motor vehicles	22,663	22,777
Office equipment	34,963	37,962
General equipment	188,662	189,612
Leasehold improvement	246,501	234,235
Subtotal	3,393,410	3,394,767
Less: accumulated depreciation	967,743	875,858
Less: impairment loss	1,992,523	2,002,562
Property and equipment, net	$433,144	$516,347

The Company recorded depreciation expenses of $98,644 and $87,644 for the years ended March 31, 2025 and 2024, respectively.

The amount of newly acquired property and equipment during the years ended March 31, 2025 and 2024 was $19,852 and $58,491, respectively.

The amount of property and equipment being disposed or pledged for the years ended March 31, 2025 and 2024 was $4,104 and $nil, respectively.

No impairment losses were recognized on property and equipment for the years ended March 31, 2025 and 2024, respectively.

Note 8 — Intangible assets, net

Intangible assets consist of the following:

	March 31, 2025	March 31, 2024
Patent rights	$41,589,247	$41,798,696
Subtotal	41,589,247	41,798,696
Less: accumulated amortization	7,807,975	7,226,514
Less: assets impairment	28,560,473	28,704,308
Intangible assets, net	$5,220,799	$5,867,874

The Company recorded amortization expenses of $621,101 and $625,390 for the years ended March 31, 2025 and 2024, respectively.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 8 — Intangible assets, net (cont.)

There were no intangible assets being disposed or pledged for the years ended March 31, 2025 and 2024, respectively.

No impairment losses were recognized on intangible assets for the years ended March 31, 2025 and 2024, respectively.

Total future amortization expenses for finite-lived intangible assets were estimated as follows:

March 31, 2025
Finite-lived intangible assets
Within 1 year	$617,673
1 – 2 years	617,673
2 – 3 years	617,673
3 – 4 years	617,673
4 – 5 years	617,673
Thereafter	2,132,434
Total	$5,220,799

Note 9 — Short-term and long-term borrowings

Short-term and long-term bank borrowings consist of the following:

	March 31, 2025	March 31, 2024
Short-term borrowings
Guangxi Luchuan Liuyin Village Bank	$620,118	$692,490
Lin Yuhao	20,671	—
Short-term borrowings	$640,789	$692,490
Long-term bank borrowings
Shenzhen Qianhai WeBank Co., Ltd.	$47,247	$83,099
Current maturitiy of long-term bank borrowing	47,247	35,614
Short-term and long-term borrowing	$688,036	$775,589

On February 8, 2024, Yulin KTA obtained a one-year short-term bank borrowing of $692,490, which bears interest at a rate of 5.00% per annum, from Guangxi Luchuan Liuyin Village Bank. Mr. Bing Wang, Mr. Shaobo Wang, Kingtitan Technology (Luchuan) Co., Ltd. and Shenzhen Kingtitan Technology Co., Ltd. provided joint liability guaranties for the loan. As of March 31, 2024, the outstanding balance of the loan was $692,490. On January 26, 2025, this bank borrowing was fully settled off.

On January 26, 2025, Yulin KTA obtained a new one-year short-term bank borrowing of $620,118, which bears interest at a rate of 5.00% per annum, from Guangxi Luchuan Liuyin Village Bank. Mr. Bing Wang, Mr. Shaobo Wang, Kingtitan Technology (Luchuan) Co., Ltd. and Shenzhen Kingtitan Technology Co., Ltd. provided joint liability guaranties for the loan. As of March 31, 2025, the outstanding balance of the loan was $620,118.

On March 31, 2025, Yulin KTA obtained a new one-year short-term borrowing of $20,671, which bears interest at a rate of 3.00% per annum, from Mr. Yuhao Lin. As of March 31, 2025, the outstanding balance of the loan was $20,671.

On March 13, 2024, Yulin KTA obtained a new two-year long-term bank borrowing of $83,099, which bears interest at a rate of 11.34% per annum, from Shenzhen Qianhai WeBank Co., Ltd. Mr. Bing Wang provided guarantee for the loan. As of March 31, 2024, the outstanding balance of the loan was $83,099, which comprised the current maturity of long-term bank borrowing of $35,614. As of March 31, 2025, the outstanding balance of the long-term bank loan was $47,247, which comprised the current maturity of long-term bank borrowing of $47,247.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 10 — Leases

The Company determines if an arrangement is a lease, or contains a lease, at inception and record the leases in the consolidated financial statements upon lease commencement, which is the date when the lessor makes the underlying asset available for use by the lessee.

The Company entered into three operating leases for various purposes located in Yulin:

Location	Approximate Size in Square Meters	Primary Use	Monthly rent	Ownership Status	Expiration Date
Yulin City, Guangxi Province, China	6,250	Office, manufacturing and warehousing	$6,925	Lease	November 30, 2033
Huizhou City, Guangdong Province, China	530	Office	$964	Lease	July 31,2029
Shenzhen City, Guangdong Province, China	50	Office	$165	Lease	August 10, 2025

In December 2023, the Company entered into a lease agreement for office space and warehouses. The term of such lease agreement is 10 years, which began on December 1, 2023, for rent at $6,925 per month.

In July 2024, the Company entered into a lease agreement for office space. The term of such lease agreement is five years, which began on August 1, 2025, for rent at $964 per month.

In August 2024, the Company entered into a lease agreement for office space. The term of such lease agreement is one year, for rent at $165 per month.

ASC 842 requires leases to be recognized as right-of-use assets and lease liabilities on the balance sheet. The Company’s leases, where the Company is the lessee, include options to extend the lease term and options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

From December 1, 2023, the Company makes quarterly rent payments and records a lease liability. When determining the lease term, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The Company’s lease arrangements contain only the lease component. Payments under the Company’s lease arrangement are fixed and no variable lease costs are included.

The balances for the operating leases where the Company is the lessee are presented as follows within the consolidated balance sheets:

	As of March 31, 2025	As of March 31, 2024
Operating right-of-use assets, net	$604,542	$611,428
Operating lease liability – current	60,031	48,137
Operating lease liability – non-current	544,511	563,291
Amortization of right-of-use assets	54,017	147,982
Interest accretion	36,885	12,409
Deferred government grants	$—	$—

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 10 — Leases (cont.)

Other information related to operating leases where the Company is the lessee is as follows:

	As of March 31, 2025	As of March 31, 2024
Weighted-average remaining lease term (months)	104	116
Weighted-average discount rate	6.0%	6.0%

As the leases do not cover most of the underlying asset’s economic life and the residual value of the underlying assets at the end of lease term are not readily available. The Company cannot get the information from the lessor as such information considering the sensitive nature of the information to the lessor and the potential impact it could have on existing or future lease negotiations. As the rate implicit in the lease is not readily determinable, management decided to choose the incremental borrowing rate as the discount rates.

The following is a schedule of future minimum payments under operating leases as of March 31, 2025:

Minimum lease payment
For the fiscal years ended March 31, 2025
2025	$94,258
2026	94,258
2027	94,258
2028	94,258
Thereafter	389,708
Total lease payments	766,740
Less: imputed interest	162,198
Total operating lease liabilities, net of interest	$604,542

Note 11 — Related party balances and transactions

Related party balances:

The amount due from related parties consists of the following:

Related Party Name	Relationship	March 31, 2025	March 31, 2024
Shenzhen Kingtitan Technology Co., Ltd.	Controlled by CEO	$1,816	$31,879
Total		$1,816	$31,879

Amounts due from Shenzhen Kingtitan Technology Co., Ltd. represent the accounts receivable in relation to sales of tires.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 11 — Related party balances and transactions (cont.)

The amount due to related parties consists of the following:

Due to related parties — short term

Related Party Name	Relationship	March 31, 2025	March 31, 2024
Shaobo Wang*	Shareholder	$466,331	$95,627
Shenzhen Kingtitan Technology Co., Ltd.**	Controlled by CEO	93,108	70,459
Shenzhen Telifeng Electronics Co. Ltd.***	Controlled by Shareholder	750,977	565,683
Yulin Yukong Industry Investment Co., Ltd.****	Non-controlling shareholder of Yulin KTA	370,003	236,139
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.*****	Controlled by CEO	1,102	3,823
Bing Wang******	CEO	354,774	370,976
Total		$2,036,295	$1,342,707

____________

******  From June 2023 to September 2023, the Company entered into four long-term loan agreements with its CEO, Bing Wang, which allow the Company to borrow a total principal of $276,986 (RMB 2,010,000), which consists of $68,902 (RMB 500,000) with an interest rate of 4.90% and the remaining loans with non interest-bearing. As of March 31, 2025, the Company has repaid $255,926 (RMB 1,857,177) under the repayment plan, the remaining balance of the four loans is $21,060 (RMB 152,823), which comprised current maturities of long-term borrowings of $17,226. In addition, Bing Wang made a payment on behalf of the Company for the audit fee of $334,665 and reimbursement for $2,883.

*****    Amounts due to Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. comprise of the amount of receipt in advances for the sale of tires.

****      Amounts due to Yulin Yukong Industry Investment Co., Ltd. represent the accounts payable in relation to the consulting service.

***        The Company entered into night short-term loan agreements with the related party, Shenzhen Telifeng Electronics Co. Ltd., which allows the Company to borrow a total amount of $709,689 (RMB 5,150,000) to fund business activities. All loan agreements are due in December 2024 with interest rates of 5.00%. In accordance with a supplementary agreement signed in January 2025, the loan due dates have been extended to December 2025. As of March 31, 2025, the aggregate sum of principal and interest pertaining to these loans amounts to $ $750,977.

**          Amounts due to Shenzhen Kingtitan Technology Co., Ltd. consist of the payment of social insurance for employees who are resident in Shenzhen.

*            Amounts due to Shaobo Wang represent the unpaid payroll and loan. The Company has entered into four short-term loan agreements with the related party, Shaobo Wang, which allow the Company to borrow a total amount of $327,973 (RMB 2,380,000) to fund business activities. Two of these loan agreements were originally due in October 2024 and September 2025, respectively, with an interest rate of 5.00%. In accordance with a supplementary agreement signed in January 2025, the maturity dates of these loans have been extended to December 2025. The remaining two loan agreements mature in December 2025 and January 2026, respectively. As of March 31, 2025, the aggregate sum of principal and interest pertaining to these loans amounted to $337,713. Furthermore, the total unpaid payroll for Shaobo Wang was $128,618.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 11 — Related party balances and transactions (cont.)

Due to related parties — long term loan

Related Party Name	Term	Interest rate	Relationship	March 31, 2025	March 31, 2024
Shenzhen Kingtitan Technology Co., Ltd.*	From August 2021 to August 2026	Weighted average rate of 3.85%	Controlled by CEO	$182,646	$221,229
Shenzhen Kingtitan Technology Co., Ltd.*	From September 2021 to September 2026	Weighted average rate of 3.85%	Controlled by CEO	1,137,601	1,104,360
Bing Wang**	From June 2023 to June 2026	Weighted average rate of 3.46%	CEO	3,834	24,514
Bing Wang***	From March 2025 to March 2027	Weighted average rate of 4.33%	CEO	92,328	—
Shenzhen Kingtitan Technology Co., Ltd.****	From July 2023 to July 2026	Weighted average rate of 3.95%	Controlled by CEO	302,755	304,280
Shenzhen Kingtitan Technology Co., Ltd.****	From July 2024 to July 2027	Weighted average rate of 3.85%	Controlled by CEO	120,177	—
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.*****	From January 2024 to January 2027	Weighted average rate of 5.00%	Controlled by CEO	14,596	13,967
Total				$1,853,937	$1,668,350

____________

*        The Company entered into two loans with the related party, Shenzhen Kingtitan Technology Co., Ltd. The two loan contracts are due in August 2026 and September 2026, respectively, both of them with an interest rate of 3.85%. As of March 31, 2025, the outstanding balances of the two loans totaled $1,320,247. As of March 31, 2024, the balance of the two loans were $1,325,589.

**      From June 2023 to September 2023, the Company entered into four long-term loan agreements with its CEO, Bing Wang, which allow the Company to borrow a total principal of $276,986 (RMB 2,010,000), which consists of $68,902 (RMB 500,000) with an interest rate of 4.90% and the remaining loans with non interest-bearing. The related party loans are due in June 2026. As of March 31, 2025, the Company has repaid $255,926 (RMB 1,857,177) under the repayment plan, less the portion due within one year of $17,226, the remaining balance of the four long-term loans was $3,834 (RMB 27,821).

***    The Company entered into two long-term loan agreements with its CEO, Bing Wang, which allows the Company to borrow a total principal of $92,328 (RMB 670,000) to fund business activities. which consist of $41,341 (RMB 300,000) with an interest rate of 3.62% and the remaining loan is $50,987 (RMB 370,000) with an interest rate of 4.9%. The two loan agreements are due in March 2027.

****  In July 2023, the Company entered into one loan agreement with Shenzhen KTA. The loan is due in July 2026 with an interest rate of 3.95%. As of March 31, 2025, the Company has repaid $nil and the outstanding principal balance of the loan totaled $302,755. Besides, the Company entered into a long-term loan agreement with the related party, Shenzhen Kingtitan Technology Co., Ltd. The loans are due in July 2027, with an interest rate of 3.85%.

***** The Company entered into a long-term loan agreement with the related party, Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd., which allows the Company to borrow a total principal of $13,780 (RMB 100,000) to fund business activities. The loan is due in January 2027 with an interest rate of 5.00%.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 11 — Related party balances and transactions (cont.)

Related party transactions

Sales to related parties:

Related Party Name	Relationship	For the years ended March 31, 2025	For the years ended March 31, 2024
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.	Controlled by CEO	189,042	57,071
Total		$189,042	$57,071

Purchase from related parties:

Related Party Name	Relationship	For the years ended March 31, 2025	For the years ended March 31, 2024
Yulin Yukong Industry Investment Co., Ltd.	Non-controlling shareholder of Yulin KTA	$135,798	$136,735
Shenzhen Kingtitan Technology Co., Ltd.	Controlled by CEO	8,470	—
Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.	Controlled by CEO	21,221	49,976
Total		$165,489	$186,711

Unpaid payroll:

Related Party Name	Relationship	For the years ended March 31, 2025	For the years ended March 31, 2024
Shaobo Wang	Shareholder	$29,722	$32,959
Total		$29,722	$32,959

For the years ended March 31, 2025 and 2024, the Company sold tires and provided technology services to Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. in the amount of $189,042 and $57,071, respectively. As of the date of this prospectus, all payments for sales of tires and technology services have been settled.

The Company purchases technology services from Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd. in the total amount of $21,221 and $49,976 for t the years ended March 31, 2025 and 2024, respectively. As of the date of this prospectus, all payments for purchase of technology services have been settled.

The Company purchases tires from Shenzhen Kingtitan Technology Co., Ltd. in the amount of $8,470 for the years ended March 31, 2025. As of the date of this prospectus, all payments for purchase of tires have been settled.

The Company purchased consulting services from Yulin Yukong Industry Investment Co., Ltd. in the total amount of $135,798 and $136,735, for the years ended March 31, 2025 and 2024, respectively.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 12 — Customer and supplier concentrations

(a) Significant customers

For the years ended March 31, 2025, three customers accounted for approximately 30%, 13% and 11% of the Company’s revenues. One customer accounted for 11% of the Company’s total revenues for the years ended March 31, 2024. No other customer accounted for more than 10% of the Company’s revenues for the years ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, three customers accounted for 53%, 14% and 12% of the total accounts receivable balance. As of March 31, 2024, three customers accounted for 35%, 23% and 17% of the total accounts receivable balance. Accounts receivable from other customers did not exceed 10% of the Company’s accounts receivable as of March 31, 2025 and 2024, respectively.

(b) Significant suppliers

For the year ended March 31, 2025, three suppliers accounted for 32%, 28% and 24% of the Company’s total purchase costs. For the years ended March 31, 2024, two suppliers accounted for 26% and 19% of the Company’s total purchase costs. No other suppliers accounts for more than 10% of the Company’s total purchase costs for the years ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, three suppliers accounted for 36%, 36% and 18% of the total balance of accounts payable. As of March 31, 2024, two suppliers accounted for 65% and 25% of the total balance of accounts payable. No other supplier accounts for more than 10% of the Company’s accounts payable as of March 31, 2025 and 2024, respectively.

Note 13 — Employee benefits government plan

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 14 — Income taxes

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

KTA BVI is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

KTA HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, KTA HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 14 — Income taxes (cont.)

PRC

The PRC Enterprise Income Tax Law (“EIT Law”), which became effective on January 1, 2008, applies a uniform enterprise income tax (“EIT”) rate of 25% to both foreign-invested enterprises (“FIEs”) and domestic enterprises. Certified High and New Technology Enterprises (“HNTE”) are entitled to a favorable statutory tax rate of 15%, but need to re-apply every three years. During this three-year period, an HNTE must conduct a qualification self-review each year to ensure it meets the HNTE criteria and is eligible for the 15% preferential tax rate for that year. If an HNTE fails to meet the criteria for qualification as an HNTE in any year, the enterprise cannot enjoy the 15% preferential tax rate in that year, and must instead use the regular 25% EIT rate. For the years ended March 31, 2025 and 2024, Yulin KTA were eligible to employ this policy.

The Ministry of Finance (“MOF”) and State Administration of Taxation (“SAT”) on March 14, 2022 jointly issued Announcement of State Administration of Taxation of Ministry of Finance 2022 No. 13. This clarified that the preferential policy (originally from January 1, 2022 to December 31, 2024) would be extended to December 31, 2027. On the basis of the preferential policies stipulated in Article 2 of the Circular of the State Administration of Taxation of the Ministry of Finance on the Implementation of inclusive Tax Reduction and Exemption Policies for Small and Micro Enterprises (Finance and Taxation No. 13 2019), the enterprise income tax will be halved for the part of annual taxable income of small and micro enterprises that does not exceed RMB 1,000,000. So eligible small enterprises whose first RMB 1,000,000 of annual taxable income is eligible for 12.5% reduction on a rate of 20% (i.e., effective rate is 5%) and the income between RMB 1,000,000 and RMB 3,000,000 is eligible for 25% reduction on a rate of 20% (i.e. effective rate is 5%). On March 26, 2023, the MOF and SAT jointly issued Announcement of State Administration of Taxation of Ministry of Finance 2023 No. 6. Updated the preferential tax policies, so eligible small enterprises whose first RMB 1,000,000 of annual taxable income is eligible for 25% reduction on a rate of 20% (i.e., effective rate is 5%). This clarified that from January 1, 2023 to December 31, 2027. For the years ended March 31, 2025 and 2024, Yulin KTA were eligible to employ above policy.

According to a policy promulgated by the State Tax Bureau of the PRC and effective from 2008 onwards, enterprises engaged in R&D activities are entitled to claim an additional tax deduction amounting to 50% of the qualified R&D expenses incurred (“Super Deduction”) in determining its tax assessable profits for that year. The additional tax deduction amount of the qualified R&D expenses has been increased from 75% to 100%, effective from 2024. The qualified R&D expenses are claimed by the Group according to the relevant tax rules and may be different from research and development expenses as disclosed in the financial statements For the years ended March 31, 2025 and 2024, Yulin KTA were eligible to employ this policy.

Significant components of the income tax expense consisted of the following for the years ended March 31:

	2025	2024
Current income tax expense	$—	$—
Deferred income tax benefit	—	—
Total income tax benefits	$—	$—

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will be more-likely-than-not realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses and forecasts of future profitability. These assumptions require significant judgment and the forecasts of future taxable income are consistent with the plans and estimates the Company is using to manage the underlying business. The statutory income tax rate of 25% or applicable preferential income tax rates 15% were applied when calculating deferred tax assets.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 14 — Income taxes (cont.)

Deferred tax assets consist of as follow:

	As of March 31, 2025	As of March 31, 2024
Deferred tax assets:
Allowance for credit loss	$28,851	$24,693
Inventory provision	1,412	1,264
Impairment of long-lived assets	4,582,940	4,606,044
Net operating loss	1,140,277	946,000
Deferred tax assets, gross	5,753,480	5,578,001
Less: valuation allowance	5,753,480	5,578,001
Total deferred tax assets	$—	$—

As of March 31, 2025, the Company had approximately $7,601,848 of net operating losses from the PRC operations which can be carried forward for ten years. FASB ASC Topic 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, the net deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidences to the extent it could be objectively verified. Management considers projected future losses outweighs other factors and made a full allowance of related deferred tax assets.

The net operating tax loss carry-forwards will begin to expire as follows:

2028	$24,672
2029	785,938
2030	658,785
2031	1,341,239
2032	1,500,580
2033	1,638,591
2034	1,652,043
$7,601,848

Reconciliation of effective income tax rate is as follows for the years ended:

	March 31, 2025	March 31, 2024
PRC statutory tax rate	25.00%	25.00%
Preferential tax rate reduction in PRC	(10.00)%	(10.00)%
Additional R&D deduction	1.99%	2.43%
Change in valuation allowance	(13.04)%	(16.28)%
Non-deductible items*	(3.95)%	(1.15)%
Effective tax rate	—%	—%

____________

*        Non-deductible items mainly arise from expenses not deductible for tax purposes primarily including professional fees in relation to capital market, depreciation expenses of property and equipment and amortization of intangibles assets.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 14 — Income taxes (cont.)

Uncertain tax positions

The Company did not identify any significant unrecognized tax benefits for each of the periods presented. The Company did not incur any interest related to unrecognized tax benefits, did not recognize any penalties as income tax expense and does not anticipate any significant change in unrecognized tax benefits within 12 months from March 31, 2025.

Note 15 — Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on October 29, 2021. The authorized number of ordinary shares upon incorporation of the Company was 50,000,000 shares with a par value of $0.001 per ordinary share, and one (1) ordinary share was issued on October 29, 2021.

With the effect of resolutions passed by board of directors on August 1, 2023,

1.      the Company sub-divided all its 50,000,000 ordinary shares of par value of $0.001 each into 500,000,000 ordinary shares of par value of $0.0001 each such that the number of issued shares in the Company became 10 ordinary shares with a par value of $0.0001 each;

2.      the Company re-designated the shares in the Company into two classes of shares, such that the authorized shares of the Company were divided into two classes of shares, namely, (i) 400,000,000 Class A ordinary shares of $0.0001 par value each and (ii) 100,000,000 Class B ordinary shares of $0.0001 par value each. The holders of Class B ordinary shares are entitled to 30 votes per share and each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary shares delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary share. In no event shall Class A ordinary shares be convertible into Class B ordinary shares;

3.      the issued 10 ordinary shares in the capital of the Company were re-designated into Class B ordinary shares of $0.0001 par value per share;

4.      16,609,201 Class A ordinary shares were issued with a par value of $0.0001 and 3,390,799 Class B ordinary shares were issued with a par value of $0.0001.

The Company has retroactively adjusted all shares and per share data for all the periods presented pursuant to ASC 260. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Statutory reserve

Under PRC law, the Company’s subsidiary located in the PRC (collectively referred as the (“PRC entities”) are required to provide for certain statutory reserves. The PRC entities are required to allocate at least 10% of their after-tax profits on an individual company basis as determined under PRC accounting standards to the statutory reserve and has the right to discontinue allocations to the statutory reserve if such reserve has reached 50% of registered capital on an individual company basis. As of March 31, 2025 and 2024, the Company’s PRC subsidiaries collectively attributed $nil and $nil of retained earnings for their statutory reserves, respectively.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 15 — Shareholders’ equity (cont.)

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in the PRC. Dividends are recognized when declared. No dividends were declared for the years ended March 31, 2025 and 2024, respectively.

Non-controlling interests

Non-controlling interests represent the interest of non-controlling shareholders in Yulin KTA based on their proportionate interests in the equity of that company adjusted for its proportionate share of income or losses from operations. The non-controlling interest in Yulin KTA was 11.7647% and 11.7647% as of March 31, 2025 and 2024, respectively. As of March 31, 2025 and 2024, the Company recorded non-controlling interest balances of $234,337 and $419,990, respectively.

Restricted assets

As a result of these PRC laws and regulations and the requirement that distributions by the Company’s subsidiaries in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Company’s subsidiaries in the PRC are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and the statutory reserves of the Company’s subsidiaries in the PRC. The aggregate amount of paid-in capital and statutory reserves, which represented the amount of net assets of the Company’s subsidiaries in the PRC not available for distribution, was $43,930,096 and $43,930,096 as of March 31, 2025 and 2024, respectively.

Note 16 — Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Company’s business, financial condition, or operating results as of the date hereof.

Note 17 — Subsequent events

The Company has evaluated subsequent events through the date of this prospectus, which is the date the consolidated financial statements were available to be issued.

Pursuant to the loan agreement executed in June 2025, the Company entered into a long-term loan agreements with its CEO, Bing Wang, which allows the Company to borrow a total principal of $15,847 (RMB 115,000) to fund business activities. The loan agreement is due in June 2028 with an interest rate of 4.88%.

Pursuant to the loan agreement executed in August 2025, the Company entered into a long-term loan agreement with the related party, Shenzhen Kingtitan Technology Co., Ltd., which allows the Company to borrow a total principal of $330,729 (RMB 2,400,000) to fund business activities. The loan agreement is due in August 2030 with an interest rate of 3.50%.

Note 18 — Condensed financial information of the parent company

The Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. Payment of dividends by entities organized in the PRC are subject to limitations, procedures and formalities. Regulations in the PRC currently permit payments of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC. The Company’s PRC subsidiaries are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 18 — Condensed financial information of the parent company (cont.)

In addition, the Company’s operations and revenues are conducted and generated in the PRC, all of the Company’s revenue being earned and currency received is denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into USD.

Regulation S-X requires that the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiary exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

PARENT COMPANY BALANCE SHEETS

	March 31, 2025	March 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$—	$—
Other receivables	—	—
Total current assets	—	—

OTHER ASSETS
Investment in subsidiaries	1,757,533	3,149,930
Total assets	$1,757,533	$3,149,930

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$—	$—

COMMITMENTS AND CONTINGENCIES	$—	$—

SHAREHOLDERS’ EQUITY
Class A ordinary shares: $0.0001 par value, 400,000,000 shares authorized, 16,609,201 shares issued and outstanding as of March 31, 2025 and 2024, respectively*	1,661	1,661
Class B ordinary shares: $0.0001 par value, 100,000,000 shares authorized, 3,390,799 shares issued and outstanding as of March 31, 2025 and 2024, respectively*	339	339
Share subscription receivables*	(2,000)	(2,000)
Additional paid-in capital	43,930,096	43,930,096
Accumulated deficit	(42,320,351)	(40,936,098)
Accumulated other comprehensive loss	147,788	155,932
Total shareholders’ equity	1,757,533	3,149,930
Total liabilities and shareholders’ equity	$1,757,533	$3,149,930

____________

*        Retrospectively adjusted for the effect of capital restructure (see Note 16)

KINGTITAN TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2025 AND 2024
(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

Note 18 — Condensed financial information of the parent company (cont.)

PARENT COMPANY STATEMENT OF LOSS AND COMPREHENSIVE LOSS

	For the Years Ended March 31,
	2025	2024
EQUITY LOSS OF SUBSIDIARIES	$(1,384,253)	$(1,962,170)

COSTS AND EXPENSES	—	—

NET LOSS	(1,384,253)	(1,962,170)

OTHER COMPREHENSIVE LOSS	(1,384,253)	(1,962,170)
Foreign currency translation adjustment	(8,144)	(244,985)
COMPREHENSIVE LOSS	$(1,392,397)	$(2,207,155)

PARENT COMPANY STATEMENT OF CASH FLOWS

For the Years Ended March 31,
	2025	2024
Cash flows from operating activities:
Net Loss	$(1,384,253)	$(1,962,170)
Adjustments to reconcile net loss to cash used in operating activities:
Equity loss of subsidiaries	1,384,253	1,962,170
Net cash used in operating activities	—	—

Cash flows from investing activities:	—	—
Net cash provided by investing activities:	—	—

Cash flows from financing activities:	—	—
Net cash provided by financing activities	—	—
Effect of exchange rate change on cash	—	—

Net increase (decrease) in cash
Cash at beginning of the year	—	—
Cash at end of the year	$—	$—

Until [•], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,750,000 Class A Ordinary Shares

KINGTITAN TECHNOLOGY LIMITED

_______________________

Prospectus dated [•], 2025

_______________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of the Company and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and (b) all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. However, no such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

For recent sales of unregistered securities during the past three years, see “Description of Share Capital — History of Share Issuances.”

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum of Association
3.2**	Articles of Association
4.1**	Specimen Certificate for Class A Ordinary Shares
4.2*	Form of the Representative’s Warrants (included in Exhibit 1.1)
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Representative’s Warrants
8.1*	Opinion of Qiancheng with respect to certain PRC tax matters
10.1**	Form of Employment Agreement by and between executive officers and the Registrant
10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3**	Form of Director Offer Letter between the Registrant and its directors
10.4	English Translation of Strategic Cooperation Agreement dated July 3, 2022 between Yulin KTA and Guangxi Yulin Yinglong Rubber & Plastic Technology Co., Ltd.
10.5†**	English Translation of Strategic Cooperation Agreement dated July 25, 2020 between Yulin KTA and Dongguan Kangbang Plastic Co., Ltd.
10.6†**	English Translation of Strategic Cooperation Agreement dated January 10, 2023 between Yulin KTA and Putermei Rubber & Plastic Materials (Dongguan) Co., Ltd.
10.7	English Translation of Strategic Cooperation Agreement dated February 23, 2022 between Yulin KTA and Fujian Anyuan Rubber Technology Co., Ltd
10.8	English Translation of Strategic Cooperation Agreement dated December 28, 2020 between Yulin KTA and Dongguan Qinda Mold Products Co., Ltd.
10.9	English Translation of Strategic Cooperation Agreement dated October 8, 2022 between Yulin KTA and Guangxi Xiaobei Intelligent Equipment Co., Ltd.
10.10†**	English Translation of Strategic Cooperation Agreement dated December 12, 2022 between Yulin KTA and Shenzhen Daoer Energy-Free Three-Dimensional Intelligent Parking Co., Ltd.
10.11†**	English Translation of Strategic Cooperation Agreement dated August 9, 2020 between Yulin KTA and Dongguan Haopai Intelligent Technology Co., Ltd.
10.12	English Translation of Intellectual Property Rights Licensing Agreement dated January 1, 2019 between Yulin KTA and Shenzhen KTA
14.1**	Form of Code of Business Conduct and Ethics of the Registrant
19.1**	Form of Insider Trading Policy of the Registrant
21.1**	List of Subsidiaries
23.1	Consent of HTL International, LLC
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Qiancheng
23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page)
99.1**	Consent of Zhuo Wang
99.2**	Consent of Jordan Yi Chun Tse
99.3**	Consent of Li Li
99.4**	Form of Policy Relating to Recovery of Erroneously Awarded Compensation of the Registrant
99.5**	Form of Audit Committee Charter
99.6**	Form of Compensation Committee Charter
99.7**	Form of Nominating and Corporate Governance Committee Charter
107**	Filing Fee Table

____________

†        Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

*        To be filed by amendment.

**      Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)     The undersigned registrant hereby undertakes that:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)    to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     if the issuer is relying on Rule 430B:

(A)    each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulin, People’s Republic of China, on October 23, 2025.

KINGTITAN TECHNOLOGY LIMITED
By:	/s/ Bing Wang
Bing Wang
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints each of Bing Wang and Zhenghua Xu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bing Wang	Chief Executive Officer, Director, and Chairman of the Board of Directors	October 23, 2025
Name: Bing Wang	(Principal Executive Officer)
/s/ Zhenghua Xu	Chief Financial Officer	October 23, 2025
Name: Zhenghua Xu	(Principal Accounting and Financial Officer)
/s/ Wei Chen	Director	October 23, 2025
Name: Wei Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of KINGTITAN TECHNOLOGY LIMITED, has signed this registration statement or amendment thereto in New York, NY on October 23, 2025.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.